As filed with the Securities and Exchange Commission on December 14, 2021

Registration No. 333-249835

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

	ALR TECHNOLOGIES INC. (Exact name of registrant as specified in its charter)
Nevada	3669	88-0225807
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

7400 Beaufont Springs Drive, Suite 300
Richmond, Virginia 23225
(804) 554-3500

(Address, including zip code, and telephone number, including area code, of registrants principal executive offices)

Mr. Sidney Chan
President, Chief Executive Officer, Chairman
ALR Technologies Inc.
7400 Beaufont Springs Drive, Suite 300
Richmond, Virginia 23225
(804) 554-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Macdonald Tuskey
Corporate & Securities Lawyers
Suite 409 – 221 W. Esplanade
North Vancouver, BC V7M 3J3
(604) 973-0579

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

[_] Large accelerated filer [_] Accelerated filer [_] Non-accelerated filer [X] Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security (1) ($)	Proposed Maximum Aggregate Offering Price ($)	Amount of Registration Fee ($)(3)
Rights to purchase Common Stock	-	-	-	-
Common Stock, $0.001 par value per share	101,025,592	$0.05	$ 5,051,279.60(2)	$ 0.00(3)(4)

Notes:

(1)	This registration statement relates to shares of our common stock issuable upon the exercise of subscription rights.
(2)	Represents the aggregate gross proceeds from the issuance of the maximum number of shares of common stock that may be issued pursuant to the exercise of rights.
(3)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, based on an estimate of the proposed maximum aggregate offering price.
(4)	Submitted herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 14, 2021

PRELIMINARY PROSPECTUS

ALR TECHNOLOGIES INC.

Up to 101,025,592 Shares of Common Stock

Issuable Upon the Exercise of Rights to Subscribe for such Shares at $0.05 per Share

We are distributing, at no charge to our stockholders (who have not previously exercised such subscription rights), non-transferable subscription rights to purchase up to an aggregate of 101,025,592 (26,496,635 having been previously exercised) shares of our common stock, $0.001 par value per share. In the rights offering, you will receive one (1) subscription right for each share of common stock you hold as of 5:00 p.m. Eastern Time, October 30, 2020, the record date of the rights offering.

Each whole subscription right will entitle you to purchase one share of our common stock, which we refer to as the “basic subscription right,” at a subscription price of $0.05 per share (a price that is an 19.4% discount to the closing price of our common stock of $0.062 as reported on the OTCQB on the record date) subject to certain limitations. There is no over-subscription privilege: management may, at its discretion, allocate unexercised subscription rights to non-shareholders within 150 days following the expiration date of the offering. Subscription rights may only be exercised in whole numbers; we will not issue fractional shares and will round all of the subscription rights down to the nearest whole number.

Our Chairman Sidney Chan, who, together with his affiliates, owns an aggregate of 383,498,482 shares of our common stock, or approximately 71% of the shares outstanding, and our Directors Peter Stafford, Kenneth Robulak, Alfonso Salas, and Ronald Cheng, who collectively own an aggregate of 4,473,538 shares of our common stock, or approximately 0.8% of the shares outstanding, have each agreed with us not to exercise their respective basic subscription rights. None of basic subscription rights attached to the shares of common stock owned by Mr. Chan or his affiliates are being registered pursuant to this offering, and may not, accordingly, be allocated to any non- shareholder subscribers. The subscription rights attached to the 4,473,538 shares of common stock held by our Directors are being registered pursuant to this offering, and will be available for allocation by management to non-shareholders within 150 days following the expiration date of the offering.

We will not issue fractional shares. If the number of subscription rights you receive would otherwise permit you to purchase a fraction of a share, the number of shares that you may purchase will be rounded down to the nearest whole share.

The subscription rights will expire if they are not exercised before 5:00 p.m., Eastern Time, on, January 31, 2022. We reserve the right to extend the expiration date one or more times. Our Board may in its sole discretion cancel the rights offering at any time and for any reason. Our Board is not making any recommendation regarding your exercise of the subscription rights. You should carefully consider whether to exercise your subscription rights before the expiration of the rights offering.

All exercises of subscription rights are irrevocable. If our Board cancels this offering, the subscription agent will return all subscription payments it has received for the cancelled rights offering without interest or penalty. The subscription agent will hold the funds we receive from subscribers until completion or cancellation of the rights offering. The subscription rights may not be sold, transferred or assigned. There is no minimum subscription amount required for consummation of the rights offering. Our common stock is quoted on the OTCQB electronic quotation service operated by OTC Markets Group under the symbol “ALRT.” The shares of common stock issued in the rights offering will also be quoted on the OTCQB under the same symbol. The subscription rights will not be listed for trading on the NASDAQ or on any other stock exchange or market. On October 30, 2020, the closing price for our common stock, as quoted on the OTCQB, was $0.062 per share. As of the close of business on October 30, 2020, there were 511,020,709 shares of common stock issued and outstanding, and as at the date of this prospectus 542,716,344 shares of common stock were issued and outstanding.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 18 to read about factors you should consider before exercising your subscription rights.

This is not an underwritten offering. The subscription rights are being offered directly by us without the services of an underwriter or selling agent.

Upon completion of the rights offering, stockholders who do not fully exercise their subscription rights will own a smaller proportional interest in the Company than if they had timely and fully exercised their subscription rights.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December ●, 2021.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	7
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	7
QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING	7
SUMMARY	14
OFFERING SUMMARY	16
RISK FACTORS	19
USE OF PROCEEDS	33
CAPITALIZATION	34
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY	34
THE RIGHTS OFFERING	35
DESCRIPTION OF BUSINESS	42
LEGAL PROCEEDINGS	53
FINANCIAL STATEMENTS	53
MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	104
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	117
DESCRIPTION OF CAPITAL STOCK	118
PLAN OF DISTRIBUTION	121
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	122
LEGAL MATTERS	126
EXPERTS	126
WHERE YOU CAN FIND MORE INFORMATION	127
INFORMATION INCORPORATED BY REFERENCE	127
EXHIBIT INDEX	131
SIGNATURES	133

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our common stock, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Information Incorporated by Reference” and “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with additional or different information from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any exercise of the rights. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision.

The distribution of this prospectus and the rights offering and the sale of shares of our common stock in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer of, or a solicitation of an offer to buy any shares of common stock in any jurisdiction in which such offer or solicitation is not permitted. No action is being taken in any jurisdiction outside the United States to permit an offering of the common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to those jurisdictions.

References in this prospectus to “ALR”, “ALRT”, “the Company”, “we”, “us”, or “our”, unless the context otherwise requires, refer to ALR TECHNOLOGIES INC., a Nevada corporation, together with its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements”, as such term is used within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are not based on historical fact and involve assessments of certain risks, developments, and uncertainties in our business looking to the future. Such forward-looking statements can be identified by the use of terminology such as “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “intend”, “continue”, or “believe”, or the negatives or other variations of these terms or comparable terminology. Forward-looking statements may include projections, forecasts, or estimates of future performance and developments. Forward-looking statements contained in this prospectus are based upon assumptions and assessments that we believe to be reasonable as of the date of this prospectus. Whether those assumptions and assessments will be realized will be determined by future factors, developments, and events, which are difficult to predict and may be beyond our control. Actual results, factors, developments, and events may differ materially from those we assumed and assessed. Risks, uncertainties, contingencies, and developments, including those identified in the “Risk Factors” section of this prospectus and in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, could cause our future operating results to differ materially from those set forth in any forward-looking statement. There can be no assurance that any such forward-looking statement, projection, forecast or estimate contained can be realized or that actual returns, results, or business prospects will not differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents incorporated by reference contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and about our business, including potential risks related to the rights offering, our common stock, and our business.

Exercising the subscription rights and investing in our securities involve a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page 18 of this prospectus and all other information included in, or incorporated by reference into, this prospectus in its entirety before you decide whether to exercise your subscription rights.

What is the rights offering?

We are distributing to holders of shares of our common stock as of 5:00 p.m., Eastern Time, on October 30, 2020, which is the record date for the rights offering, at no charge the remaining, non-transferable subscription rights to purchase shares of our common stock. Unless such right has been previously exercised, you will receive 1 subscription right for each share of common stock you owned as of 5:00 p.m., Eastern Time, on the record date. Each whole subscription right entitles the holder to a basic subscription right, which is described below. The common stock to be issued in the rights offering, like our existing shares of common stock, will be quoted on the OTCQB electronic quotation service under the symbol “ALRT”

Why are we conducting the rights offering?

We are conducting the rights offering to provide for our general working capital needs. For a detailed discussion, see “Use of Proceeds.”

Based on the information and analyses regarding the rights offering prepared by management, and the recommendation of management that the rights offering is in the best interests of the Company in light of the information available to management, and the additional information and documentation reviewed by our Board of Directors (our “Board”), our Board approved the rights offering and determined that the rights offering is in the best interests of the Company and its stockholders. However, our Board is not making any recommendation regarding your exercise of the subscription rights.

How was the subscription price determined?

The Board has determined the subscription price based on a variety of factors, including historical and current trading prices for our common stock, recent share based transactions involving our affiliates, the price of most recently issued outstanding stock options held by our affiliates, general business conditions, our need for capital, alternatives available to us for raising capital, potential market conditions, and our desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In particular, our board determined the subscription price based our September 21, 2020 issuance of 240,000,000 common shares to our affiliates, Mr. Sidney Chan and Ms. Christine Kan, at a price of $0.05 per share to retire outstanding debt in the aggregate amount of $12,000,000. In conjunction with its review of these factors, the Board also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings, and the outlook for our industry, and our current financial condition.

The subscription price is not necessarily related to our book value, tangible book value, multiple of earnings or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the rights offering. You should not consider the subscription price as an indication of value of the Company or our common stock. You should not assume or expect that, after the rights offering, our shares of common stock will trade at or above the subscription price in any given time period. The market price of our common stock may decline during or after the rights offering and you may not be able to sell the shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price. You should obtain a current quote for our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the rights offering.

What is the basic subscription right?

Each basic subscription right gives our stockholders the opportunity to purchase one share of our common stock at a subscription price of $0.05 per share a price that is equal to a 19.4% discount to the closing price of our common stock (as reported on the OTCQB on the record date of October 30, 2020), subject to the limits described below. We have granted to you, as a stockholder of record as of 5:00 p.m., Eastern Time, on the record date, one subscription right for each share of our common stock you owned at that time. For example, if you owned 100 shares of our common stock as of 5:00 p.m., Eastern Time, on the record date, you would have received 100 subscription rights and would have the right to purchase one hundred shares of common stock for $0.05 per share subject to certain limitations. You may exercise all or a portion of your unexercised basic subscription rights or you may choose not to exercise any subscription rights at all. Subscription rights may only be exercised in whole numbers; we will not issue fractional shares and will round all of the subscription rights down to the nearest whole number.

If you hold an ALRT stock certificate, the number of basic subscription rights you may exercise is indicated on the enclosed rights certificate. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, you will not receive a rights certificate. Instead, the Depository Trust Company (“DTC”) will issue one subscription right to the nominee record holder for each share of our common stock that you own at the record date. If you are not contacted by your custodian bank, broker, dealer or other nominee, you should contact your nominee as soon as possible.

Is there an over-subscription privilege?

No. We do not expect all of our stockholders to exercise all of such stockholder’s basic subscription rights. To the extent that our stockholders do not exercise their basic subscription rights, management may, at its discretion and within 150 days following the expiration date of the offering, allocate any or all of those unexercised subscription rights to non-shareholders of the Company.

If I am a holder of stock options, may I participate in the rights offering?

No. Holders of stock options on the record date will not be entitled to participate in the rights offering, except to the extent they hold shares of our common stock on the record date. Following the consummation of the rights offering, the Company anticipates making an equitable adjustment to unexercised stock options to reflect the issuance of shares in the rights offering.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our common stock you own will not change; however, you will own a smaller proportional interest in the Company than if you had timely exercised all or a portion of your subscription rights. If you choose not to exercise your subscription rights or if you exercise fewer than all of your subscription rights and other stockholders fully exercise their subscription rights or exercise a greater proportion of their subscription rights than you exercise, or if management places unexercised subscription rights with non-shareholder purchasers, the percentage of our common stock owned by these other stockholders will increase relative to your ownership percentage, and your voting and other rights in the Company will likewise be diluted.

How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and payment (and your payment must clear) prior to the expiration of the rights offering, which is January 31, 2022, at 5:00 p.m., Eastern Time, unless you have used the guaranteed delivery procedures described under “The Rights Offering—Notice of Guaranteed Delivery.” If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your nominee may establish a deadline prior to 5:00 p.m., Eastern Time, on January 31, 2022 by which you must provide it with your instructions to exercise your subscription rights and payment for your shares. Our Board may, in its discretion, extend the rights offering one or more times. Our Board may cancel or amend the rights offering at any time before its expiration. In the event that the rights offering is cancelled, all subscription payments received will be returned promptly, without interest or penalty.

Although we will make reasonable attempts to provide this prospectus to holders of subscription rights, the rights offering and all subscription rights will expire at 5:00 p.m., Eastern Time, on January 31, 2022 (unless extended), whether or not we have been able to locate each person entitled to subscription rights.

May I transfer my subscription rights?

No. You may not sell, transfer or assign your subscription rights to anyone. Subscription rights will not be listed for trading on the OTCQB or on any stock exchange or market. Rights certificates may only be completed by the stockholder who receives them.

Are we requiring a minimum subscription to complete the rights offering?

There is no aggregate minimum we must receive to complete the rights offering.

Has our Board made a recommendation to our stockholders regarding the rights offering?

No. Our Board is not making a recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. We cannot predict the price at which our shares of common stock will trade, and therefore, we cannot assure you that the market price for our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” in this prospectus and all other information included in, or incorporated by reference into, this prospectus for a discussion of some of the risks involved in investing in our common stock.

How do I exercise my subscription rights if I own shares in certificate form?

If you hold an ALRT stock certificate and you wish to participate in the rights offering, you must take the following steps:

●	deliver a properly completed and signed rights certificate, and related subscription documents, to the subscription agent before 5:00 p.m., Eastern Time, on January 31, 2022; and

●	deliver payment to the subscription agent (as described below) before 5:00 p.m., Eastern Time, on January 31, 2022.

In certain cases, you may be required to provide additional documentation or signature guarantees.

Please follow the delivery instructions on the rights certificate. Do not deliver documents to the Company. You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives the materials before 5:00 p.m., Eastern Time, on January 31, 2022.

If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the Rights Offering, you may follow the guaranteed delivery procedures described under “The Rights Offering—Notice of Guaranteed Delivery.”

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares in the rights offering and the elimination of fractional shares. Any excess subscription payments received by the subscription agent will be returned promptly, without interest, following the expiration of the rights offering.

What form of payment is required to purchase the shares of our common stock?

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent must be made in full United States currency by personal check payable to Pacific Stock Transfer fbo ALR Technologies Inc., the subscription agent, drawn upon a United States or Canadian bank.

Payment will be deemed to have been received by the subscription agent only upon the subscription agent’s receipt of a personal check, receipt and clearance of such check.

Please note that funds paid by uncertified personal check may take at least seven business days to clear. Accordingly, if you wish to pay by means of an uncertified personal check, we urge you to make payment sufficiently in advance of the expiration date to ensure that the subscription agent receives cleared funds before that time.

What should I do if I want to participate in the rights offering, but my shares are held in the name of a custodian bank, broker, dealer or other nominee?

If you hold your shares of common stock through a custodian bank, broker, dealer or other nominee, then your nominee is the record holder of the shares you own. If you are not contacted by your nominee, you should contact your nominee as soon as possible. Your nominee must exercise the subscription rights on your behalf for the shares of common stock you wish to purchase. You will not receive a rights certificate. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on January 31, 2022, the expiration date for the rights offering.

When will I receive my new shares?

All shares that you purchase in the rights offering to which you are entitled will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record. As soon as practicable after the expiration of the rights offering period, the subscription agent will arrange for the issuance of the shares of common stock purchased in the rights offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your rights in order to comply with state securities laws.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable unless the rights offering is terminated, even if the market price of our common stock falls below the $0.05 per share subscription price or you later learn information about us or the rights offering that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our common stock in the rights offering.

Have any stockholders agreed to exercise their rights?

No. Our Chairman Sidney Chan, who, together with his affiliates, owns an aggregate of 383,498,482 shares of our common stock, or approximately 71% of the shares outstanding, and our Directors Peter Stafford, Kenneth Robulak, Alfonso Salas, and Ronald Cheng, who collectively owns an aggregate of 4,473,538 shares of our common stock, or approximately 0.8% of the shares outstanding, have each agreed not to exercise their respective basic subscription rights. None of the basic 383,498,482 subscription rights attached to the shares of common stock owned by Mr. Chan or his affiliates are being registered pursuant to this offering. Mr. Chan and his affiliates elected not to participate in this offering owing to their agreement on September 21, 2020 to accept 240,000,000 of our common shares at a price of $0.05 per share in consideration for the retirement of an aggregate amount of $12,000,000 payable to them by the Company. The subscription rights attached to the 4,473,538 shares of common stock held by our Directors are being registered pursuant to this offering, and will be available for purchase to non-shareholders at the discretion of management within 150 days following the expiration date of the offering.

Will our directors and officers participate in the rights offering?

No. Our Chairman Sidney Chan, who, together with his affiliates, owns an aggregate of 383,498,482 shares of our common stock, or approximately 71% of the shares outstanding, and our Directors Peter Stafford, Kenneth Robulak, Alfonso Salas, and Ronald Cheng, who collectively owns an aggregate of 4,473,538 shares of our common stock, or approximately 0.8% of the shares outstanding, have each agreed not to exercise their respective basic subscription rights. None of the basic 383,498,482 subscription rights attached to the shares of common stock owned by Mr. Chan or his affiliates are being registered pursuant to this offering. Mr. Chan and his affiliates elected not to participate in this offering owing to their agreement on September 21, 2020 to accept 240,000,000 of our common shares at a price of $0.05 per share in consideration for the retirement of an aggregate amount of $12,000,000 payable to them by the Company. The subscription rights attached to the 4,473,538 shares of common stock held by our Directors are being registered pursuant to this offering, and will be available for purchase to non-shareholders at the discretion of management within 150 days following the expiration date of the offering.

Will the equity awards of our employees, officers and directors automatically convert into common stock in connection with the rights offering?

Holders of our equity awards to employees, officers and directors, including outstanding stock options, will not receive rights in the rights offering in connection with such equity awards.

How will the rights offering affect our outstanding common stock?

As of October 30, 2020, and the date hereof, we had 511,020,709 shares and 542,716,344 shares of our common stock issued and outstanding respectively. Assuming no additional shares of common stock are issued by the Company prior to consummation of the rights offering and assuming all offered shares are sold in the rights offering, we expect approximately 643,741,936 shares of our common stock will be outstanding immediately after completion of the rights offering.

The issuance of shares of our common stock in the rights offering will dilute, and thereby reduce, your proportionate ownership in our shares of common stock, unless you fully exercise your basic subscription rights. In addition, the issuance of shares of our common stock at a subscription price that is less than the market price as of the record date for the rights offering will likely reduce the price per share of our common stock held by you prior to the rights offering.

How much will we receive in net proceeds from the rights offering?

We expect the aggregate proceeds, net of expenses, from the rights offering will be approximately $5,000,000 million, assuming all remaining rights are exercised. We intend to use the net proceeds to provide for our general working capital needs. Please see “Use of Proceeds.”

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and all other information included in, or incorporated by reference into, this prospectus.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until the rights offering is completed. If the rights offering is not completed, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive the refund of your subscription payment than if you were a record holder of your shares because the subscription agent will return payments through the record holder of your shares.

Will I receive interest on any funds I deposit with the subscription agent?

No. You will not be entitled to any interest on any funds that are deposited with the subscription agent pending completion or cancellation of the rights offering. If the rights offering is cancelled for any reason, the subscription agent will return this money to subscribers, without interest or penalty, as soon as practicable.

When can I sell the shares of common stock I receive upon exercise of the subscription rights?

If you exercise your subscription rights, you will be able to resell the shares of common stock purchased by exercising your subscription rights once your account has been credited with those shares, provided you are not otherwise restricted from selling the shares (for example, because you are an insider or affiliate of the Company or because you possess material nonpublic information about the Company). Although we will endeavor to issue the shares as soon as practicable after completion of the rights offering, there may be a delay between the expiration date of the rights offering and the time that the shares are issued due to factors such as the guaranteed delivery period and the time required to complete all necessary calculations. In addition, we cannot assure you that, following the exercise of your subscription rights, you will be able to sell the shares purchased in the rights offering at a price equal to or greater than the subscription price.

What are the U.S. federal income tax consequences of exercising my subscription rights?

The receipt and exercise of subscription rights by holders of shares of our common stock should generally not be taxable for U.S. federal income tax purposes. You should seek specific tax advice from your tax advisor in light of your particular circumstances and as to the applicability and effect of any other tax laws. See “Material U.S. Federal Income Tax Consequences.”

What fees or charges apply if I purchase shares of common stock in the rights offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights (other than the subscription price). If you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

Whom should I contact if I have other questions?

If you have other questions regarding the rights offering, please contact the information agent, Pacific Stock Transfer by email at info@pacificstocktransfer.com, by phone at 702-361-3033, or by mail at 6725 Via Austi Pkwy, Suite 300, Las Vegas, NV 89119.

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate, and subscription payment or, if applicable, notice of guaranteed delivery, to the address provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. DO NOT send or deliver these materials to the Company.

By Overnight Courier, or Registered Certified or Express Mail

Pacific Stock Transfer

6725 Via Austi Pkwy, Suite 300

Las Vegas, NV 89119

You, or, if applicable, your nominee, are solely responsible for ensuring the subscription agent receives your subscription documents, rights certificate, notice of guaranteed delivery and subscription payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent and clearance of payment before the expiration of the rights offering period.

SUMMARY

Our Company

ALRT is a data management company that developed the ALRT Diabetes Solution, a comprehensive approach to diabetes care that includes: an FDA-cleared and HIPAA compliant diabetes management system that collects data directly from blood glucose meters and continuous glucose monitoring devices; a patent pending Predictive A1C algorithm to track treatment success between lab reports and an FDA-cleared Insulin Dosing Adjustment program.

ALRT was incorporated under the laws of the State of Nevada on March 24, 1987 as Mo Betta Corp. In April 1998, the Company changed its business purpose to marketing a pharmaceutical compliance device.

In December 1998, the common shares of the Company began trading on the Bulletin Board operated by the National Association of Securities Dealers Inc. under the symbol “MBET.” On December 28, 1998, the Company changed its name from Mo Betta Corp. to ALR Technologies Inc. Subsequently the symbol was changed to “ALRT.”

During 2011, the Company received FDA clearance and achieved HIPAA compliance for its Diabetes Solution. With these key achievements and successful clinical trials completed, the Company began implementing its commercialization strategy which included a pilot program with patients in Kansas in 2014. The Company obtained significant findings from this pilot program which led to the development of its Insulin Dosage Adjustment, for which it received FDA clearance in 2017, and Predictive A1C, for which it has submitted for worldwide patent application under the patent cooperation treaty to the World Intellectual Property Organization. The Company is actively seeking to commence revenue generating activities.

In 2020, the Company i) entered in an agreement with Bionime Corporation (Bionime) whereby the Company will bundle its Diabetes Solution Application with Bionime blood glucose meters and diabetes test supplies and sell the bundle to diabetes patients of private medical clinics in Singapore, ii) initiated a clinic pilot with Singapore General Hospital to prove the efficacy of the ALRT Diabetes Solution in insulin-treated diabetes patients, iii) entered into a memorandum of understanding to form a collaboration with Diabetes Singapore with the view of raising the diabetes management standard in Singapore and iv) advanced its Diabetes Solution to integrate with continuous glucose monitoring (CGM) devices.

In 2021 i) the Company announced it had advanced its Diabetes Solution for animal health purposes under the brand name “GluCurve” and ii) the Company announced its intent to redomicile to Singapore.

ALRT believes that the current trend in diabetes care is shifting from the use of traditional blood glucose meters to diabetes care management using CGM and that CGM will become the future standard of diabetes care. ALRT believes it is uniquely positioned to bundle it Diabetes Solution application with CGM to improve health outcomes globally at a price point that is reasonable for wide scale adoption. Accordingly, while the Company remains committed to its goal of redomiciling to Singapore, it has also focused its resources on seeking opportunities in the ASEAN (Association of South East Asia Nations) area too secure supply of CGM through one or more strategic transactions. At present ALRT does not expect to complete its redomiciling transaction until it has identified a suitable strategic CGM transaction which ALRT regards as critical to its successful commercial launch for both human and animal health. No assurance can be given as to the timing or successful completion of such a strategic transaction, or any related redomiciling, occurring.

On December 7, 2021 the Company entered into Memorandum of Understanding (the “MOU”) with Infinovo Medical Co. Ltd. (“Infinovo”) to assess how the parties can work towards entering into a global supply agreement for the Infinovo CGM for use by ALRT in the animal health sector. Founded in 2016, Infinovo is a medical technology company, focusing on developing an accurate and affordable CGM for patients which will be available for both Type 1 and Type 2 Diabetics. Under the terms of the MOU, ALR Technologies and Infinovo will collaborate to integrate Infinovo’s CGM with ALRT’s proprietary GluCurve platform. The Company expects to begin testing the GluCurve Pet CGM utilizing the Infinovo CGM in veterinary clinics in late by early January 2022. The testing is expected to complete by the end of February 2022. If the results of i) integration of the Infinovo CGM into the GluCurve platform and ii) the results of testing the GluCurve platform utilizing the Infinovo are both satisfactory, the parties will seek to negotiate a definitive global supply agreement for the Infinovo CGM. No assurance can be given as to the timing of completion or the likelihood of success of the integration or trials, or that if those are completed, that the parties will enter into a definitive agreement.

Our Products

ALRT has developed its Diabetes Solution product by utilizing internet-based technologies to facilitate the health care provider’s ability to monitor their diabetes patients’ health and ensure adherence to health maintenance activities.

The ALRT Diabetes Solution is a remote monitoring and care facilitation platform that allows patients to upload the blood glucose data from their blood glucose meters or CGM. The ALRT System processes and converts each data set to a Predictive A1C value and shares it with the patient and the patient’s physician. The Diabetes Solution provides a Predictive A1C measure to track treatment success between lab reports and provides the physician with therapy advancement suggestions based on current clinical practice guidelines. Patients receive therapy assessments and adjustments in much shorter cycles, keeping A1Cs at targeted levels, mitigating diabetes complications and lowering costs of care.

The Company has developed the GluCurve for animal health from the ALRT Diabetes Solution. The GluCurve online portal automates and organizes data collected from the CGM (via iOS or Android app) making diabetic patient management simple and easy for veterinarians. It reduces time spent calculating insulin dosing by automating the process with suggestions based on best care guidelines, and it stores the 288 data points per day into 24 hour glucose curve graphs that can easily be overlaid and compared. The Company is seeking a strategic transaction to secure CGM supply to bundle the CGM as part of the GluCurve offering.

In the future, the Company may seek to adapt its Diabetes Solution to be used in the management of other chronic diseases. The Company may be required to obtain additional clearance from the FDA prior to commencing selling activities in the United States for other chronic health conditions.

OFFERING SUMMARY

The following summary describes the principal terms of the rights offering, but is not intended to be complete. See the information under the heading “The Rights Offering” in this prospectus for a more detailed description of the terms and conditions of the rights offering.

Securities Offered	We are distributing to you, at no charge, one non-transferable subscription right for each share of our common stock that you owned as of 5:00 p.m., Eastern Time, on October 30, 2020, either as a holder of record or, in the case of shares held of record by custodian banks, brokers, dealers or other nominees on your behalf, as a beneficial owner of such shares.

Subscription Price	$0.05 per share of common stock. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the rights offering period. You may exercise all or a portion of your subscription rights, or you may choose not to exercise any subscription rights at all.

Record Date	5:00 p.m., Eastern Time, on October 30, 2020.

Expiration of the Rights Offering	5:00 p.m., Eastern Time, on January 31, 2022. We may extend the rights offering without notice to you.

Use of Proceeds	We expect the aggregate net proceeds from the remaining rights offering will be approximately $5,000,000 if all remaining subscription rights are exercised. We intend to use the net proceeds to provide for our general working capital needs. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. See “Use of Proceeds.”

Basic Subscription Right	Each whole subscription right entitles you to purchase one share of our common stock at a subscription price of $0.05 per share. The number of subscription rights you may exercise appears on your rights certificate. Subscription rights may only be exercised in whole numbers; we will not issue fractional shares and will round all of the subscription rights down to the nearest whole number.

Over-Subscription Privilege	There is no over-subscription privilege. We do not expect all of our stockholders to exercise all of their basic subscription rights. To the extent that any basic subscription rights are not exercised, management may, at its discretion and within 150 days following the expiration date of the offering, allocate any or all of those rights to non- shareholders.

Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be quoted for trading on the OTC Markets quotation system or on any other stock exchange or market.

No Board Recommendation	Our Board is not making any recommendation regarding the exercise of your subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering.

Revocation	All exercises of subscription rights are irrevocable, even if the market price of our common stock falls below the subscription price or you later learn of information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our common stock in the rights offering.

Material U.S. Federal Income Tax Considerations	For U.S. federal income tax purposes, holders of shares of our common stock should not recognize gain or loss upon receipt or exercise of a subscription right. You should consult with your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the rights in light of your particular circumstances. Please see “Material U.S. Federal Income Tax Consequences.”

Extension and Cancellation	Although we do not presently intend to do so, we have the option to extend the rights offering expiration date. Our Board may cancel the rights offering at any time before its expiration for any reason. In the event that the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Procedures for Exercising Rights

To exercise your subscription rights, you must take the following steps:

·      If you hold an ALRT stock certificate, you must deliver payment and a properly completed and signed rights certificate to the subscription agent to be received before 5:00 p.m., Eastern Time, on January 31, 2022. You may deliver the documents and payment by U.S. mail or courier service. If U.S. mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

·      If you are a beneficial owner of shares that are registered in the name of a custodian bank, broker, dealer or other nominee, you will not receive a rights certificate. You should instruct your nominee to exercise your subscription rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Time, on January 31, 2022.

If you cannot deliver rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering— Notice of Guaranteed Delivery.”

Subscription Agent	We retained Pacific Stock Transfer to serve as the subscription agent. The subscription agent will hold funds received in payment for shares of our common stock in a segregated account pending completion of the rights offering. The subscription agent will hold this money until the rights offering is completed or is withdrawn and cancelled. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty

Fees and Expenses	We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights (other than the subscription price). If you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

No Purchase Commitment	Our Chairman Sidney Chan, who, together with his affiliates, owns an aggregate of 383,498,482 shares of our common stock, or approximately 71% of the shares outstanding, and our Directors Peter Stafford, Kenneth Robulak, Alfonso Salas, and Ronald Cheng, who collectively own an aggregate of 4,473,538 shares of our common stock, or approximately 0.8% of the shares outstanding, have each agreed with us not to exercise their respective basic subscription rights. None of basic subscription rights attached to the shares of common stock owned by Mr. Chan or his affiliates are being registered pursuant to this offering, and will not, accordingly be available for purchase by non-shareholders. The subscription rights attached to the 4,473,538 shares of common stock held by our Directors are being registered pursuant to this offering, and will be available for purchase by non-shareholders at the discretion of management within 150 days following the expiration date of the offering.

Shares Outstanding Before the Rights Offering	As of October 30, 2020, 511,020,709 shares of our common stock were issued and outstanding (542,716,344 issued and outstanding as of the date hereof) and 5,989,717,844 are issued and outstanding on a fully diluted basis. 643,741,936 shares of our common stock are expected to be issued and outstanding after the rights offering.

Shares Outstanding After the Rights Offering	Assuming that all of the subscription rights are exercised, we will issue approximately 101,025,592 (26,496,635 having been previously exercised) shares of common stock in the rights offering and, assuming no additional shares of common stock are issued by the Company prior to consummation of the rights offering, will have approximately 643,741,936 shares of common stock outstanding after consummation of the rights offering and 6,140,743,436 shares of common stock outstanding after consummation of the rights offering on a fully diluted basis.

Trading Symbols	Our common stock is quoted on the OTCQB electronic quotation system under the trading symbol “ALRT.” The shares of common stock issued in the rights offering will also be quoted on the OTCQB under the same symbol. The subscription rights will not be quoted for trading on the OTCQB, or listed on any other stock exchange or market.

Risk Factors	Exercising the subscription rights and investing in our securities involve a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page 18 of this prospectus and all other information included in, or incorporated by reference into, this prospectus in its entirety before you decide whether to exercise your subscription rights.

Information Agent	You should direct any questions or requests for assistance concerning the method of subscribing for common shares or for additional copies of this prospectus the information agent, Pacific Stock Transfer.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and the risks described below, and other information contained in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision. Additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of these risks actually occurs, our business, financial condition or operating results may suffer, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO THE RIGHTS OFFERING

The future price of our shares of common stock may be less than the $0.05 per share subscription price in the rights offering.

If you exercise your subscription rights to purchase shares of common stock in the rights offering, you may not be able to sell them later at or above the $0.05 per share subscription price in the rights offering. The actual market price of our common stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things, our operating results and cash flow, business conditions in our industry, the general state of the securities markets, as well as general economic and market conditions, such as downturns in our economy and recessions.

You may be committed to buying common stock at a price above the prevailing market price of our common stock.

Once you exercise your subscription rights, you may not revoke them. If you exercise your subscription rights and, afterwards, the public trading market price of our shares of common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing market price and could have an immediate unrealized loss. Our common stock is quoted on the OTCQB electronic quotation system under the ticker symbol “ALRT,” and on October 30, 2020, the closing price for our common stock, as reported on the OTCQB, was $0.062 per share. We cannot assure you that the market price of our shares of common stock will not decline after you exercise your subscription rights. Moreover, we cannot assure you that following the exercise of your subscription rights you will be able to sell your shares of common stock at a price equal to or greater than the subscription price.

This offering may cause the market price of our common stock to decrease.

The subscription price, together with the number of shares of common stock we propose to issue and ultimately will issue in the rights offering, may result in an immediate decrease in the market price of our common stock. This decrease may continue throughout and after the completion of the rights offering. If that occurs, you may have committed to buy common stock in the rights offering at a price greater than the prevailing market price of our common stock. Further, if a substantial number of subscription rights are exercised and the subscribing holders choose to sell some or all of the shares of common stock received upon exercise of those rights, the resulting sales could depress the market price of our common stock. There is no assurance that following the rights offering you will be able to sell your shares of common stock purchased in the rights offering at a price equal to or greater than the subscription price.

The subscription price determined by our Board is not an indication of the fair value of our common stock and does not represent the price at which a buyer can be found for the shares now or in the future.

The Board has determined the subscription price based on a variety of factors, including historical and current trading prices for our common stock, recent share based transactions involving our affiliates, the price of most recently issued outstanding stock options held by our affiliates, general business conditions, our need for capital, alternatives available to us for raising capital, potential market conditions, and our desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, the Board also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings, and the outlook for our industry, and our current financial condition.

The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the common stock to be offered in the rights offering, nor is the subscription price necessarily a reflection of the market price at which our common stock currently sells or may sell in the future. You should not assume or expect that, after the rights offering, our common stock will trade at or above the subscription price. We can give no assurance that our common stock will trade at or above the subscription price in any given time period.

Your percentage ownership in the Company may be diluted as a result of the rights offering.

If you do not exercise your subscription rights or you exercise fewer than all of your rights, and other stockholders fully exercise their rights or exercise a greater proportion of their rights than you exercise, you will suffer dilution of your percentage ownership of our common stock relative to such other stockholders. As of October 30, 2020, there were 511,020,709 shares of common stock outstanding as of the date of this prospectus there were 542,716,344 shares of common stock issued and outstanding. If all of our stockholders exercise the subscription rights being registered hereunder in full, or if any unsubscribed portion of the shares being registered hereunder are sold to third parties, we will issue 101,025,592 (26,496,635 having been previously exercised) shares of common stock in the rights offering, which represents approximately 15.69% of the 643,741,936 shares of common stock potentially outstanding upon the completion of the rights offering, on a non-diluted basis, or 1.6% of the 6,140,743,436 shares of common stock potentially outstanding on a fully diluted basis upon completion of the rights offering, and subject to the exercise of 5,497,001,500 stock options currently outstanding.

You may not revoke your exercise of rights.

Once you exercise your subscription rights, you may not revoke or change the exercise unless we are required by law to permit revocation. Accordingly, if you exercise your subscription rights and the market price of our common stock falls below the $0.05 per share subscription price or you later learn information about us or the rights offering that you consider unfavorable to the exercise of your subscription rights, you will be committed to buying shares and may not revoke or change your exercise. The market price of our common stock may decline prior to the expiration of this offering, and a subscribing rights holder may not be able to sell the shares of common stock purchased in the rights offering at a price equal to or greater than the subscription price. Until shares of common stock are delivered upon expiration of the rights offering, you will not be able to sell or transfer the common stock that you purchase in the rights offering.

Our Board may cancel the rights offering at any time and for any reason prior to its expiration.

Our Board may cancel the rights offering at any time and for any reason prior to its expiration. If our Board cancels the rights offering, neither the Company nor the subscription agent will have any obligation to you with respect to the rights except to return any payment received by the subscription agent, without interest or penalty.

The subscription rights are non-transferable, and thus there will be no market for them.

You may not sell, transfer or assign your subscription rights to anyone else. We do not intend to list the subscription rights on any securities exchange or any other trading market. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with them.

If you do not act on a timely basis and follow the subscription instructions, your exercise of subscription rights will be rejected.

Stockholders who desire to purchase shares in the rights offering must act on a timely basis to ensure that all required forms and payments are actually received by the subscription agent, and all payments clear, prior to the expiration of the rights offering, subject to the guaranteed delivery procedures described under “The Rights Offering—Notice of Guaranteed Delivery.” If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering. We are not responsible if your broker, dealer, custodian bank or nominee fails to ensure that all required forms and payments are actually received by the subscription agent, and all payments clear, prior to the expiration of the rights offering.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering or your payment does not clear prior to the expiration of the rights offering period, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of any payment that was timely received and cleared. Neither we, nor the subscription agent, undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payments. We have the sole discretion to determine whether the exercise of your subscription rights properly and timely follows the subscription procedures.

By participating in the rights offering and executing a rights certificate, you are making binding and enforceable representations to the Company.

By signing the rights certificate and exercising their rights, each stockholder agrees, solely with respect to such stockholder’s exercise of rights in the rights offering, that we have the right to void and cancel (and treat as if never exercised) any exercise of rights, and shares issued pursuant to an exercise of rights, if any of the agreements, representations or warranties of a subscriber in the subscription documents are false.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase common stock in the rights offering.

Any uncertified check used to pay for common stock to be issued in the rights offering must clear prior to expiration of the rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay the subscription price by uncertified check and your check has not cleared prior to expiration of the rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the common stock you wished to purchase.

You will not be able to sell or transfer the shares of common stock that you purchase pursuant to the exercise of subscription rights immediately upon expiration of the rights offering.

If you exercise your subscription rights, you will not be able to sell or transfer the common stock purchased by exercising your subscription rights until your account has been credited with those shares. Moreover, you will have no rights as a stockholder with respect to the shares purchased in the rights offering until we issue the shares to you. Although we will endeavor to issue the shares as soon as practicable after expiration of the rights offering, including the guaranteed delivery period and after all necessary calculations have been completed, there may be a delay between the expiration date of the rights offering and the time that the shares are issued. Fluctuations in the market price of our common stock may occur between expiration of the rights offering and the time that shares are issued to you.

Because no minimum subscription is required and because we do not have formal commitments from our stockholders for the entire amount we seek to raise pursuant to the rights offering, we cannot assure you of the amount of proceeds that we will receive from the rights offering.

No minimum subscription is required for consummation of the rights offering. None of our affiliated stockholders will participate in the offering. Furthermore, because we do not have commitments from our other stockholders for the remainder of the amount we seek to raise pursuant to the rights offering, it is possible that no other rights will be exercised in connection with the rights offering. As a result, we cannot assure you of the amount of proceeds that we will receive in the rights offering. Therefore, if you exercise all or any portion of your subscription rights, but other stockholders do not, we may not raise the desired amount of capital in the rights offering, the market price of our common stock could be adversely impacted and we may find it necessary to pursue alternative means of financing, which may be dilutive to your investment.

We have broad discretion in the use of proceeds of the rights offering.

We are undertaking the rights offering in order to provide for our general working capital needs. Our Board and management will have considerable discretion in the application of the net proceeds from the rights offering, and it is possible that we may allocate the proceeds differently than investors in the rights offering may desire or that we may fail to maximize the return on these proceeds. You will be relying on the judgment of our Board and management with regard to the use of proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. For more information, see “Use of Proceeds.”

RISKS RELATED TO OUR BUSINESS AND OPERATIONS

Although our financial statements have been prepared on a going concern basis, our management and independent auditors in their report accompanying our consolidated financial statements for the year ended December 31, 2020, believe that our recurring losses from operations and other factors have raised substantial doubt about our ability to continue as a going concern as of December 31, 2020.

Our audited financial statements for the fiscal year ended December 31, 2020 were prepared on a going concern basis in accordance with U.S. GAAP. The going concern basis assumes that we will continue in operation for the next 12 months and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business, thus our financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Our recurring losses, anticipated future losses, negative cash flow, need for additional capital and the uncertainties surrounding our ability to raise such funding, raises substantial doubt about our ability to continue as a going concern. In order for us to continue operations beyond the next 12 months and be able to discharge our liabilities and commitments in the normal course of business, we must complete the development and deployment of our product, and sell our products directly to end-users, establish profitable operations through increased sales, decrease expenses, generate cash from operation or raise additional funds when needed. We intend to improve our financial condition and ultimately improve our financial results by increasing revenues through introduction of our product into new markets, continuing to expand and develop our field sales force and distributor relationships both domestically and internationally, forming strategic arrangements within the health & wellness and medical industries, educating medical professionals and patients as to the benefits of our diabetes management services, and reducing expenses. If we are unable to increase sales, reduce expenses or raise sufficient additional capital we may be unable to continue to fund our operations, develop our products, realize value from our assets, or discharge our liabilities in the normal course of business. If we become unable to continue as a going concern, we could have to liquidate our assets, and potentially realize significantly less than the values at which they are carried on our financial statements, and stockholders could lose all or part of their investment in our common stock.

We have experienced net losses for each of the past three years, and we could experience additional losses and have difficulty achieving profitability in the future.

We had an accumulated deficit of $93,571,762 and $98,502,015 at December 31, 2020 and September 30, 2021, respectively. We recorded net losses of approximately $5,916,017, $9,005,537, and $4,122,133 for the years ended December 31, 2020, 2019, and 2018, respectively, and $4,930,253 for the nine-month period ended September 30, 2021. In order to achieve profitability, we must control our costs and increase net revenue through new sales. Failure to increase our net revenue and decrease our costs could cause our stock price to decline and could have a material adverse effect on our business, financial condition, and results of operations.

We may be unable to maintain compliance with OTCQB Standards for Continued Eligibility which could cause our common stock to be demoted from OTCQB. This could result in the lack of a market for our common stock, cause a decrease in the value of an investment in us, and adversely affect our business, financial condition and results of operations.

Our common stock is currently quoted on OTCQB tier of the electronic quotation service operated by OTC Markets Group. To maintain the listing of our common stock on OTCQB, we are required to meet certain listing requirements, including, among others (i) have audited annual financials by a PCAOB auditor; (ii) meet minimum bid price test of $0.01; (iii) maintain SEC reporting standards or equivalent alternative reporting standards; and (iv) not be in bankruptcy. If we fail to meet OTCQB Standards for Continued Eligibility, the trading of the stock will most likely take place on a lower tier of the over-the-counter market, such as the OTC Pink tier established for financial distressed companies or those in bankruptcy. There is no assurance that we will meet the minimum Standards for Continued Eligibility. An investor is likely to find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on the OTC Pink, and many investors may not buy or sell our common stock due to difficulty in accessing OTC Pink, or over-the-counter markets, generally, due to policies preventing them from trading in securities not listed on a national exchange, not maintaining SEC reporting requirements, or other reasons.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock. This could prevent you from reselling your shares and may cause the value of your investment to decline.

We could need to raise additional capital in the future, and if we are unable to secure adequate funds on terms acceptable to us, we could be unable to execute our business plan.

To remain competitive, we must continue to make significant investments in the development of our product, in obtaining regulatory clearances to introduce our product into new markets, in the expansion of our sales and marketing activities, and in the expansion of our operating and management infrastructure as we increase sales domestically and internationally. If cash generated from our operations is insufficient to fund such growth, we could be required to raise additional funds through the issuance of equity or debt securities in the public or private markets, or through a collaborative arrangement or sale of assets. Additional financing opportunities may not be available to us, or if available, may not be on favorable terms. The availability of financing opportunities will depend, in part, on market conditions, and the outlook for our business. Any future issuance of equity securities or securities convertible into equity securities could result in substantial dilution to our stockholders, and the securities issued in such a financing could have rights, preferences or privileges senior to those of our common stock. In addition, if we raise additional funds through debt financing, we could be subject to debt covenants that place limitations on our operations. We could not be able to raise additional capital on reasonable terms, or at all, or we could use capital more rapidly than anticipated. If we cannot raise the required capital when needed, we may not be able to satisfy the demands of existing and prospective customers, we could lose revenue and market share and we may have to curtail our capital expenditures. The following factors, among others, could affect our ability to obtain additional financing on favorable terms, or at all:

●        our results of operations;

●        general economic conditions and conditions in the medical and health management industries;

●        the perception of our business in the capital markets;

●        our ratio of debt to equity;

●        our financial condition;

●        our business prospects; and

●        interest rates.

If we are unable to obtain sufficient capital in the future, we could have to curtail our capital expenditures. Any curtailment of our capital expenditures could result in a reduction in net revenue, reduced quality of our products, increased manufacturing costs for our products, harm to our reputation, or reduced manufacturing efficiencies and could have a material adverse effect on our business, financial condition, and results of operations.

Our success depends, in part, on our relationships with, and the efforts of, third-party distributors.

We will rely on a variety of third-party distributors, such as independent health care organizations, medical suppliers, group purchasing organizations, pharmaceutical companies, insulin providers and other health care companies to introduce the ALRT Diabetes Solution to their networks. Such third parties have significant discretion in determining the efforts and resources they apply to the marketing, sale and implementation of our products, and we will face significant challenges and risks in expanding, training, and managing such third-party parties. Third parties may not commit the necessary resources to market and sell our products to the level of our expectations, and, regardless of the resources they commit, they may not be successful. From time to time, we may face competition or pricing pressure from one or more of our non-exclusive distributors in certain geographic areas where those distributors are selling inventory to the same customer base as us. Additionally, most distributor agreements may be terminated with limited notice, and we may not be able to replace any terminating distributor in a timely manner or on terms agreeable to us, if at all. If we are not able to maintain our distribution network, if our distribution network is not successful in marketing and selling our products, or if we experience a significant reduction in, cancellation, or change in the size and timing of orders from our distributors, our revenues could decline significantly and could have a material adverse effect on our business, financial condition, and results of operations.

Our inability to distinguish our Diabetes Solution from other diabetes treatment compliance devices or solutions could limit the market acceptance of our products and our market share.

Our Diabetes Solution represents a relatively new entry into the market for diabetes compliance solutions. Our future success will depend on our ability to increase demand for our products by demonstrating to a broad spectrum of healthcare providers the potential performance advantages and efficiencies of our Diabetes Solution over traditional methods of treatment management and over competitive management solutions, and our inability to do so could have a material adverse effect on our business, financial condition, and results of operations. Historically, we have experienced long sales cycles because healthcare professionals have been, and could continue to be, slow to adopt new technologies on a widespread basis. As a result, we generally are required to invest a significant amount of time and resources to educate healthcare administrators and other purchasers about the benefits of our product in comparison to competing products and technologies before completing a sale, if any.

Factors that could inhibit adoption of our Diabetes Solution by healthcare professionals include concerns about the efficacy and reliability of our product. In order to invest in our product, a healthcare administrator generally needs to invest time to understand the technology, consider how physicians may respond to the new technology, assess the financial impact the investment could have on a medical practice and become comfortable introducing and using our products. Absent an immediate competitive motivation, a healthcare administrator may not feel compelled to invest the time required to learn about the potential benefits of using our product. Physicians may not accept or adopt our products until they see additional clinical evidence supporting the safety and efficiency of our product, or recommendations supporting our product by influential health care providers or practitioners. In addition, economic pressure, caused, for example, by an economic slowdown, changes in health care reimbursement or by competitive factors in a specific market, could make healthcare organizations reluctant to purchase substantial capital equipment or invest in new technologies. Physician acceptance will depend on the recommendations of specialists, as well as other factors, including the relative effectiveness, reliability and efficiency of our systems as compared to other in methods for managing diabetes treatment.

Any failure in our efforts to train health practitioners could result in the misuse of our products, reduce the market acceptance of our products and have a material adverse effect on our business, financial condition, and results of operations.

There is a learning process involved for health practitioners to become proficient users of our Diabetes Solution. It is critical to the success of our sales efforts to adequately train a sufficient number of practitioners. Following completion of training, we rely on health practitioners and administrators to advocate the benefits of our products in the broader marketplace. Convincing practitioners to dedicate the time and energy necessary for adequate training and implementation is challenging, and we cannot provide assurance that we will be successful in these efforts. If practitioners are not properly trained, they could misuse or ineffectively use our Diabetes Solution, or could be less likely to appreciate our Diabetes Solution. This could also result in unsatisfactory patient outcomes, negative publicity, FDA regulatory action, or lawsuits against us, any of which could negatively affect our reputation and sales of our Diabetes Solution.

If future data proves to be inconsistent with our clinical results or if competitors’ products present more favorable results our revenues could decline and our business, financial condition, and results of operations could be materially and adversely affected.

If new studies or comparative studies generate results that are not as favorable as our clinical results, our revenues could decline. Additionally, if future studies indicate that our competitors’ products are more effective or reliable than ours, our revenues could decline. Furthermore, health professionals could choose not to purchase our Diabetes Solution until they receive additional published long-term clinical evidence and recommendations from prominent health professionals that indicate our system is effective for clinical applications.

We face competition from other companies, many of which have substantially greater resources than we do. If we do not successfully develop and commercialize current and future products that remain competitive with products or alternative technologies developed by others, we could lose revenue opportunities and customers and our ability to grow our business would be impaired.

A number of competitors have substantially greater capital resources, larger customer bases, larger technical, sales and marketing forces and stronger reputations with target customers than ours. We compete with a number of domestic and foreign companies that market diabetes treatment management products, such as hardware, software and testing supplies, as well as companies that market integrated treatment solutions in the healthcare market. The marketplace is highly fragmented and very competitive. We expect that the rapid technological changes occurring in the health care industry could lead to the entry of new competitors, particularly if artificial intelligence driven software gains market acceptance in the field. If we do not compete successfully, our revenue and market share could decline and our business, financial condition, and results of operations could be adversely affected.

Our long-term success depends upon our ability to (i) distinguish our products through improving our product performance and pricing, protecting our intellectual property, improving our customer support, accurately timing the introduction of new products, and developing sustainable distribution channels worldwide; and (ii) develop and successfully commercialize new products, new or improved technologies, and additional applications for our Diabetes Solution. There is no assurance that we will be able to distinguish our Diabetes Solution, commercialize any new products, new or improved technologies, or additional applications for our intellectual property.

If our customers cannot obtain third-party reimbursement for their use of our products, they could be less inclined to purchase our products and our business, financial condition, and results of operations could be adversely affected.

Our products are generally purchased by medical professionals who have various billing practices and patient mixes. Such practices range from primarily private pay to those who rely heavily on third-party payers, such as private insurance or government programs. In the United States, third-party payers review and frequently challenge the prices charged for medical products and/or services. In many foreign countries, the prices for diabetes treatment services are predetermined through government regulation. Payers could deny coverage and reimbursement on various grounds, including if they determine that the procedure was not medically necessary or that the device used in the procedure was investigational. Accordingly, both coverage and reimbursement can vary significantly from payer to payer. For the portion of physicians who rely heavily on third-party reimbursement, the inability to obtain reimbursement for services using our products could deter them from purchasing or using our products. We cannot predict the effect that future health care reforms or changes in financing for health plans could have on our business. Any such changes could have an adverse effect on the ability of a physician or medical institution to generate a profit using our current or future products. In addition, such changes could act as disincentives for capital investments by medical professionals.

We could incur problems in manufacturing our products.

Our products are manufactured by third party suppliers. In order to grow our business, we must expand our supply chain to meet any demand we may experience. We could encounter difficulties in securing additional supply of our products, including problems involving supplier production capacity and yields, quality control and assurance, component supply, and shortages of qualified personnel. In addition, before we can scale up commercial manufacture of our products, we must ensure that our third-party manufacturing facilities, processes, and quality systems, and the manufacture of our Diabetes Solution, comply with FDA regulations governing facility compliance, quality control, and documentation policies and procedures. In addition, our supplier manufacturing facilities are subject to periodic inspections by the FDA, as well as various state agencies and foreign regulatory agencies. From time to time, we could experience significant supply delays while our suppliers ensure compliance with these requirements. Our success will depend in part upon our ability to supply our products in compliance with the FDA’s QSR and other regulatory requirements. Although we have not experienced quality issues with components of our products supplied by third parties, we expect to encounter periodic quality control issues. Our future success depends on our ability to supply products on a timely basis with acceptable purchase costs, while at the same time ensuring good quality control and complying with applicable regulatory requirements, and an inability to do so could have a material adverse effect on our business, financial condition, and results of operations.

Product liability claims against us could be costly and could harm our reputation.

The sale of medical devices involves the risk of product liability claims against us. Claims could exceed our then current product liability insurance coverage limits. Our insurance policies will be subject to various standard coverage exclusions, including damage to the product itself, losses from recall of our product, and losses covered by other forms of insurance such as workers compensation. We cannot be certain that we will be able to successfully defend any claims against us, nor can we be certain that our insurance will cover all liabilities resulting from such claims. In addition, we cannot provide assurance that we will be able to obtain such insurance in the future on terms acceptable to us, or at all. Regardless of merit or eventual outcome, any product liability claim brought against us could result in harm to our reputation, decreased demand for our products, costs related to litigation, product recalls, loss of revenue, an increase in our product liability insurance rates, or the inability to secure coverage in the future, and could have a material adverse effect on our business, financial condition, and results of operations.

Rapidly changing standards and competing technologies could harm demand for our products, result in significant additional costs, and have a material adverse effect on our business, financial condition, and results of operations.

The markets in which our products compete are subject to rapid technological change, evolving industry standards, changes in the regulatory environment, and frequent introductions of new devices and evolving techniques in diabetes treatment and patient management. Competing products could emerge that render our products uncompetitive or obsolete. The process of developing new medical devices is inherently complex and requires regulatory approvals or clearances that can be expensive, time-consuming, and uncertain. We cannot guarantee that we will successfully identify new product opportunities, identify new and innovative applications of our technology, or be financially or otherwise capable of completing the research and development required to bring new products to market in a timely manner. An inability to expand our product offerings or the application of our technology could limit our growth. In addition, we could incur higher manufacturing costs if manufacturing processes or standards change, and we could need to replace, modify, design, or build and install equipment, all of which would require additional capital expenditures.

We could be unable to effectively manage and implement our growth strategies, which could have a material adverse effect on our business, financial condition, and results of operations

Our growth strategy includes expanding the market for our Diabetes Solution, and developing new applications and enhancements for our product, ie. Expansion of our existing market, product line and entry into new medical applications divert the use of our resources and systems, require additional resources that might not be available (or available on acceptable terms), require additional country-specific regulatory approvals, result in new or increasing competition, could require longer implementation times or greater start-up expenditures than anticipated, and could otherwise fail to achieve the desired results in a timely fashion, if at all. These efforts could also require that we successfully commercialize new technologies in a timely manner, price them competitively and cost-effectively, and manufacture and deliver sufficient volumes of new products of appropriate quality on time. We could be unable to increase our sales and earnings by expanding our product offerings in a cost-effective manner, and we could fail to accurately predict future customer needs and preferences or to produce viable technologies. In addition, we could invest heavily in research and development of products that do not lead to significant revenue. Even if we successfully innovate and develop new products and product enhancements, we could incur substantial costs in doing so. In addition, promising new products could fail to reach the market or realize only limited commercial success because of efficacy or safety concerns, failure to achieve positive clinical outcomes, or uncertainty over third-party reimbursement.

We could be subject to breaches of our information technology systems, which could damage our reputation and customer relationships. Such breaches could subject us to significant reputational, financial, legal, and operational consequences.

We will rely on information systems (“IS”) in our business to obtain, rapidly process, analyze and manage data to, among other things:

●        facilitate the purchase and distribution of thousands of inventory items through numerous distributors;

●        receive, process and ship orders on a timely basis;

●        accurately bill and collect from thousands of customers;

●        process payments to suppliers; and

●        provide technical support to our customers.

A cyber-attack that bypasses our IS security, or employee error, malfeasance or other disruptions that cause an IS security breach could lead to a material disruption of our IS and/or the loss of business information. Such an attack could result in, among other things:

●        the theft, destruction, loss, misappropriation or release of confidential data and intellectual property;

●        operational or business delays;

●        liability for a breach of personal financial and health information belonging to our customers and their patients or to our employees; and

●        damage to our reputation

any of which could have a material adverse effect on our business, financial condition, and results of operations. In the event of an attack, we would be exposed to a risk of loss or litigation and possible liability, including under laws that protect the privacy of personal information.

Litigation against us could be costly and time-consuming to defend and could materially and adversely affect our business, financial condition, and results of operations.

We expect to be involved from time to time involved in various claims, litigation matters and regulatory proceedings incidental to our business, including claims for damages arising out of the use of our products or services and claims relating to intellectual property matters, employment matters, commercial disputes, competition, sales and trading practices, environmental matters, personal injury, and insurance coverage. Some of these lawsuits include claims for punitive as well as compensatory damages. The defense of these lawsuits could divert our management’s attention, and we could incur significant expenses in defending these lawsuits. In addition, we could be required to pay damage awards or settlements or become subject to unfavorable equitable remedies. Moreover, any insurance or indemnification rights that we could have may be insufficient or unavailable to protect us against potential loss exposures.

If we lose our key management personnel, or are unable to attract or retain qualified personnel, it could adversely affect our ability to execute our growth strategy.

Our success is dependent, in part, upon our ability to hire and retain management, engineers, marketing and sales personnel, technical, research and other personnel who are in high demand and are often subject to competing employment opportunities. Our success will depend on our ability to retain our current management, engineers, marketing and sales, technical, research and other personnel and to attract and retain qualified like personnel in the future. Competition for senior management, engineers, marketing and sales personnel, and other specialized technicians is intense and we may not be able to retain our personnel. If we lose the services of any executive officers, key contractors or key employees, our ability to achieve our business objectives could be harmed and our business, financial condition, and results of operations could be materially and adversely affected. In general, our officers could terminate their employment at any time without notice for any reason.

If we fail to comply with the reporting obligations of the Exchange Act and Section 404 of the Sarbanes-Oxley Act, or if we fail to maintain adequate internal control over financial reporting, our business, financial condition, and results of operations, and investors’ confidence in us, could be materially and adversely affected.

As a public company, we are required to comply with the periodic reporting obligations of the Exchange Act, including preparing annual reports, quarterly reports, and current reports. Our failure to prepare and disclose this information in a timely manner and meet our reporting obligations in their entirety could subject us to penalties under federal securities laws, expose us to lawsuits, and restrict our ability to access financing on favorable terms, or at all.

In addition, pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to evaluate and provide a management report of our systems of internal control over financial reporting. During the course of the evaluation of our internal control over financial reporting, we could identify areas requiring improvement and could be required to design enhanced processes and controls to address issues identified through this review. This could result in significant delays and costs to us and require us to divert substantial resources, including management time, from other activities. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent fraud. Any failure to maintain compliance with the requirements of Section 404 on a timely basis could result in the loss of investor confidence in the reliability of our financial statements, which in turn could, negatively impact the trading price of our stock, and adversely affect investors’ confidence in the Company and our ability to access capital markets for financing.

If we complete re-domestication to Singapore, we will no longer be required to file quarterly financial statements that have been reviewed by our independent auditors on Forms 10-Q, as required by the Securities Exchange Act of 1934.

If we change our corporate jurisdiction to Singapore, we will still have to comply with reporting requirements under United States securities laws. However, these requirements could be reduced because we will no longer be incorporated in a state of the United States.

We currently prepare our financial statements in accordance with United States generally accepted accounting principles (“US GAAP”). We file our audited annual financial statements with the Securities and Exchange Commission with our annual reports on Form 10-K and we file our unaudited interim financial statements with the Securities and Exchange Commission with our quarterly reports on Form 10-Q. Upon completion of re-domestication to Singapore, we anticipate that we will meet the definition of a “foreign private issuer” under the Securities Exchange Act of 1934, as amended. As a foreign private issuer, we anticipate that we will be eligible to file our annual reports each year with the Securities and Exchange Commission on Form 20-F. As a foreign private issuer filing annual reports on Form 20F, we would not be required to file quarterly reports on Forms 10-Q.

If we complete re-domestication to Singapore, insiders of our company will no longer be required to file insider reports under Section 16(a) of the Securities Exchange Act of 1934 and they will no longer be subject to the “short swing profit rule” of Section 16(b) of the Securities Exchange Act of 1934.

As a foreign private issuer, our directors, officers and stockholders owning more than 10% of our outstanding common stock will be subject to the insider filing requirements imposed by another jurisdictions securities laws but they will be exempt from the insider requirements imposed by Section 16 of the Securities Exchange Act of 1934. Such securities laws may not impose on insiders any equivalent of the “short swing profit rule” imposed by Section 16 and, after completion of re-domestication to Singapore, our insiders will not be subject to liability for profits realized from any “short swing” trading transactions, or a purchase and sale, or a sale and purchase, of our equity securities within less than six months. As a result, our stockholders may not enjoy the same degree of protection against insider trading as they would under Section 16 of the Securities Exchange Act of 1934.

Your rights as a stockholder of our company will change as a result of re-domestication to Singapore.

Because of the differences between Nevada law and Singapore, your rights as a stockholder will change if the re-domestication to Singapore is completed. Any registration statement or proxy statement in regards to the re-domestication will include a detailed discussion of these differences.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY

If the patents that we own or license, or our other intellectual property rights, do not adequately protect our technologies, we could lose market share to our competitors and be unable to operate our business profitably.

Our future success depends, in part, on our ability to obtain and maintain patent protection for our products and technology, to preserve our trade secrets and to operate without infringing the intellectual property of others. We rely on patents to establish and maintain proprietary rights in our technology and products. We currently possess a number of issued patents and patent applications with respect to our products and technology. However, we cannot ensure that any additional patents will be issued, that the scope of any patent protection will be effective in helping us address our competition, or that any of our patents will be held valid if subsequently challenged. It is also possible that our competitors could independently develop similar or more desirable products, duplicate our products, or design products that circumvent our patents. The laws of foreign countries may not protect our products or intellectual property rights to the same extent as the laws of the United States. In addition, there have been recent changes in the patent laws and rules of the U.S. Patent and Trademark Office (the “USPTO”), and there could be future proposed changes that, if enacted, have a significant impact on our ability to protect our technology and enforce our intellectual property rights. If we fail to protect our intellectual property rights adequately, our competitive position could be adversely affected, and there could be a material adverse effect on our business, financial condition, and results of operations.

If third parties claim that we infringe their intellectual property rights, we could incur liabilities and costs and have to redesign or discontinue selling certain products, which could have a material adverse effect on our business, financial condition, and results of operations.

We face substantial uncertainty regarding the impact that other parties’ intellectual property positions will have on systems for diabetes treatment monitoring. The medical technology industry has in the past been characterized by a substantial amount of litigation and related administrative proceedings regarding patents and intellectual property rights. From time to time, we expect to receive, notices of claims of infringement, misappropriation, or misuse of other parties’ proprietary rights. Some of these claims could lead to litigation. We may not prevail in any future intellectual property infringement litigation given the complex technical issues and inherent uncertainties in litigation. Any claims, with or without merit, could be time-consuming and distracting to management, result in costly litigation, or cause product shipment delays. Adverse determinations in litigation could subject us to significant liability and could result in the loss of proprietary rights. A successful lawsuit against us could also force us to cease selling or redesign products that incorporate the infringed intellectual property. Additionally, we could be required to seek a license from the holder of the intellectual property to use the infringed technology, and it is possible that we may not be able to obtain a license on acceptable terms, or at all.

RISKS RELATED TO OUR REGULATORY ENVIRONMENT

Changes in government regulation or the inability to obtain or maintain necessary government approvals could have a material adverse effect on our business, financial condition, and results of operations.

Our products are subject to extensive government regulation, both in the United States and in other countries. To clinically test, manufacture, and market products for human use, we must comply with regulations and safety standards set by the FDA and comparable state and foreign agencies. Regulations adopted by the FDA are wide-ranging and govern, among other things, product design, development, manufacture and control testing, labeling control, storage, advertising, and sales. Generally, products must meet regulatory standards as safe and effective for their intended use before being marketed for human applications. The clearance process is expensive, time-consuming, and uncertain. Failure to comply with applicable regulatory requirements of the FDA can result in an enforcement action which could include a variety of sanctions, including fines, injunctions, civil penalties, recall or seizure of our products, operating restrictions, partial suspension, or total shutdown of production and criminal prosecution. The failure to receive or maintain requisite approvals for the use of our products or processes, or significant delays in obtaining such approvals, could prevent us from developing, manufacturing, and marketing products and services necessary for us to remain competitive.

If we develop new products and applications or make any significant modifications to our existing products or labeling, we will need to obtain additional regulatory clearances or approvals. Any modification that could significantly affect a product’s safety or effectiveness, or that would constitute a change in its intended use, will require a new FDA 510(k) clearance, or could require a Premarket approval (PMA) application. The FDA requires each manufacturer to make this determination initially, but the FDA can review any such decision and can disagree with a manufacturer’s determination. If the FDA disagrees with a manufacturer’s determination, the FDA can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or Premarket approval (PMA) is obtained. If 510(k) clearance is denied and a Premarket approval (PMA) application is required, we could be required to submit substantially more data and conduct human clinical testing and would very likely be subject to a significantly longer review period.

Products sold in international markets are also subject to the regulatory requirements of each respective country or region. The regulations of the European Union require that a device have a CE Mark, indicating conformance with European Union laws and regulations before it can be sold in the European Union. The regulatory international review process varies from country to country. We expect to rely on our compliance consultants in any foreign countries in which we may market our products to comply with the regulatory laws of such countries. Failure to comply with the laws of such countries could prevent us from selling products in such countries. In addition, unanticipated changes in existing regulatory requirements or the adoption of new requirements could impose significant costs and burdens on us, which could increase our operating expenses.

Changes in health care regulations in the U.S. and elsewhere could adversely affect the demand for our products as well as the way in which we conduct our business. For example, in 2010, President Obama signed the Affordable Care Act into law, which included various reforms impacting Medicare coverage and reimbursement, including revision to prospective payment systems, any of which could adversely impact any Medicare reimbursements received by our end-user customers. New legislation may be enacted as the President and Congress consider further reform. In addition, as a result of the focus on health care reform, there is risk that Congress could implement changes in laws and regulations governing health care service providers, including measures to control costs, and reductions in reimbursement levels. We cannot be sure that government or private third-party payers will cover and reimburse the treatments using our products, in whole or in part, in the future, or that payment rates will be adequate. If healthcare providers cannot obtain adequate coverage and reimbursement for our products, or the procedures in which they are used, our business, results of operations, and financial condition could suffer.

We could be subject to or otherwise affected by federal and state health care laws, including fraud and abuse and health information privacy and security laws, and we could face substantial penalties if we are unable to fully comply with such regulations.

We are directly or indirectly, through our customers, subject to extensive regulation by both the federal government and the states and foreign countries in which we conduct our business. The laws that directly or indirectly affect our ability to operate our business include, but are not limited to, the following:

●        the Federal Food, Drug, and Cosmetic Act, which regulates the design, testing, manufacture, labeling, marketing, distribution, and sale of prescription drugs and medical devices;

●        state food and drug laws;

●        the federal Anti-Kickback Statute, which prohibits persons from knowingly and willfully soliciting, offering, receiving, or providing remuneration, directly or indirectly, to induce the referral for the furnishing of, or the purchase, order, or recommendation of, a good or service, for which payment could be made under FHCPs such as Medicare, Medicaid, and TRICARE;

●        state law equivalents to the federal Anti-Kickback Statute, which may not be limited to government reimbursed items;

●        state laws that prohibit fee-splitting arrangements;

●        the federal Civil False Claims Act, which imposes liability on any person or entity that knowingly presents, or causes to be presented, a false or fraudulent claim for payment to the government, including FHCPs;

●        state false claims laws that prohibit anyone from presenting, or causing to be presented, claims for payment to third-party payers that are false or fraudulent;

●        federal crimes for knowingly and willfully executing a scheme to defraud any health care benefit program or making false statements in connection with the delivery of or payment for items or services under a health care benefit program;

●        federal law prohibiting offering remuneration to a Medicare or Medicaid beneficiary to influence the beneficiary’s selection of a particular provider, practitioner, or supplier;

●        the federal Stark Law, which, in the absence of a statutory or regulatory exception, prohibits: (i) the referral of Medicare or Medicaid patients by a physician to an entity for the provision of designated health care services, if the physician or a member of the physician’s immediate family has a direct or indirect financial relationship, including an ownership interest in, or a compensation arrangement with, the entity and (ii) submitting a bill to Medicare or Medicaid for services rendered pursuant to a prohibited referral;

●        state law equivalents to the Stark Law, which may not be limited to government reimbursed items;

●        the Physician Payments Sunshine Act, which requires us to report annually to CMS certain payments and other transfers of value we make to U.S.-licensed physicians, dentists, and teaching hospitals;

●        the FCPA, which generally prohibits companies and their intermediaries from paying anything of value to foreign officials to influence any decision of the foreign official in his/her official capacity or to secure any other improper advantage to obtain or retain business;

●        HIPAA and HITECH and their implementing regulations, which govern the use, disclosure, and safeguarding of PHI;

●        state privacy laws that protect the confidentiality of patient information;

●        Medicare and Medicaid laws and regulations that prescribe the requirements for coverage and payment, including the amount of such payment; state laws that prohibit the practice of medicine by non-physicians; and

●        the Federal Trade Commission Act and similar laws regulating advertising and consumer protection.

If our past, present, or future operations are found to be in violation of any of the laws described above or the other governmental laws or regulations to which we or our customers are subject, we could be subject to the applicable penalty associated with the violation, which could include civil and criminal penalties, damages, fines, exclusion from FHCPs, and the curtailment or restructuring of our operations. If we are required to obtain permits or license under these laws that we do not already possess, we could become subject to substantial additional regulation or incur significant expense. Any penalties, damages, fines, or curtailment or restructuring of our operations could be significant. The risk of potential non-compliance is increased by the fact that many of these laws have not been fully interpreted by applicable regulatory authorities or the courts, and their provisions are open to a variety of interpretations and additional legal or regulatory change. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business, damage our reputation, and cause a material adverse effect on our business, financial condition, and results of operations.

Product sales or introductions could be delayed or canceled as a result of the FDA regulatory requirements applicable to diabetes testing products, treatment management systems, or both, which could cause our sales or profitability to decline and have a material adverse effect on our business, financial condition, and results of operations.

The process of obtaining and maintaining regulatory approvals and clearances to market a medical device from the FDA and similar regulatory authorities abroad can be costly and time-consuming, and we cannot provide assurance that such approvals and clearances will be granted. Pursuant to FDA regulations, unless exempt, the FDA permits commercial distribution of a new medical device only after the device has received 510(k) clearance or is the subject of an approved Premarket approval (PMA). The FDA will clear marketing of a medical device through the 510(k) process if it is demonstrated that the new product is substantially equivalent to other 510(k)-cleared products. The pre-market approval process is more costly, lengthy and uncertain than the 510(k) process, and must be supported by extensive data, including data from preclinical studies, and human clinical trials. Because we cannot provide assurance that any new products, or any product enhancements, that we develop will be subject to the shorter 510(k) clearance process, significant delays in the introduction of any new products or product enhancement could occur. We cannot provide assurance that the FDA will not require a new product or product enhancement to go through the lengthy and expensive PMA process. Delays in obtaining regulatory clearances and approvals could:

●        delay or eliminate commercialization of products we develop;

●        require us to perform costly procedures;

●        diminish any competitive advantages that we may attain; and

●        reduce our ability to collect revenues or royalties.

Although we have obtained 510(k) clearance from the FDA to market our Diabetes Solution, we cannot provide assurance that the clearance of these systems will not be withdrawn or that we will not be required to obtain new clearances or approvals for modifications or improvements to our products.

Our products are subject to recalls and other regulatory actions after receiving FDA clearance or approval.

The FDA and similar governmental bodies in other countries have the authority to require the recall of our products in the event of material deficiencies or defects in design or manufacture. A government mandated or voluntary recall by us could occur as a result of component failures, manufacturing errors, or design defects, including defects in labeling. Any recall would divert management’s attention and financial resources and harm our reputation with customers. Any recall involving our Diabetes Solution would be particularly harmful to us, because our Diabetes Solution is our sole product. However, any recall could have a material adverse effect on our business, financial condition, and results of operations.

RISKS RELATED TO OUR STOCK

The liquidity and trading volume of our common stock could be low, and our ownership is concentrated.

The liquidity and trading volume of our common stock has at times been low in the past and could again be low in the future. If the liquidity and trading volume of our common stock is low, this could adversely impact the trading price of our shares, our ability to issue stock and our stockholders’ ability to obtain liquidity in their shares. In addition, our Chairman and sole executive officer Sidney Chan and his affiliates own in excess of 71% of outstanding common stock as at the date of this Registration Statement.

As a result, Mr. Chan and his affiliates will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our common stock could have the effect of delaying or preventing a change in control of our company or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of our company. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders. The concentration of ownership also contributes to the low trading volume and volatility of our common stock.

Our stock price has been, and could continue to be, volatile.

There has been significant volatility in the market price and trading volume of equity securities, which is often unrelated to the financial performance of the companies issuing the securities. These broad market fluctuations could negatively affect the market price of our stock. The market price and volume of our common stock could fluctuate, and in the past has fluctuated, more dramatically than the stock market in general. You may not be able to resell your shares at or above the price you paid for them due to fluctuations in the market price of our stock caused by changes in our operating performance or prospects or other factors. Some factors, in addition to the other risk factors identified above, that could have a significant effect on our stock market price include but are not limited to the following:

●        actual or anticipated fluctuations in our operating results or future prospects;

●        our announcements or our competitors’ announcements of new products;

●        the public’s reaction to our press releases, our other public announcements, and our filings with the SEC;

●        strategic actions by us or our competitors, such as acquisitions or restructurings;

●        new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●        changes in accounting standards, policies, guidance, interpretations, or principles;

●        changes in our growth rates or our competitors’ growth rates;

●        developments regarding our patents or proprietary rights or those of our competitors;

●        our inability to raise additional capital as needed;

●        concerns or allegations as to the safety or efficacy of our products;

●        changes in financial markets or general economic conditions;

●        sales of stock by us or members of our management team, our Board, our significant stockholders, or certain institutional stockholders; and

●        changes in stock market analyst recommendations or earnings estimates regarding our stock, other comparable companies or our industry generally.

You could experience substantial dilution of your investment as a result of subsequent exercises of our outstanding options, vesting of restricted stock units, future sales of our equity, or the future grant of equity by us.

You could experience substantial dilution of your investment as a result of subsequent exercises of outstanding warrants and outstanding options issued as compensation for services performed by employees, directors, consultants, and others, future sales of our equity, or the grant of future equity-based awards. As of October 30, 2020, an aggregate of 5,362,701,500 shares of common stock were authorized for issuance pursuant to the exercise of outstanding stock options having a weighted-average exercise price of $0.005 per share (5,497,001,500 as of December 13, 2021 with a weighted average exercise price of $0.005 per share). To the extent that outstanding options are exercised, our existing stockholders will experience dilution. We rely heavily on equity awards to motivate current contractors and employees and to attract new employees. The grant of future equity awards by us to our contractors, employees and other service providers could further dilute our stockholders’ interests in the Company.

Anti-takeover provisions in our charter, bylaws, other agreements, and under Nevada law could discourage, delay, or prevent a change in control of the Company.

Provisions in our restated certificate of incorporation and amended and restated bylaws could discourage, delay, or prevent a merger or acquisition involving us that our stockholders may consider favorable. These provisions include but are not limited to the right of our Board to issue preferred stock without stockholder approval, no stockholder ability to fill director vacancies, elimination of the rights of our stockholders to act by written consent and call special stockholder meetings, super-majority vote requirements for certain amendments to our certificate of incorporation and stockholder proposals for amendments to our bylaws, prohibition against stockholders from removing directors other than “for cause” and rules regarding how stockholders may present proposals or nominate directors for election at stockholder meetings.

We are also subject to the anti-takeover provisions of the Nevada Revised Statues. Under these provisions, if anyone becomes an “interested stockholder,” we may not enter into a “business combination” with that person for two years without special approval, which could discourage a third-party from making a takeover offer and could delay or prevent a change in control of us. An “interested stockholder” generally means (subject to certain exceptions as described in the Nevada General Corporation Law) someone owning voting stock of our Company and who is an officer, director, or employee of our Company during the past two years, or who is an acquiring person in a contemplated transaction.

Because we do not intend to pay dividends, our stockholders will benefit from an investment in our common stock only if it appreciates in value.

We intend to retain our future earnings, if any, to finance the expansion of our business and do not expect to pay any cash dividends in the foreseeable future. As a result, the success of an investment in our common stock will depend entirely upon any future appreciation. There is no guarantee that our common stock will appreciate in value or even maintain the price at which our stockholders purchased their shares.

USE OF PROCEEDS

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the rights offering will be until the rights offering is completed, assuming all remaining subscription rights are exercised, we estimate that the aggregate net proceeds from the rights offering, after deducting estimated offering expenses, will be approximately $5,000,000. We intend to use the net proceeds we receive from the rights offering to provide for our general working capital needs.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. Our Board and management will have considerable discretion in the application of the net proceeds from the rights offering, and it is possible that we may allocate the proceeds differently than investors in the rights offering may desire or that we may fail to maximize the return on these proceeds. You will be relying on the judgment of our management with regard to the use of proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

CAPITALIZATION

The following table sets forth our capitalization as at October 30, 2020 and December 13, 2021 and as adjusted to reflect the sale of 101,025,592 (26,496,635 having been previously exercised) shares of our common stock, assuming all subscription rights are exercised, at the subscription price of $0.05 per share and the receipt of the net proceeds from the rights offering after deducting estimated offering expenses in the amount of $60,000. The table does not reflect the use of proceeds from the rights offering. The information presented in the table below should be read in conjunction with our unaudited consolidated financial statements and notes thereto incorporated by reference into this prospectus.

	Actual as of December 13, 2021 (unaudited)	Actual as of October 30, 2020 (unaudited)	As Adjusted for Rights Offering
		$(in thousands, except per share data)
STOCKHOLDERS' EQUITY:
Shares of common stock authorized with a par value of $0.001 per share	10,000,000,0000	10,000,000,0000	10,000,000,0000
Shares of common stock issued and outstanding with a par value of $0.001 per share	542,716,344	511,020,709	643,741,936

Common Stock, $0.0001 par value, 10,000,000,000 shares authorized; 511,020,709 shares issued and outstanding	543	511	644
Additional paid-in capital	76,893	70,900	81,843
Accumulated deficit	(101,429)	(92,700)	(101,429)
Total stockholders’ equity	(23,994)	(21,289)	(18,942)
Total liabilities and stockholders’ equity	106	$11	5,158

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is listed and traded on the OTCQB under the symbol “ALRT.” On December 13, 2021, the most recent practicable date before the date of this prospectus, we had 542,716,344 shares of common stock outstanding and approximately 135 holders of record of the common stock, and the closing price of our common stock as reported on the OTCQB was $0.05 per share.

The following table summarizes the high and low closing sale prices per share of our common stock for the periods indicated, as reported on the OTCQB. These prices do not include adjustments for retail mark-ups, markdowns or commissions.

Price Range
	Low	High
Year ending December 31, 2021
First Quarter	$ 0.05	$ 0.08
Second Quarter	$ 0.05	$ 0.07
Third Quarter	$ 0.05	$ 0.07
Year ending December 31, 2020
First Quarter	$ 0.02	$ 0.05
Second Quarter	$ 0.03	$ 0.07
Third Quarter	$ 0.04	$ 0.09
Fourth Quarter	$ 0.05	$ 0.08
Year ended December 31, 2019
First Quarter	$ 0.02	$ 0.05
Second Quarter	$ 0.04	$ 0.04
Third Quarter	$ 0.03	$ 0.05
Fourth Quarter	$ 0.01	$ 0.04

The foregoing table shows only historical comparisons. These comparisons may not provide meaningful information to you in determining whether to purchase shares of common stock in the rights offering. You are urged to obtain current market quotations for our common stock and to review carefully the other information included in, or incorporated by referenced into, this prospectus.

We intend to retain our available funds from earnings and other sources for future growth and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Additionally, we do not anticipate paying any stock dividends in the foreseeable future. Our dividend policy may be changed at any time, and from time to time, by our Board. We did not pay or declare any dividends in 2020, 2019 or 2018.

THE RIGHTS OFFERING

The following describes the rights offering in general and assumes, unless specifically provided otherwise, that you are a record holder of our common stock on the record date. If you hold your shares in a brokerage account or through a broker, dealer, custodian bank or other nominee, please also refer to “—Method of Exercising Subscription Rights — Subscription by Beneficial Owners.”

The Subscription Rights

We are distributing to holders of shares of our common stock as of 5:00 p.m., Eastern Time, on October 30, 2020, which is the record date for the rights offering, at no charge, non-transferable subscription rights to purchase shares of our common stock at $0.05 per share (a price that is a 19.4% discount to the closing price of our common stock as reported on the OTCQB on the record date). Each holder of record of our common stock will receive one subscription right for each share of our common stock owned by such holder as of 5:00 p.m., Eastern Time, on the record date. Each whole subscription right entitles the holder to a basic subscription right (as described below). The subscription rights entitle the holders of our common stock to purchase an aggregate of 101,025,592 (26,496,635 having been previously exercised) shares of our common stock for an aggregate subscription price of $5,051,000. The shares to be issued in the rights offering, like our existing shares of common stock, will be quoted on the OTCQB under the symbol “ALRT.”

Basic Subscription Right. The basic subscription right provides the holder of each whole subscription right the opportunity to purchase one share of our common stock at subscription price of $0.05 per share, subject to delivery of the required documents and payment of the subscription price prior to the expiration of the rights offering. You may exercise all or a portion of your basic subscription rights or you may choose not to exercise any subscription rights at all. Subscription rights may only be exercised in whole numbers; we will not issue fractional shares and will round all of the subscription rights down to the nearest whole number.

Reasons for the Rights Offering

We are engaging in the rights offering to provide for our general working capital needs. Our Board has chosen, as recommended by management, to raise capital through a rights offering to give all our stockholders the opportunity to limit ownership dilution by buying additional shares of common stock. Our Board also considered several alternative capital raising methods prior to concluding that the rights offering was the appropriate option under the current circumstances. Our Board believes that the rights offering will strengthen the Company’s financial condition by generating additional cash and increasing its capital position.

Based on its consideration of these factors, the information and analyses regarding the rights offering prepared by management and the recommendation of management that the rights offering is in the best interests of the Company in light of the information available to management, and the additional information and documentation reviewed by our Board, our Board approved the rights offering and determined that the rights offering is in the best interests of the Company and its stockholders. However, our Board is not making any recommendation regarding your exercise of the subscription rights. We cannot assure you that we will not need to seek additional financing or engage in additional capital offerings in the future or that the rights offering will raise sufficient capital to provide for our general working capital needs.

Determination of Subscription Price

The Board has determined the subscription price based on a variety of factors, including historical and current trading prices for our common stock, recent share based transactions involving our affiliates, the price of most recently issued outstanding stock options held by our affiliates, general business conditions, our need for capital, alternatives available to us for raising capital, potential market conditions, and our desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, the Board also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings, and the outlook for our industry, and our current financial condition.

We cannot assure you that the market price of our shares of common stock will not decline during or after the rights offering. We also cannot assure you that you will be able to sell shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price. We urge you to obtain a current quote for our common stock before exercising your subscription rights.

No Purchase Commitment

Our Chairman Sidney Chan, who, together with his affiliates, owns an aggregate of 383,498,482 shares of our common stock, or approximately 71% of the shares outstanding, and our Directors Peter Stafford, Kenneth Robulak, Alfonso Salas, and Ronald Cheng, who collectively own an aggregate of 4,473,538 shares of our common stock, or approximately 0.8% of the shares outstanding, have each agreed with us not to exercise their respective basic subscription rights pursuant to the rights offering. None of basic subscription rights attached to the shares of common stock owned by Mr. Chan or his affiliates are being registered pursuant to this offering, and will not, accordingly be made available to non-shareholder purchaser. Mr. Chan and his affiliates elected not to participate in this offering owing to their agreement on September 21, 2020 to accept 240,000,000 of our common shares at a price of $0.05 per share in consideration for the retirement of an aggregate amount of $12,000,000 payable to them by the Company. The subscription rights attached to the 4,473,538 shares of common stock held by our other Directors are being registered pursuant to this offering, and may be available for purchase by non-shareholders at the discretion of management within 150 days following the expiration date of the offering.

Method of Exercising Subscription Rights

101,025,592 (26,496,635 having been previously exercised) non-transferable subscription rights are being distributed for each share of our common stock that you owned as of 5:00 p.m., Eastern Time, on October 30, 2020, the record date for the rights offering. The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders. If you are a registered holder of shares of our common stock, the number of subscription rights you may exercise is indicated on the enclosed rights certificate. You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full payment, to the subscription agent at the address set forth below under “—Subscription Agent,” to be received prior to 5:00 p.m., Eastern Time, on January 31, 2022, the expiration date for the rights offering.

Subscription by Beneficial Owners. If you are a beneficial owner of shares of our common stock that are registered in the name of a custodian bank, broker, dealer or other nominee, you will not receive a rights certificate. Instead, one subscription right will be issued to the nominee record holder for each share of our common stock that you own at the record date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares of our common stock in the rights offering.

If you hold your shares of common stock in the name of a custodian bank, broker, dealer or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on January 31, 2022, the expiration date for the rights offering.

Payment Method

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent must be made in full United States currency by personal check payable to Pacific Stock Transfer fbo ALR Technologies Inc., the subscription agent, drawn upon a United States bank.

Payment will be deemed to have been received by the subscription agent only upon the subscription agent’s receipt of a personal check, receipt and clearance of such check.

Please note that funds paid by uncertified personal check may take at least seven business days to clear. Accordingly, if you wish to pay by means of an uncertified personal check, we urge you to make payment sufficiently in advance of the expiration date to ensure that the subscription agent receives cleared funds before that time.

Your subscription rights will not be successfully exercised unless the subscription agent actually receives from you, your custodian bank, broker, dealer or other nominee, as the case may be, all of the required documents and your full subscription price payment (and your payment has cleared) prior to 5:00 p.m., Eastern Time, on January 31, 2022, the scheduled expiration date of the rights offering, unless you have used the guaranteed delivery procedures described under “—Notice of Guaranteed Delivery.”

You should read and follow the instructions accompanying the rights certificate carefully. As described in the instructions accompanying the rights certificate, in certain cases additional documentation or signature guarantees may be required.

The method of delivery of payments of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure timely delivery to the subscription agent. Do not send or deliver these materials to us.

There is no sales fee or commission payable by you in connection with the issuance of subscription rights or the issuance of shares of common stock if you exercise your subscription rights (other than the subscription price). We will pay all fees charged by the subscription agent. However, if you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any other commissions, fees, taxes or other expenses your nominee may charge you in connection with the exercise of the subscription rights.

Medallion Guarantee May Be Required

Your signature on your rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

●        you provide on the rights certificate that shares are to be delivered in your name and to your address of record, as imprinted on the face of the rights certificate; or

●        you are an eligible institution.

Delivery to any address or by a method other than those set forth above does not constitute valid delivery.

Missing or Incomplete Subscription Information

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms you submit, the payment received will first be applied, to the fullest extent possible based on the amount of the payment received, to exercise your basic subscription rights. Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty, following the expiration of the rights offering.

If you deliver your rights certificate and other documents or payment in a manner different from that described in this prospectus, we may not honor the exercise of your subscription rights.

Expiration Date

The period during which you may exercise your subscription rights expires at 5:00 p.m., Eastern Time, on January 31, 2022. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of our common stock to you if the subscription agent receives your rights certificate or your subscription payment after that time, unless you have used the guaranteed delivery procedures described under “—Notice of Guaranteed Delivery.” We have the option to extend the rights offering without notice to you. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than the next business day after our Board extends the rights offering.

If you hold your shares of common stock in the name of a custodian bank, broker, dealer or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on January 31, 2022, the expiration date for the rights offering.

Conditions, Withdrawal and Termination

We reserve the right to withdraw the rights offering at any time for any reason. In addition, we may terminate the rights offering if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our Board would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. If our Board cancels the rights offering, all affected subscription rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Subscription and Information Agent

We retained Pacific Stock Transfer to serve as the subscription agent and as the information agent for the rights offering. The agent will maintain the list of subscriptions. We will pay all fees and expenses of the agent related to the rights offering and have also agreed to indemnify the agent from certain liabilities that it may incur in connection with the rights offering. If your shares are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate, subscription payment or, if applicable, notice of guaranteed delivery, to the address provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to the Company.

By Overnight Courier, or Registered Certified or Express Mail

Pacific Stock Transfer

6725 Via Austi Pkwy, Suite 300

Las Vegas, NV 89119

No Fractional Shares

We will not issue fractional shares in connection with the rights offering. Fractional shares of our common stock resulting from the exercise of the basic subscription rights will be eliminated by rounding down to the nearest whole share. Any excess subscription payments received by the subscription agent will be returned promptly, without interest, following expiration of the rights offering.

Notice to Nominees

If you are a custodian bank, broker, dealer or other nominee who holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial holder so instructs, you should complete the rights certificate and submit it to the subscription agent together with the form entitled “Nominee Holder Election Form” and with the proper payment. We will provide the Nominee Holder Election Form to you with your rights offering materials. If you did not receive this form, you should contact the information agent to request a copy. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the Nominee Holder Election Form.

In the case of subscription rights that you hold of record on behalf of others through DTC, those subscription rights may be exercised by instructing DTC to transfer the subscription rights from your DTC account to the subscription agent’s DTC account, and by delivering to the subscription agent the required certification as to the number of shares subscribed for pursuant to the exercise of the subscription rights of the beneficial owners on whose behalf you are acting, together with payment of the full subscription price.

Notice of Guaranteed Delivery

If you wish to exercise your subscription rights, but you do not have sufficient time to deliver the rights certificate evidencing your subscription rights to the subscription agent, on or before the time the rights offering expires, you may exercise your subscription rights by the following guaranteed delivery procedures:

●	deliver to the subscription agent on or prior to the rights offering expiration date your subscription price payment in full for each share you subscribed for under your basic subscription right in the manner set forth above under “—Payment Method”;

●	deliver to the subscription agent on or prior to the expiration date the form entitled “Notice of Guaranteed Delivery,” substantially in the form provided with the “Instructions For Use of ALR Technologies Inc. Certificates” distributed with your rights certificates; and

●	deliver the properly completed rights certificate evidencing your subscription rights being exercised and the related nominee holder certification, if applicable, with any required signature guarantee, to the subscription agent no later than two business days after the expiration date of the rights offering. For purposes of these notice of guaranteed delivery procedures, “business day” means any day on which trading is conducted on the OTCQB.

Your notice of guaranteed delivery must be delivered in substantially the same form provided with the Instructions For Use of ALR Technologies Inc. Rights Certificates, which will be distributed to you with your rights certificate. Your notice of guaranteed delivery must include a signature guarantee from a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Exchange Act (each, an “Eligible Institution”). A form of that guarantee is included with the notice of guaranteed delivery.

In your notice of guaranteed delivery, you must state:

●	your name;

●	the number of subscription rights represented by your rights certificates, the number of shares of our common stock for which you are subscribing under your basic subscription right; and

●	your guarantee that you will deliver to the subscription agent the rights certificate evidencing the subscription rights you are exercising within two business days following the expiration of the rights offering.

You may deliver your notice of guaranteed delivery to the subscription agent in the same manner as your rights certificate at the address set forth above under “—Subscription Agent” or may be transmitted, if transmitted by an Eligible Institution, to the subscription agent by email to info@pacificstocktransfer.com..

The agent will send you additional copies of the form of notice of guaranteed delivery if you request them by calling 702-361-3033, or by emailing info@pacificstocktransfer.com.

Beneficial Owners

If you are a beneficial owner of shares of our common stock and will receive your subscription rights through a custodian bank, broker, dealer or other nominee, we will ask your nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your custodian bank, broker, dealer or other nominee act for you, as described above. To indicate your decision with respect to your subscription rights, you should follow the instructions of your nominee. If you wish instead to obtain a separate rights certificate, you should contact your nominee as soon as possible and request that a rights certificate be issued to you. You should contact your nominee if you do not receive notice of the rights offering, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before 5:00 p.m., Eastern Time, on January 31, 2022, the expiration date.

Non-Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone. The subscription rights will not be listed for trading on the OTCQB or any other market or stock exchange. The shares of our common stock issuable upon exercise of the subscription rights will be listed on the OTCQB under the ticker symbol “ALRT.”

Validity of Subscriptions

We will resolve, in our sole discretion, all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful.

You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither the Company nor the subscription agent shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the subscription agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Funding Arrangements; Return of Funds

Pacific Stock Transfer the subscription agent, will hold funds received in payment for shares of our common stock in a segregated account pending completion of the rights offering. The subscription agent will hold this money until the rights offering is completed or is withdrawn or terminated. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned to subscribers, without interest or penalty, as soon as practicable.

Uncertificated Shares of Common Stock

All shares of our common stock that you purchase in the rights offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record. As soon as practicable after the expiration of the rights offering, the subscription agent will arrange for issuance to each subscription rights holder of record that has validly exercised its subscription rights the shares of common stock purchased in the rights offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your rights in order to comply with state securities laws.

Rights of Subscribers

You will have no rights as a stockholder with respect to the shares of our common stock purchased in the rights offering until your account, or your account at your broker, dealer, custodian bank or other nominee, is credited with such shares.

Foreign Stockholders

We will not mail this prospectus or rights certificates to stockholders with addresses that are outside the United States or Canada or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent prior to 5:00 p.m., Eastern Time, at least three business days prior to the expiration of the rights offering (or, if the rights offering is extended, on or before three business days prior to the extended expiration date) and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder.

No Revocation or Change

All exercises of subscription rights are irrevocable. Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid, unless we are required by law to grant revocation rights, even if the market price of our common stock falls below the $0.05 per share subscription price or you learn information about us or the rights offering that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of our common stock offered pursuant to the rights offering.

Material U.S. Federal Income Tax Treatment of Rights Distribution

The receipt and exercise of subscription rights by holders of shares of our common stock should generally not be taxable for U.S. federal income tax purposes. You should seek specific tax advice from your tax advisor in light of your particular circumstances and as to the applicability and effect of any other tax laws. See “Material U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our Board is not making any recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. We cannot predict the price at which our shares of common stock will trade, and, therefore, we cannot assure you that the market price for our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” and all other information included in, or incorporated by reference into, this prospectus for a discussion of the risks related to the rights offering and the risks involved in investing in our common stock.

Shares of Our Common Stock Outstanding After the Rights Offering

As of October 30, 2020, we had 511,020,709 shares of our common stock issued and outstanding. As of December 13, 2021, we had 542,716,344 shares of our common stock issued and outstanding. Assuming no additional shares of common stock are issued by the Company prior to consummation of the rights offering and assuming all remaining shares are sold in the rights offering, we expect approximately 643,741,936 shares of our common stock will be outstanding immediately after completion of the rights offering.

Other Matters

We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription rights in order to comply with state securities laws. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in the rights offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in the rights offering.

DESCRIPTION OF BUSINESS

Background

ALRT is a data management company that developed the ALRT Diabetes Solution, a comprehensive approach to diabetes care that includes: an FDA-cleared and HIPAA compliant diabetes management system that collects data directly from blood glucose meters and continuous glucose monitoring devices; a patent pending Predictive A1C algorithm to track treatment success between lab reports and an FDA-cleared Insulin Dosing Adjustment program.

ALRT was incorporated under the laws of the State of Nevada on March 24, 1987 as Mo Betta Corp. In April 1998, the Company changed its business purpose to marketing a pharmaceutical compliance device.

In December 1998, the common shares of the Company began trading on the Bulletin Board operated by the National Association of Securities Dealers Inc. under the symbol “MBET.” On December 28, 1998, the Company changed its name from Mo Betta Corp. to ALR Technologies Inc. Subsequently the symbol was changed to “ALRT.”

During 2011, the Company received FDA clearance and achieved HIPAA compliance for its Diabetes Solution. With these key achievements and successful clinical trials completed, the Company began implementing its commercialization strategy which included a pilot program with patients in Kansas in 2014. The Company obtained significant findings from this pilot program which led to the development of its Insulin Dosage Adjustment, for which it received FDA clearance in 2017, and Predictive A1C, for which it has submitted for worldwide patent application under the patent cooperation treaty to the World Intellectual Property Organization. The Company is actively seeking to commence revenue generating activities.

In 2020, the Company i) entered in an agreement with Bionime Corporation whereby the Company will bundle its Diabetes Solution Application with blood glucose meters and diabetes test supplies to sell the bundle as the Diabetes Solution to diabetes patients of private medical clinics in Singapore ii) initiated a clinic pilot with Singapore General Hospital to prove the efficacy of the ALRT Diabetes Solution in insulin-treated diabetes patients iii) entered into a memorandum of understanding to form a collaboration with Diabetes Singapore with the view of raising the diabetes management standard in Singapore and iv) advanced its Diabetes Solution to integrate with continuous glucose monitoring (CGM) devices.

In 2021 i) the Company announced it had advanced its Diabetes Solution for animal health purposes under the brand name “GluCurve” and ii) the Company announced its intent to redomicile to Singapore.

ALRT believes that the current trend in diabetes care is shifting from the use of traditional blood glucose meters to care management using continuous glucose meters and that CGM will become the standard of diabetes care moving forward. ALRT believes it is uniquely positioned to bundle it Diabetes Solution application with CGM to improve health outcomes globally at a price point that is reasonable for wide scale adoption. Accordingly, while the Company remains committed to its goal of redomiciling to Singapore, it has also focused its resources on seeking opportunities in the ASEAN (Association of Southeast Asia Nations) area too secure supply of CGM through one or more strategic transactions. At present ALRT does not expect to complete its redomiciling transaction until it has identified a suitable strategic CGM transaction which ALRT regards as critical to its successful commercial launch for both human and animal health. No assurance can be given as to the timing or successful completion of such a strategic transaction, or any related redomiciling, occurring.

On December 7, 2021 the Company entered into Memorandum of Understanding (the “MOU”) with Infinovo to assess how the parties can work towards entering into a global supply agreement for the Infinovo CGM for use by ALRT in the animal health sector. Founded in 2016, Infinovo is a medical technology company, focusing on developing an accurate and affordable CGM for patients which will be available for both Type 1 and Type 2 Diabetics. Under the terms of the MOU, ALR Technologies and Infinovo will collaborate to integrate Infinovo’s CGM with ALRT’s proprietary GluCurve platform. The Company expects to begin testing the GluCurve Pet CGM utilizing the Infinovo CGM in veterinary clinics in late by early January 2022. The testing is expected to complete by the end of February 2022. If the results of i) integration of the Infinovo CGM into the GluCurve platform and ii) the results of testing the GluCurve platform utilizing the Infinovo are both satisfactory to the parties and other stakeholders, the parties will seek to negotiate a definitive global supply agreement for the Infinovo CGM. No assurance can be given as to the timing of completion or the likelihood of success of the integration or testing, the satisfaction of other stakeholders involved, or that if those are completed in a satisfactory manner, that ALRT and Infinovo will enter into a definitive agreement for the global supply of the Infinovo CGM to ALRT.

Products

ALRT has developed its Diabetes Solution product by utilizing internet-based technologies to facilitate the health care provider’s ability to monitor their diabetes patients’ health and ensure adherence to health maintenance activities.

The ALRT Diabetes Solution is a remote monitoring and care facilitation platform that allows patients to upload the blood glucose data from their meters on a weekly basis. The ALRT System processes and converts each data set to a Predictive A1C value and shares it with the patient’s physician. The System provides the physician with therapy advancement suggestions based on current clinical practice guidelines. Patients receive therapy assessments and adjustments in much shorter cycles, keeping A1Cs at target, mitigating diabetes complications and lowering costs of care.

In the future, the Company may seek to adapt its Diabetes Solution to be used in the management of other chronic diseases. The Company may be required to obtain additional clearance from the FDA prior to commencing selling activities in the United States for other chronic health conditions.

Diabetes is a leading cause of death, serious illness and disability across North America. By the year 2030, it is expected that 1 in 10 adults, globally, will have diabetes (diagnosed and undiagnosed instances). We believe diabetes is a global pandemic.

Data from the American Diabetes Association shows 30 million Americans have diabetes and 84 million have prediabetes. That’s 1 in 3 Americans coping with the disease or serious threat of it. The total cost of diagnosed diabetes is staggering at $327 billion annually ($237 billion in direct medical costs and $90 billion in reduced productivity), putting serious drag on an already strained health care system. Taking a broader view, the global cost of diabetes was estimated at a whopping $825 billion annually in 2016.

Diabetes is a lifelong chronic disease with no cure. However, people with diabetes can take steps to control their disease and reduce the risk of developing the associated serious complications, thereby controlling health care costs. The Canadian Diabetes Association Clinical Practice Guidelines Expert Committee reports that, “Successful diabetes care depends on the daily commitment of persons with diabetes mellitus to self-manage through the balance of lifestyle and medication. Diabetes care should be organized around a multi- and interdisciplinary diabetes health care team that can establish and sustain a communication network between the person with diabetes and the necessary health care and community systems”. Diabetes incidence rates, economic costs and human costs are increasing even though we know how to control the disease. The Diabetes Control and Complication Trial conducted from 1983 to 1993 outlined management as follows:

·	Testing blood glucose levels four or more times per day;

·	Injecting insulin at least three times a day or using an insulin pump;

·	Adjust insulin dose according to food intake and exercise;

·	Following a diet and exercise plan; and

·	Monthly visits to health care team.

We believe there are five causes for diabetes to not be controlled:

1.	Patient non-adherence;

2.	Unreliable data;

3.	Data overload;

4.	Clinical inertia; and

5.	Insulin under prescription.

As noted in Patrick Connole, “UnitedHealth care, Other Large Insurers Seek Better Adherence to Diabetes Care”, Health Plan Week, February 11, 2013 Volume 23 Issue 5, 80% of United States patients with diabetes do not follow their prescribed care plan. Central to conventional diabetes care is patient self-management.

Unreliable Data

As noted in Gonder-Frederick, L.A., et al, “Self Measurement of Blood Glucose: Accuracy of Self-Reporting Data and Adherence to Recommended Regimen” Diabetes Care, Volume 11, no. 7, July 1988, 77% of patient data contain errors.

Data Overload

Health care professionals (the “HCPs”) face a lack of timely and reliable blood glucose data, resulting in delays to advance therapy and sub-optimal insulin dosing. The amount of patient data for clinicians to analyze is too vast and significant during 15-minute clinical appointments and the information they have is unreliable.

Clinical Inertia

As noted in Khunti, K., et al, “Clinical Inertia in People with Type 2 Diabetes: A Retrospective Cohort Study of More than 80,000 People.” Diabetes Care, Volume 36, no. 11, July 2013, across over 80,000 patients, when A1C goals were not met, therapy intensification was late across every measure. It took on average 19 months to escalate patients with an average A1C of 8.7% from single medication to dual therapy and 82 months to escalate patients with an average A1C of 8.8% from dual medication to triple therapy. Furthermore, they found that it took approximately 20 years to advance patients with an average A1C of over 9% to insulin. At the end of the study, less than 50% of the patients had their treatment intensified.

Furthermore, in Treatment intensification for patients with type 2 diabetes and poor glycaemic control by Fu and Sheenan, it was noted that out of 11,525 patients investigated with an A1C greater than 8% patients received intensification as follows:

·	37% within 6 months;
·	11% within 6-12 months; and
·	52% never.

Failure to respond to higher than targeted A1C with treatment intensification puts patients with escalated A1C at risk for complications and diabetes-associated co-morbidities.

Insulin Under Prescription

Insulin dosing is complex, requiring review of large amounts of data, which takes significant amounts of time. We believe HCPs routinely under-prescribe insulin to ensure they avoid insulin dosage adjustments, which could result in hypoglycemia for their patients.

Cleveland Clinic Study

A team at Cleveland Clinic examined historical electronic medical record data of more than 7,300 patients with type 2 diabetes and concluded that there is a pervasiveness of clinical inertia for the management of type 2 diabetes in real-world clinical practice settings.

The selected patients had an A1C value of ≥ 7% on a stable regimen of two oral anti-diabetic agents for at least 6 months (from 2005 to 2016). The median time to treatment intensification after A1C was above target was longer than one year. For patients with an A1c of ≥ 9%, therapy was not intensified in 44% of patients.

According to lead study author Dr. Kevin Pantalone of Cleveland Clinic’s Endocrinology & Metabolism Institute, “Short of a patient reporting non-adherence to their existing regimen of diabetes therapies, it is hard to imagine a reason why treatment intensification was not observed more frequently, when indicated, particularly in patients with an A1C ≥ 9%. In general, if intensification does not occur, the A1C can be expected to stay the same or get worse, it is not magically going to get better” (emphasis added).

ALRT Diabetes Solution for Diabetes Monitoring

ALRT has created the Diabetes Solution to address the diabetes marketplace globally. The Company’s Diabetes Solution consists of hardware, software and diabetes test supplies. We designed the Diabetes Solution to be focused on the HCP and is agnostic and proactive. Our software operates on iOS, Android, Windows and MacOS systems. Enrollment into the ALRT Diabetes Solution will include a branded glucose meter, diabetes test strips, lancets and a carrying case. Our technology collects all the blood glucose data from the glucose meters, uploads it to a secure account and ships diabetes test strips as required. The patient data is aggregated to a Predictive A1C value for a comprehensive view of the treatment plan and patient adherence to the plan, with the data available (and messaged) to authorized people.

The ALRT Diabetes Solution addresses the five causes for not controlling diabetes with:

·	Active patient monitoring;

·	Direct meter uploads;

·	Machine intelligent data processing;

·	Predictive A1C; and

·	Insulin dosage adjustment.

Active Patient Monitoring

Industry data indicates that 50% or more of people on medications do not take them as prescribed, and that this non-compliance contributes to 10% of hospitalizations and billions of dollars spent annually in excessive and preventable health care costs. Reminding a person to take an action is the first step in our system; monitoring their actions and their data is the second, and intervention when needed is the important follow-up.

The ALRT system monitors patient uploads and the underlying data providing more timely access to patient blood glucose data. Our system initiates interventions by notifying the HCP of out-of-range results, or failure to upload data in accordance with the requirements of the care plan. The ALRT system does not rely upon the patient to manually upload data. Once a patient completes their test blood glucose test, the ALRT Diabetes Solution will automatically receive the data at the chosen time interval. The ALRT Diabetes Solution provides the notifications and audit trail needed for achieving best practice results. Its performance tracking allows care teams to identify areas in treatment plans that require change of improvement.

Direct Meter Uploads

Data is uploaded via Bluetooth directly from the glucometer into the ALRT application. This ensures that the data is accurate and reliable based on the results of testing.

Machine Intelligent Data Processing

Our machine intelligence processes large amounts of data, notifies relevant stakeholders and flags patients for review making collaboration real time. Across segments and populations, this also provides significant data points on use of diabetes test strips and insulin, which may be significant for businesses in those industries.

Predicative A1C

Predictive A1C is a patent-pending unique feature for monitoring the effectiveness of care plans. This technology utilizes data diagnostics to compare targeted A1C with indicated results. Weekly patient blood glucose data is evaluated, and HCPs are notified as needed for care plan review when blood glucose values exceed parameters set by the HCPs. Our platform provides HCPs with patient prioritization reports and alerts based on the Predictive A1C measures and other related diagnostics. Predictive A1C was designed to assist HCPs in addressing clinical inertia in diabetes care.

Insulin Dose Adjustment

Insulin Dose Adjustment is an FDA-cleared feature that makes optimal insulin adjustment suggestions to HCPs based on dosing guidelines from organizations like American Diabetes Association. This ensures that HCPs are making timely insulin dosage assessments based on the blood testing results uploaded. ALRT’s next phase of technology advancement will produce an algorithm for advancing non- insulin diabetes therapies according to clinical practice guidelines.

Background

In August 2010, the Company received the results of a clinical trial conducted by Dr. Hugh Tildesley using the ALRT Diabetes Solution (then referred to as the “Health-e-Connect System”). The trial showed A1C dropping from 8.8% to 7.6% for the Intervention Group using ALRT’s Health-e-Connect System as part of a diabetes management program.

The A1C test is important in diabetes treatment management as a long-term measure of control over blood glucose for diabetes patients. According to the Center for Disease Control and Prevention, “In general, every percentage drop in A1C blood test results (e.g., from 8% to 7%), can reduce the risk of microvascular complications (eye, kidney and nerve diseases) by 40%”. The trial served as the basis for an article titled Effect of Internet Therapeutic Intervention on A1c Levels in Patients with Type 2 Diabetes Treated with Insulin, which was published in the August 2010 Diabetes Care publication.

In July 2011, the follow-up results of the Dr. Tildesley clinical trial were published in the Canadian Journal of Diabetes. Dr. Tildesley conducted a 12-month study using Health-e-Connect System as an Internet Based Blood Glucose Monitoring System (IBGMS) to provide intensive blood glucose control to determine the effects of internet-based blood glucose monitoring on A1C levels in patients with type 2 diabetes treated with insulin. Dr Tildesley concluded that, “While IBGMS intervention was not a substitute for the patient–physician interaction in a clinical setting, it significantly improved A1C and, over time, we observed better glycemic control and patient satisfaction”.

In October 2011, the Company received 510(k) clearance from the U.S. Food and Drug Administration (FDA) for its Diabetes Solution (then known as the Health-e-Connect System) for remote monitoring of patients in support of effective diabetes management programs. The 510(k) clearance enables the Company to commence with the United States marketing and sales launch of its Health-e- Connect System.

In September 2014, the Company initiated its pilot program with one of the Kansas City Metropolitan Physician Association clinics to deploy its Diabetes Solution. Data from the KCMPA pilot program indicated that a number of patients had achieved reductions in their A1C levels. Furthermore, the data indicated that patients that left the pilot program had increases in A1C subsequently.

On February 18, 2015, the Company filed a 510(k) application with the FDA to add a remote insulin dosing recommendation feature to the Company’s Diabetes Solution. The Company utilized the publicly available algorithm of the AACE and ADA. This feature allows the Company to regularly run a patient’s blood glucose data (and other key data) through the AACE and ADA algorithm. When the algorithm indicated that the patient’s dose may not be optimal, the Diabetes Solution would provide the health care provider that a dose change may be warranted and what the change would be based on AACE and ADA guidelines. The decision about the dose change would rest entirely with the health care provider. However, this new feature may make a significant contribution to improving the outcomes of diabetes patients if it allowed HCPs to keep their patients at the optimal dose for longer periods. On September 18, 2017, the Company received clearance from the FDA for its Insulin Dosage Adjustment feature within the Company’s Diabetes Solution.

On June 20, 2017, the Company’s Chief Executive Officer filed a worldwide patent application under the Patent Cooperation Treaty to the World Intellectual Property Office for Predictive A1C feature. The Company holds the rights to use the Predictive A1C feature. During the 2019 year, the Company and the Chairman have entered into the National Phase for the applications by applying to target member countries.

During 2019, the Company added automated patient management to the Diabetes Solution. The Company is also seeking to have a private label glucometer, diabetes test strips, lancets and carrying cases produced as part of the Diabetes Solution. The Company is in talks with a manufacturer that has global operations.

During 2020, the Company advanced its ALRT Diabetes Solution to integrate with CGM. CGM has become the standard of care for patients with type 1 diabetes and is quickly gaining favor with type 2 diabetes patients who use insulin.

ALRT Pre-Diabetes System

A prevention-based feature of the Diabetes Solution, the ALRT Prediabetes System, has been designed in direct response to discussions with government healthcare authorities for a scalable solution to the growing problem of prediabetes. The Prediabetes Solution provides patients with educational videos and supplemental content formatted for mobile devices and a private online community to discuss disease management (e.g., support, weight loss, diet, etc.). Most importantly, the System tracks patients and reminds them to test their A1C according to payer protocols.

ALR GluCurve for Pets

ALR Technologies Inc. has developed the GluCurve Pet CGM to address an unmet need in diabetes care for felines and canines by combining the hardware of a CGM with the software of an adapted version of its Diabetes Solution platform for use by veterinarians in animal health.

The GluCurve Pet CGM platform allows the blood glucose readings from the medical device placed on the pet to be uploaded to the cloud where the data is processed and converted into daily glucose curve graphs and data sets that can be reviewed and compared by the veterinarian at any time. The system provides the doctor with insulin dose calculators and recommendations based on current clinical practice guidelines.

The current method to monitor glucose levels in diabetic felines and canines is to prepare an in-clinic glucose curve that consists of the following steps:

1.	The pet is dropped off at a veterinary clinic;
2.	The pet is given an insulin shot;
3.	The clinic staff will draw blood every 2 hours for 10-12 hours, performing the following steps each time:
a.	test the blood in a blood glucose meter;
b.	record readings;
c.	plot the data into a graph;
d.	assess the effectiveness of the insulin dose and glycemic control; and
4.	The pet is picked up by their owner.

The GluCurve Pet CGM solves the multiple issues that arise from doing an in-clinic glucose curve:

·	Inaccurate data;
·	Manual process of data collection, review and analysis; and
·	Burden on the clinic staff and the pet owner.

Inaccurate Data

A CGM is placed on the pet by the veterinarian in minutes and the pet is sent home where the glucose readings will be automatically taken and uploaded for up to 14 days, which eliminates the stress on the animal from being housed in the clinic and from getting its blood drawn, which can elevate glucose levels. A CGM also provides readings every 5 minutes, which gives better insight to the veterinarian of the highs and lows of the pet’s glucose levels throughout the day, which are often missed when only checking every 2 hours during an in-clinic glucose curve.

Manual Process of Data Collection, Review and Analysis

A CGM automatically uploads 288 glucose readings per day to the ALRT cloud where the data is analyzed, organized, then displayed on the platform for the veterinarian to view. The GluCurve Pet CGM platform provides patient management of diabetic pets so historical data can also be reviewed and compared.

Burden on Clinic Staff and Pet Owner

A CGM is placed on the pet in minutes, after which they are sent home, greatly reducing the time spent by the staff during an in-clinic glucose curve of caring for the pet and manually drawing blood and recording readings every 2 hours. The platform also greatly reduces the time needed by the doctor to review and make insulin dose adjustments by offering dosing calculators, guidelines and decision flowcharts based on current clinical practice guidelines.

Reimbursement for Health Professionals

The Company continues to work to obtain confirmation that the Diabetes Solution will allow for services to be provided by physicians that will be reimbursed by health insurance companies. The reimbursement will be a breakthrough, as physicians will be paid to provide these important new services to their patients with chronic conditions.

Business Development and Marketing Strategy

The Company is focusing its efforts on introducing and marketing its Diabetes Solution for medical clinics, hospitals and HCPs to provide direct care to patients and be reimbursed by the patients’ health benefit plans, as well as to employers due to the significant return on investment they can achieve by keeping employees/plan members healthy.

The Company is first targeting customers located in the United States because of the large market potential, but will also seek to obtain regulatory clearance and establish selling operations/agreements for sales and distribution in Canada, Europe, Australia, Singapore, and selected countries in Asia and South America.

Other Products

The Company does not have any other products outside of the Diabetes Solution and GluCurve.

Manufacturers

•	The Company has entered into an agreement Bionime Corporation to market and sell the ALRT Diabetes Solution to diabetes patients of private physicians in Singapore. The ALRT Diabetes Solution offering in Singapore includes Bionime’s Rightest GM700SB blood glucose meter and test strips.

•	The Company is evaluating its options for diabetes hardware and supplies to be combined with the ALRT Diabetes Solution for the human health sector for the rest of the world.

•	On December 7, 2021 the Company entered into an MOU with Infinovo to assess how the parties can work towards entering into a global supply agreement for the Infinovo CGM for use by ALRT in the animal health sector.

Selling Activities

The Company is actively seeking alliances with health care organizations, pharmaceutical companies, insulin providers and other health care companies that can act as catalysts to effect positive change for containing health care costs and improving health outcomes. We will work with these types of organizations to introduce the ALRT Diabetes Solution to their network and seek to start significant pilot projects that will lead to revenue-generating arrangements.

Intellectual Property

The Company’s Chairman and Chief Executive Officer has the following patent applications under the PCT:

●	PCT/CA2017/050753 dated June 27, 2017. Title is “method and system for monitoring a diabetes treatment plan”.

This patent application has been submitted to Canada, the United States of America, Europe, Singapore and Australia. The Company holds an exclusive license to the patent applications.

Competition

The Company competes with other corporations that produce diabetes compliance devices, monitoring systems and wellness applications, many of whom have greater financial, marketing and other resources than we do. A few companies currently offer compliance monitoring systems, but either a) at much higher prices, b) have fewer benefits than our system, or c) they do not have FDA clearance. The Company’s competition includes, but is not limited to, Livongo, Glooko, WellDoc, Medtronics, iGlucose and Microsoft HealthVault.

We feel none of these companies currently offer a comprehensive compliance system that offers the full spectrum of benefits and features that our Diabetes Solution does with the potential cost efficiencies. We believe that while some of the competitors address the issues of unreliable data and patient non-adherence, none of the competition address data overload, clinical inertia or insulin under prescription from our perspective.

Employees and Independent Contractors

The Company has 27 personnel under employment, independent contractor and consulting arrangements. The consultants of the Company have contracts that outline their roles and responsibilities as independent contractor, as well as outline the confidentiality requirements for all matters pertaining to the Company.

Recent Developments

On February 4, 2019, the Company granted a consultant the option to acquire of total of 2,500,000 shares of common stock of the Company at a price of $0.035 per share for a term of five years. On July 15, 2019, the same consultant was granted the option to acquire an additional 7,500,000 shares of common stock of the Company at a price of $0.035 per share until February 3, 2024.

On March 15, 2019, the Company granted the option to acquire 9,150,000 shares of common stock of the Company at a price of $0.035 per share for a term of five years. The option to acquire 2,500,000 shares of common stock was granted to one consultant and the option to acquire 6,650,000 shares of common stock was granted to one director.

On April 12, 2019, the Company modified the option to acquire an aggregate 564,350,200 shares of common stock of the Company to extend the maturity date to April 12, 2024. The option to acquire 564,350,200 shares of common stock was held by 13 individuals, including 560,000,200 held by the Chairman and Chief Executive Officer (or the “Chairman” or “Chief Executive Officer”) and 2,000,000 held by three non-executive directors. The exercise price of the options, ranging from $0.002 to $0.03 per share, was not impacted by the modification. As a result of the modification, the Company recognized stock-based compensation of $1,150,060 for the incremental fair value associated with the extension of the maturity date of the options.

On May 6, 2019, the Company granted the option to acquire an aggregate 13,000,000 shares of common stock of the Company at a price of $0.035 per share for a term of five years to three non-executive directors of the Company.

On May 17, 2019, the Company granted the option to acquire an aggregate 27,900,000 shares of common stock of the Company at a price of $0.035 per share for a term of five years to 13 optionees as follows:

Number of Optionees	Position	Option to acquire common stock
One (1)	Non-executive member of the Board of Directors	1,000,000
Seven (7)	Software Development Team member	19,700,000
One (1)	Manager, Procurement and Quality Assurance	3,000,000
Four (4)	Clinical Team member	4,200,000

On May 31, 2019, the Company granted the option to acquire 10,000,000 shares of common stock of the Company at a price of $0.035 per share for a term of one year to a consultant of the Company subject to vest upon achievement of vesting milestones. The options expired unexercised.

On June 12, 2019, the Company granted the option to acquire an aggregate 40,000,000 shares of common stock of the Company at a price of $0.05 per share until May 17, 2024 to three sales agents (the “US Sales Team”). The option to acquire 40,000,000 shares of common stock will vest when the US Sales Team sign up a total of 20,000 ALRT Diabetes Solution customers in the United States prior to May 31, 2020, subsequently amended to December 31, 2020, as noted below, (the “Sales Target”). As this milestone was not met, no options related to this grant vested.

On June 17, 2019, the Company’s Board of Directors approved the grant of options to acquire 15,000,000 shares of common stock of the Company for a term of five years, as follows:

Number of Optionees	Position	Option to acquire common stock	Exercise Price
Two (2)	Sales Agent	8,500,000	$0.050
One (1)	Advisor	5,000,000	$0.035

●	The 5,000,000 options approved for grant to an advisor were granted.

●	The options granted to sales agents are to vest when each sales agent signs up 20,000 Diabetes Solution customers in the United States prior to August 31, 2020 (the “Sales Target”). As the milestones were not met, no options related to this grant vested.

On June 19, 2019, the Chairman of the Company exercised the option to acquire 25,000,000 shares of common stock at a price of $0.002 per share for a total purchase price of $50,000. The Chairman extinguished an outstanding debt owed by the Company to him in the amount of $50,000 as consideration. The Company also issued 1,000,000 common shares for the exercise of options at a price of $0.015 per share for a total purchase price of $15,000, which was settled with the extinguishment of accounts payable.

On June 24, 2019, the Company modified the terms of the options granted on January 31, 2018 to acquire 24,000,000 shares of common stock at a price of $0.015 for a term of five years that were subject to vest based on the achievement of certain performance milestones as follows:

●	the option to acquire 4,000,000 shares of common stock was cancelled; and
●	the vesting conditions were amended to broaden the eligible performance vesting conditions.

On August 16, 2019, the Company granted the option to acquire 2,500,000 shares of common stock of the Company at a price of $0.05 per share for a term of five years to a sales agent. The option to acquire 2,500,000 shares were to vest when the sales agent signed up 20,000 Diabetes Solution customers in the United States prior to May 31, 2020. The sales target was not achieved and the options expired unvested.

On September 6, 2019, the Company granted the option to acquire 1,000,000 shares of common stock of the Company at a price of $0.05 per share for a term of five years to a sales agent. The option to acquire 1,000,000 shares will vest when the sales agent signs up 20,000 Diabetes Solution customers in the United States prior to August 31, 2020. The sales target was not achieved and the options expired unvested.

On September 17, 2019, the Company granted the option to acquire 5,000,000 shares of common stock of the Company at a price of $0.035 per share for a term of five years to a consultant.

On October 3, 2019, the Company granted the option to acquire an aggregate 3,500,000 shares of common stock of the Company at a price of $0.035 per share for a term of five years to two consultants.

On October 24, 2019, the Company granted the option to acquire an aggregate 2,000,000 shares of common stock of the Company at a price of $0.035 per share for a term of five years to two consultants.

On December 11, 2019, the Company granted one creditor the option to acquire 120,000,000 shares of common stock of the Company at a price of $0.015 per share for a term of five years in connection with receiving additional line of credit financing. The creditor is the Chief Executive Officer of the Company.

On February 11, 2020, the Company entered into a agreement with Singapore General Hospital (“SGH”) to jointly undertake a novel remote diabetes management pilot to prove the efficacy of the ALRT Diabetes Solution in insulin-treated diabetes patients.

On February 14, 2020, the Company entered into a debt settlement agreement with a non-related party whereby the parties agreed to settle $80,000, consisting of $60,000 accounts payable and $20,000 for the provision of services under a Services Agreement dated January 1, 2020, with the issuance of 2,000,000 restricted shares of common stock of the Company. The restricted shares of common stock were issued on March 11, 2020.

On April 1, 2020, the Company granted one consultant the option to acquire 10,000,000 shares of common stock of the Company at a price of $0.035 per share for a term of five years.

On May 12, 2020, the Company’s Board of Directors approved the modification of the options to acquire 40,000,000 shares of common stock of the Company granted on June 12, 2019 at $0.05 per share to extend the period of vesting from May 31, 2020 to December 31, 2020. As the milestone was not met, none of these options vested.

On May 18, 2020, the Company granted one consultant the option to acquire 500,000 shares of common stock of the Company at a price of $0.035 per share until May 17, 2024.

On May 20, 2020, the Company signed agreements with clinics of Centrus Health Kansas City to conduct a clinical pilot with four Centrus Health primary care clinics. The pilot is intended to demonstrate the clinical usefulness of the ALRT Diabetes Solution in improving diabetes patient outcomes while reducing the cost of care.

On June 1, 2020, the Company granted one consultant the option to acquire 10,000,000 shares of common stock of the Company at a price of $0.035 per share until May 31, 2025 subject to the consultant contributing to the successful launch of the ALRT Diabetes Solution in Canada, including the enrolment of at least 20,000 patients.

On June 5, 2020, the Company granted one sales agent the option to acquire 10,000,000 shares of common stock of the Company at a price of $0.035 per share until May 31, 2025 subject to the agent enrolling 20,000 patients into the ALRT Diabetes Solution by May 31, 2021. As the milestone was not met, none of these options vested.

On June 30, 2020, the Company entered into an agreement with Bionime Corporation to market and sell the ALRT Diabetes Solution to diabetes patients of private physicians in Singapore. The ALRT offers a comprehensive approach to diabetes and includes Bionime’s Rightest GM700SB blood glucose meter and test strips. Bionime's marketing team will call on the private physician practices in Singapore and the larger private practice groups. The doctors will provide an enrollment package that contains a Bionime blood glucose meter and all testing supplies. Refills of testing supplies will be picked up by patients at their doctor’s office on a quarterly basis. Patients will be instructed to download the free ALRT App for mobile phones or tablets, compatible with Android and iOS devices and use Bluetooth to upload their blood glucose readings from their meters once per week. The cost of the ALRT Diabetes Solution offering will be less than the cost of test supplies available in pharmacy chains.

On September 1, 2020, the Company granted 13 individuals the option to acquire an aggregate 74,500,000 options at an exercise price of $0.05 per share; 22,000,000 stock options, which vested at the time of grant, will expire on May 17, 2024 and52,500,000 stock options, which vest upon achievement of performance conditions, will expire on May 31, 2025.

On October 12, 2020, the Company granted eight individuals the option to acquire an aggregate of 34,800,000 shares of common stock at an exercise price of $0.05 per share until May 31, 2025; 18,300,000 of the options vested at the time of grant while16,500,000 of the options will vest upon the achievement of performance conditions.

On January 28, 2021, the Company granted the option to acquire an aggregate 32,000,000 shares of common stock at a price of $0.05 per share to six individuals. All of the options will vest according to performance or time-based conditions. Options to acquire 22,000,000 shares of common stock will expire December 31, 2025, and options to acquire 10,000,000 shares of common stock will expire May 17, 2024. None of these options have vested to date.

On February 22, 2021 the Company granted three individuals the option to acquire an aggregate of 5,000,000 shares of common stock at an exercise price of $0.05 per share until May 17, 2024. All of the options granted will not vest until immediately before expiry.

On April 14, 2021, the Company’s Board of Directors approved the grant of the option to acquire an aggregate 28,500,000 shares of common stock at a price of $0.05 per share until December 31, 2025 to five individuals. All of the options will vest according to performance or time-based conditions.

On May 12, 2021, the Company’s Board of Directors amended the option to acquire 2,000,000 shares, previously granted on January 28, 2021 to a consultant, to increase the option by 1,000,000 to provide the optionee the option to acquire an aggregate 3,000,000 shares of common stock at a price of $0.05 per share until December 31, 2025. All other terms of the January 28, 2021 grant remain the same and the options are subject to performance vesting conditions.

On May 31, 2021, the Company granted one consultant the option to acquire 5,000,000 shares of common stock of the Company at a price of $0.05 per share until December 31, 2025 subject to performance vesting conditions.

On June 1, 2021, the Company announced its intention to redomicile to Singapore whereby the shareholders of ALRT will exchange their shares of ALRT for shares in a Singapore entity, on a one-for-one basis, with the Singapore entity becoming the parent company to ALRT. The transaction will be subject to shareholder approval and approval of the relevant corporate and securities regulatory authorities in both jurisdictions where required. The new parent company will be filing a registration statement with the United States Securities and Exchange Commission with respect to the new shares to be issued, and application will be made with the OTC Markets Group to trade its shares on the OTCQB.

On June 8, 2021 the Company announced the formation of an animal health division. This animal health division will introduce CGM for diabetes cats and dogs as part of its GluCurve offering. GluCurve will feature an adapted ALRT Diabetes Solution platform with Insulin Dose Calculator for companion animals. GluCurve will be sold to veterinarians and will be available globally.

On June 27, 2021, the Company’s Board of Directors approved the grant of the option to acquire an aggregate 21,000,000 shares of common stock at a price of $0.05 per share until June 30, 2026 to four individuals. All of the options will vest according to performance or time-based conditions. The Company also cancelled 7,400,000 stock options with an average exercise price of $0.033.

On June 30, 2021, the Company amended the option to acquire 4,365,001,300 shares of common stock granted on July 1, 2016 by extending the expiry date from July 1, 2021 to April 12, 2024. The options were granted in connection with lines of credit provided by the Chairman and his spouse, which are currently outstanding. All of the options had vested in previous years.

Effective July 22, 2021, the Company cancelled 22,500,000 stock options exercisable at $0.035 related to the termination of certain contractors and advisors.

On August 27, 2021, the Company granted a member of the Board of Directors the option to acquire 5,000,000 shares of common stock at a price of $0.05 per share until June 30, 2026.

On December 10, 2021 the Company:

•	granted an independent contractor the option to acquire 10,000,000 shares of common stock at a price of $0.05 per share until December 31, 2026 subject to performance vesting conditions related to the commercialization of the GluCurve CGM.
•	issued Ms. Christine Kan the option to acquire 40,000,000 shares of common stock exercisable at a price of $0.05 per share until December 31, 2026 in exchange for Ms. Kan increasing the borrowing limit on her line of credit to the Company from $2,000,000 to $4,000,000. The borrowing limit on the line of credit had previously been reached and exceeded by the Company.

Recent Financings

On February 11, 2020, the Company issued 2,000,000 restricted shares of common stock at a price of $0.04 per share with a value of $80,000 in exchange for the retirement of $60,000 of accounts payable and $20,000 for the provision of services.

On August 24, 2020, the Company completed a private placement whereby it sold 242,800 restricted shares of common stock at a price of $0.05 per share for total proceeds of $12,140.

On September 21, 2020, the “Company entered into two shares for debt agreements (the “Agreements”) to issue an aggregate of 240,000,000 restricted shares of common stock at a deemed price of $0.05 per share to retire $12,000,000 of outstanding debt as follows.

Creditor	Shares Issued	Price per Share	Outstanding Debt Retired
Mr. Sidney Chan	150,000,000	$0.05	$7,500,000
Ms. Christine Kan	90,000,000	$0.05	$4,500,000
Total	240,000,000		$12,000,000

Each of the Agreements have a non-dilutive clause for any subsequent equity sales by the Company to issue its shares of common below $0.05 per share for a term of twelve months.

On January 4, 2021, 1,000 shares of common stock were cancelled by a shareholder; no consideration was exchanged.

On January 29, 2021 the Company issued 14,496,635 unrestricted shares of common stock related to proceeds received of $724,832 under the Form S-1 Registration Statement filed December 4, 2020. Under this Registration Statement, the Company can distribute subscription rights to purchase up to an aggregate 127,522,227 shares of our common stock at a price of $0.05 per share for maximum aggregate offering proceeds of $6,376,111.

On February 8, 2021, the Company issued 800,000 shares of common stock for proceeds of $12,000 for the exercise of options at $0.015 per share.

On May 10, 2021, the Company issued 4,400,000 shares of common stock with a fair value of $0.057 per share pursuant to two shares of debt agreements with two creditors to settle $217,186 of liabilities comprised of:

·	Accounts payable	$194,186
·	Promissory notes – Principal	$20,000
·	Line of credit – Accrued interest	$3,000

The Company recognized loss on debt settlement of $33,614. The Company also issued commitment letters to two creditors offering them an aggregate 20,000,000 shares of common stock in exchange for the extinguishment of $1,511,377 in promissory notes and interest payable prior to December 31, 2021.

On June 1, 2021 the Company issued 12,000,000 unrestricted shares of common stock related to proceeds received of $600,000 under the Form S-1 Registration Statement filed December 4, 2020.

On December 10, 2021 Ms. Christine Kan and the Company agreed to increase the borrowing limit on the line of credit between the parties from $2,000,000 to $4,000,000. All other terms and conditions of the line of credit agreement remained unchanged. The borrowing limit on the line of credit had previously been reached and exceeded by the Company.

LEGAL PROCEEDINGS

As at the date of this Prospectus there are no material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the registrant or any of its subsidiaries is a party or of which any of their property is the subject.

FINANCIAL STATEMENTS

Our audited consolidated financial statements for the fiscal years ended December 31, 2020 and 2019, and our unaudited financial statements for the nine months ended September 30, 2021, are included in this prospectus. Our financial statements are prepared in accordance with United States generally accepted accounting principles and are stated in United States Dollars (US$).

ALR TECHNOLOGIES INC.

Condensed Consolidated Financial Statements

September 30, 2021 and 2020

(unaudited)

ALR TECHNOLOGIES INC.

Condensed Consolidated Balance Sheets

($ United States)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash	$14,922	$66,190
Prepaid expenses	91,471	62,659
Total assets	$106,393	$128,849

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued liabilities	$1,055,674	$1,113,720
Promissory notes payable to related parties	3,041,966	3,031,966
Promissory notes payable to unrelated parties	2,213,368	2,254,353
Interest payable	3,979,029	3,575,326
Lines of credit from related parties	13,060,011	11,914,092
Total liabilities	23,350,048	21,889,457

Stockholders' Deficit
Preferred stock:
Authorized: 500,000,000 shares of preferred stock (December 31, 2020 - 500,000,000) with a par value of $0.001 per share
Shares issued and outstanding: Nil shares of preferred stock (December 31, 2020 - Nil) were issued and outstanding	—	—
Common stock:
Authorized: 10,000,000,000 shares of common stock (December 31, 2020 - 10,000,000,000) with a par value of $0.001 per share
Shares issued and outstanding: 542,716,344 shares of common stock (December 31, 2020 - 511,020,709)	542,716	511,020
Obligation to issue shares	—	200,000
Additional paid-in capital	74,715,644	71,100,134
Accumulated deficit	(98,502,015)	(93,571,762)
Stockholders’ deficit	(23,243,655)	(21,760,608)
Total liabilities and stockholders’ deficit	$106,393	$128,849

See accompanying notes to the condensed consolidated financial statements.

ALR TECHNOLOGIES INC.

Condensed Consolidated Statements of Operations

($ United States)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020

Revenue	$2,112	$—	$2,112	$—
Cost of revenue	(1,355)	—	(1,355)	—
Gross margin	757	—	757	—

Operating Expenses
Product development costs	128,451	1,229,135	368,650	1,446,896
Professional fees	218,440	41,256	574,558	507,806
Selling, general and administration	727,977	106,389	1,151,729	360,793
Operating Loss	1,074,868	1,376,780	2,094,937	2,315,495

Loss before other items	(1,074,111)	(1,376,780)	(2,094,180)	(2,315,495)

Other Items
Interest expense	(518,689)	(533,202)	(2,802,459)	(1,577,829)
Loss on settlement of debt	—	—	(33,614)	—
Total Other Items	(518,689)	(533,202)	(2,836,073)	(1,577,829)

Net Loss	$(1,592,800)	$(1,909,982)	$(4,930,253)	$(3,893,324)

Weighted average number of shares of common stock outstanding, basic and diluted	542,716,344	294,353,818	532,363,760	278,400,560

Loss per share, basic and diluted	$(0.00)	$(0.01)	$(0.01)	$(0.01)

See accompanying notes to the condensed consolidated financial statements.

ALR TECHNOLOGIES INC.

Condensed Consolidated Statements of Cash Flows

($ United States)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020

OPERATING ACTIVITIES
Net loss	$(4,930,253)	$(3,893,324)
Stock-based compensation-product development costs	160,010	1,156,201
Stock-based compensation-general, selling and administration	454,163	—
Stock-based compensation-professional fees	71,367	391,843
Stock-based compensation-interest expense	1,287,834	—
Interest expense on lines of credit	1,031,360	1,089,110
Non-cash imputed interest expenses	86,200	92,066
Loss on settlement of debt	33,614	—
Changes in operating assets and liabilities:
Decrease in prepaid expenses	(28,812)	—
Increase in accounts payable and accrued liabilities	136,140	106,169
Increase in interest payable	395,718	396,653

Net cash used in operating activities	(1,302,659)	(661,282)

FINANCING ACTIVITIES
Proceeds from lines of credit	553,511	648,018
Repayment of lines of credit interest	(438,952)	—
Proceeds from sales of shares of common stock	1,136,832	12,134

Net cash provided by financing activities	1,251,391	660,152

Change in cash	(51,268)	(1,130)
Cash, beginning of period	66,190	1,838

Cash, end of period	$14,922	$708

See accompanying notes to the condensed consolidated financial statements.

ALR TECHNOLOGIES INC.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021

($ United States)

(Unaudited)

1.       Basis of Presentation, Nature of Operations and Going Concern

ALR Technologies Inc. (the “Company”) was incorporated under the laws of the state of Nevada on March 24, 1987. On May 16, 2020, the Company incorporated a wholly owned subsidiary, ALR Technologies Sg Pte. Ltd. (“ALRT SG”), under the Companies Act of Singapore. On June 9, 2021, the Company incorporated a wholly owned subsidiary, Canada Diabetes Solution Centre, Inc., under the Business Corporations Act of Alberta. The Company has developed its Diabetes Management Solution, which is a comprehensive approach to diabetes care consisting of data collection, predictive A1C, insulin dosage adjustment suggestions, performance tracking, remote monitoring and diabetes test supplies. The Company is seeking commercial opportunities to deploy the Diabetes Management Solution in the United States of America, Canada and Singapore.

These unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) in U.S. dollars and on a going concern basis, which presumes the realization of assets and the discharge of liabilities and commitments in the normal course of operations for the foreseeable future. Several adverse conditions cast substantial doubt on the validity of this assumption. The Company has incurred significant losses over the nine-month periods ended September 30, 2021 and 2020 of $4,930,253 and $3,893,324, respectively. As of September 30, 2021, the Company is unable to self-finance its operations, has a working capital deficit of $23,243,655 (December 31, 2020 - $21,760,608), accumulated deficit of $98,502,015 (December 31, 2020 - $93,571,762), limited resources, no source of operating cash flow and no assurance that sufficient funding will be available to conduct continued product development activities. If the Company is able to finance its required product development activities, there is no assurance the Company’s current projects will be commercially viable or profitable. The Company has liabilities comprised of accounts payable and accrued liabilities, interest payable, lines of credit and promissory notes payable totaling $23,350,048 currently due, due on demand or considered delinquent. There is no assurance that the Company will not face additional legal action from creditors regarding delinquent accounts payable, promissory notes payable and interest payable. Any one or a combination of these above conditions could result in the failure of the business and cause the Company to cease operations.

The Company’s ability to continue as a going concern is dependent upon the continued financial support of its creditors and its ability to obtain financing to fund working capital and overhead requirements, fund the development of the Company’s product line, and ultimately, the Company’s ability to achieve profitable operations and repay overdue obligations. Management has obtained a mix of equity and line of credit financing from related parties. The line of credit facilities have available borrowing in principal up to $12,300,000. As of September 30, 2021, the total principal balance outstanding was $12,092,637. The resolution of whether the Company is able to continue as a going concern is dependent upon the realization of management’s plans. There can be no assurance that the Company will be able to raise any additional debt or equity capital from the sources described above or that the lenders in the line of credit arrangements will maintain the availability of borrowing from the line. If management is unsuccessful in obtaining short-term financing or achieving long-term profitable operations, the Company will be required to cease operations.

In March 2020, the World Health Organization declared coronavirus, COVID-19, a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies and financial markets globally, potentially leading to an economic downturn. Management does not expect that COVID-19 will have a significant impact on the Company; however, it could have a potential impact on the Company’s ability to raise money, market its products to attract customers or procure equipment and parts for its glucose monitoring system.

ALR TECHNOLOGIES INC.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021

($ United States)

(Unaudited)

1.       Basis of Presentation, Nature of Operations and Going Concern (continued)

All of the Company’s debt is either due on demand or is in default, while continuing to accrue interest at its stated rate. The Company will seek to obtain creditors’ consents to delay repayment of the outstanding promissory notes payable and related interest thereto, until it is able to replace this financing with funds generated by operations, recapitalization with replacement debt or from equity financings through private placements. While some of the Company’s creditors have agreed to extend repayment deadlines in the past, there is no assurance that they will continue to do so in the future. In the past, creditors have successfully commenced legal action against the Company to recover debts outstanding. In those instances, the Company was able to obtain financing from related parties to cover the verdict or settlement; however, there is no assurance that the Company would be able to obtain the same financing in the future. If the Company is unsuccessful in obtaining financing to cover any potential verdicts or settlements, the Company will be required to cease operations.

The Company’s activities will necessitate significant uses of working capital beyond 2021. Additionally, the Company’s capital requirements will depend on many factors, including the success of the Company’s continued product development and distribution efforts. The Company plans to continue financing its operations with the lines of credit it has available.

2.       Significant Accounting Policies

These unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, ALR Technologies Sg Pte. Ltd., which was incorporated on May 16, 2020 in Singapore, and Canada Diabetes Solution Centre, Inc., which was incorporated on June 9, 2021 in Alberta, Canada. The Canadian subsidiary is currently inactive. All significant intercompany balances and transactions have been eliminated on consolidation.

The unaudited condensed consolidated financial statements as of September 30, 2021 and for the period then ended have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

In the opinion of management, all adjustments necessary to present fairly the financial position as of September 30, 2021 and December 31, 2020 and the results of operations and cash flows as of September 30, 2021 and 2020, and for the periods then ended, have been made. Those adjustments consist of normal and recurring adjustments.

These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

The results of operations for the nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the full year.

ALR TECHNOLOGIES INC.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021

($ United States)

(Unaudited)

2.       Significant Accounting Policies (continued)

Revenue recognition

The Company’s primary source of revenues is from subscription fees. Customers are billed in advance of the start of their subscription and revenues are recognized ratably over each monthly subscription period. The Company is the principal in all its relationships where partners provide monitoring services as well as testing supplies as the Company retains control over service delivery to its customers. Payments made to the partners, such as for marketing, where the price that the customer pays is established by the partners and is part of the subscription, these payments are recognized as reduction of revenues.

Foreign currency translation

The presentation currency of the Company is the United States dollar.

The functional currency of each of the parent company and its subsidiaries is measured using the currency of the primary economic environment in which that entity operates. The functional currency of ALR Technologies Sg Pte. Ltd. is Singapore dollars, for Canada Diabetes Solution Centre, Inc. is Canadian dollars and for the Company the functional currency is United States dollars.

Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the year-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

Exchange differences arising on the translation are recognized in profit or loss in the Statement of Operations in the year in which they arise.

Parent and Subsidiary Companies

The financial results and position of foreign operations whose functional currency is different from the presentation currency are translated as follows:

·	Assets and liabilities are translated at year-end exchange rates prevailing at that reporting date; and
·	Income and expenses are translated at monthly average exchange rates during the year.

Exchange differences arising on the translation are recognized in profit or loss in the Statement of Operations in the year in which they arise.

ALR TECHNOLOGIES INC.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021

($ United States)

(Unaudited)

3.        Accounts Payable and Accrued Liabilities

A summary of the accounts payable and accrued liabilities is as follows:

	September 30, 2021	December 31, 2020
Accounts payable	$687,881	$874,754
Accrued liabilities	360,117	238,966
Deferred revenue	7,676	—
	$1,055,674	$1,113,720

4.       Interest, Advances and Promissory Notes Payable

a)       Promissory notes payable to related parties:

A summary of activities of promissory notes payable to related parties are as follows:

Promissory Notes Payable to Related Parties	Carrying Value
Balance, December 31, 2019 and 2020	$3,031,966
Transferred from promissory notes payable pursuant to private transaction.	10,000
Balance, September 30, 2021	$3,041,966

A summary of the promissory notes payable to related parties is as follows:

Promissory Notes Payable to Related Parties	September 30, 2021	December 31, 2020
Promissory notes payable to relatives of directors collateralized by a general security agreement over all the assets of the Company, past maturity:
i. Interest at 1% per month	$720,619	$720,619
ii. Interest at 1.25% per month	51,347	51,347
iii. Interest at the U.S. bank prime rate plus 1%	100,000	100,000
iv. Interest at 0.5% per month	695,000	695,000

Promissory notes payable, unsecured, to relatives of a director, bearing interest at 1% per month, past maturity	1,475,000	1,465,000
Total Promissory Notes Payable to Related Parties	$3,041,966	$3,031,966

All amounts past maturity continue to accrue interest at their stated rate and are considered due on demand.

ALR TECHNOLOGIES INC.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021

($ United States)

(Unaudited)

4.       Interest, Advances and Promissory Notes Payable (continued)

b)       Promissory notes payable to unrelated parties

A summary of activities of promissory notes payable to unrelated parties are as follows:

Promissory Notes Payable to Unrelated Parties	Carrying Value
Balance, December 31, 2019 and 2020	$2,254,353
Reclassified to interest payable	(10,985)
Extinguished through issuance of shares of common stock (note 6)	(20,000)
Transferred to promissory notes payable pursuant to private transaction.	(10,000)
Balance, September 30, 2021	$2,213,368

A summary of the promissory notes payable to unrelated parties is as follows:

Promissory Notes Payable to Unrelated Parties	September 30, 2021	December 31, 2020
Unsecured promissory notes payable to unrelated lenders, past maturity:
i. Interest at 1% per month	$1,317,456	$1,337,456
ii. Interest at 0.667% per month	425,000	435,985
iii. Interest at 0.625% per month	150,000	150,000
iv. Non-interest-bearing	270,912	270,912

Promissory notes payable, secured by a guarantee from the Chief Executive Officer, bearing interest at 1% per month, past maturity	50,000	60,000
Total Promissory Notes Payable to Unrelated Parties	$2,213,368	$2,254,353

All amounts past maturity continue to accrue interest at their stated rate and are considered due on demand.

c)       Interest payable

A summary of interest payable activity is as follows:

Interest Payable	Carrying Value
Balance, December 31, 2019	$5,364,997
Interest incurred on promissory notes payable	528,871
Interest payable retired through issuance of shares	(2,318,542)
Balance, December 31, 2020	3,575,326
Reclassified from promissory notes payable	10,985
Interest incurred on promissory notes payable	395,718
Interest payable retired through issuance of shares	(3,000)
Balance, September 30, 2021	$3,979,029

ALR TECHNOLOGIES INC.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021

($ United States)

(Unaudited)

4.       Interest, Advances and Promissory Notes Payable (continued)

c)       Interest payable (continued)

Interest payable is due to related and non-related parties as follows:

Interest Payable	September 30, 2021	December 31, 2020
Related parties (relatives of the Chairman)	$1,110,888	$873,666
Non-related parties	2,868,141	2,701,660
	$3,979,029	$3,575,326

The payment terms, security and any interest payable are based on the underlying promissory notes payable that the Company has outstanding.

d)       Interest expense

During the period ended September 30, 2021, the Company incurred interest expense of $2,802,459 (2020 - $1,577,829) as follows:

·	$1,287,834 (2020 - $nil) incurred related to the modification of options held by the Chairman and his spouse that were granted in connection with financing provided to the Company;
·	$1,031,360 (2020 - $1,089,110) incurred on lines of credit payable (note 5);
·	$395,718 (2020 - $396,653) incurred on promissory notes payable (notes 4(a) and 4(b));
·	$86,200 (2020 - $92,066) incurred from the calculation of imputed interest on accounts payable outstanding for longer than one year, advances payable and promissory notes payable, which had no stated interest rate; and
·	$1,347 (2020 - $nil) incurred on other items.

5.        Lines of Credit

A summary of lines of credit activity is as follows:

Total
Balance, December 31, 2019	$19,310,707
Increase in principal borrowed on lines of credit	820,766
Repayment of principal borrowed on lines of credit (note 6(b))	(1,038,967)
Interest incurred on lines of credit	1,464,077
Repayment of interest on lines of credit (note 6(b))	(8,642,491)
Balance, December 31, 2020	11,914,092
Increase in principal borrowed on lines of credit	553,511
Interest incurred on lines of credit	1,031,361
Repayment of interest on lines of credit	(438,953)
Balance, September 30, 2021	$13,060,011

ALR TECHNOLOGIES INC.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021

($ United States)

(Unaudited)

5.       Lines of Credit (continued)

On September 21, 2020, the Company, the Chairman and the Chairman’s spouse agreed to retire a portion of the principal of $1,038,967 and accrued interest of $8,642,491 pursuant to two shares for debt agreements (note 6(b)).

As of September 30, 2021, the Company had two lines of credit as follows:

Creditor	Interest Rate	Borrowing Limit	Repayment Terms	Principal Borrowed	Accrued Interest	Total Outstanding	Security	Purpose
Chairman and CEO	1% per Month	$10,300,000	Due on Demand	$10,092,637	$919,364	$11,012,001	General Security over Assets	General Corporate Requirements
Wife of Chairman	1% per Month	2,000,000	Due on Demand	2,000,000	48,010	2,048,010	General Security over Assets	General Corporate Requirements
Total		$12,300,000		$12,092,637	$967,374	$13,060,011

As of December 31, 2020, the Company had two lines of credit as follows:

Creditor	Interest Rate	Borrowing Limit	Repayment Terms	Principal Borrowed	Accrued Interest	Total Outstanding	Security	Purpose
Chairman and CEO	1% per Month	$10,300,000	Due on Demand	$9,539,125	$314,967	$9,854,092	General Security over Assets	General Corporate Requirements
Wife of Chairman	1% per Month	2,000,000	Due on Demand	2,000,000	60,000	2,060,000	General Security over Assets	General Corporate Requirements
Total		$12,300,000		$11,539,125	$374,967	$11,914,092

6.       Capital Stock

a)	Authorized capital stock

i.	Common Stock

10,000,000,000 shares of common stock with a par value of $0.001 per share.

ii.	Preferred Stock

500,000,000 shares of preferred stock with a par value of $0.001 per share.

b)       Issued capital stock

During the period ended September 30, 2021:

i.	On January 4, 2021, 1,000 shares of common stock were cancelled by a shareholder; no consideration was exchanged.

ALR TECHNOLOGIES INC.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021

($ United States)

(Unaudited)

6.       Capital Stock (continued)

b)       Issued capital stock (continued)

During the period ended September 30, 2021: (continued)

ii.	On April 12, 2021, the Company elected to extend the initial 90-day period (April 22, 2021) by an additional 100-day period related to the closing of the Rights Offering. The Company had until July 31, 2021 to sell the remaining 113,025,592 shares of common stock. The Company further extended the offering period to October 29, 2021. The Company plans to file a post effective amendment to further extend the Rights Offering from October 29, 2021 to March 31, 2022 (note 11(b)).

iii.	The Company collected subscriptions of $1,124,832 pursuant to its registration statement and issued a total of 26,496,635 shares of common stock for gross proceeds of $1,324,832; $200,000 of the proceeds had been collected during the year ended December 31, 2020 and recognized as obligation to issue shares.

iv.	The Company received proceeds of $12,000 pursuant to the exercise of options to acquire 800,000 shares of common stock at a price of $0.015 per share.

v.	The Company entered into two shares for debt agreements with two creditors to issue an aggregate 4,400,000 shares of common stock at a fair value of $0.057 per share for a purchase price of $250,800 in exchange for the retirement of $217,186 of liabilities comprised of:

•	Accounts payable	$194,186
•	Promissory notes – Principal	$20,000
•	Line of credit – Accrued interest	$3,000

The Company recognized loss on debt settlement of $33,614. The Company also issued commitment letters to two creditors offering them an aggregate 20,000,000 shares of common stock in exchange for the extinguishment of $1,511,377 in promissory notes and interest payable prior to December 31, 2021 (note 8).

During the year ended December 31, 2020:

i.	On February 11, 2020, the Company issued 2,000,000 restricted shares of common stock at a price of $0.04 per share with a value of $80,000 in exchange for the retirement of $60,000 of accounts payable and $20,000 for the provision of services.

ii.	On August 24, 2020, the Company issued 242,800 restricted shares of common stock at a price of $0.05 per share for proceeds of $12,140.

ALR TECHNOLOGIES INC.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021

($ United States)

(Unaudited)

6.       Capital Stock (continued)

b)       Issued capital stock (continued)

During the year ended December 31, 2020: (continued)

iii.	On September 21, 2020, the Company entered into two shares for debt agreements with the Chairman and his spouse to issue an aggregate 240,000,000 restricted shares of common stock at a price of $0.05 per share for a purchase price of $12,000,000 in exchange for the retirement of $12,000,000 of liabilities comprised of:

•	Promissory notes – Accrued interest	$2,318,542
•	Line of credit – Accrued interest	$8,642,491
•	Line of credit – Principal	$1,038,967

iv.	On December 4, 2020, the Company filed a Form S-1 Registration Statement to distribute subscription rights to purchase up to an aggregate 127,522,227 shares of common stock at a price of $0.05 per share for maximum aggregate offering proceeds of $6,376,111. The Company collected subscriptions of $200,000 related to management’s right to allocate unsubscribed shares of common stock.

7.       Additional Paid-in Capital

Stock options

A summary of stock option activity is as follows:

	Nine Months Ended September 30, 2021		Year Ended December 31, 2020
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
Outstanding, beginning of period	5,362,701,500	$0.004	5,236,401,500	$0.003
Granted	97,500,000	$0.050	139,800,000	$0.047
Exercised	(800,000)	$(0.015)	-	$-
Cancelled	(29,900,000)	$(0.034)	(13,500,000)	$(0.034)
Outstanding, end of period	5,429,501,500	$0.005	5,362,701,500	$0.004

Exercisable, end of period	5,179,501,500	$0.003	5,202,701,500	$0.003

ALR TECHNOLOGIES INC.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021

($ United States)

(Unaudited)

7.       Additional Paid-in Capital (continued)

Stock options (continued)

During the period ended September 30, 2021:

On January 28, 2021, the Company granted the option to acquire an aggregate 32,000,000 shares of common stock at a price of $0.05 per share to six individuals. All of the options will vest according to performance or time-based conditions. Options to acquire 22,000,000 shares of common stock will expire December 31, 2025, and options to acquire 10,000,000 shares of common stock will expire May 17, 2024. None of these options have vested to date. The fair value of the options granted totals $1,706,244, of which $573,292 relates to stock options that have time-based vesting conditions and $1,132,952 relates to stock options that have performance vesting conditions. During the current period, $180,501 relates to the stock options with time-based vesting conditions, which was recorded. The remaining fair value of $1,525,743 has not been recorded.

On February 22, 2021, the Company granted the option to acquire an aggregate 5,000,000 shares of common stock at a price of $0.05 per share. These options were granted to three individuals and have an expiry date of May 17, 2024. None of these options have vested to date. The fair value of the options granted totals $225,141. During the current period, $40,411 relates to stock options with time-based vesting conditions, which was recorded. The remaining fair value of $184,730 has not been recorded.

On April 14, 2021, the Company’s Board of Directors approved the grant of the option to acquire an aggregate 28,500,000 shares of common stock at a price of $0.05 per share until December 31, 2025 to five individuals. All of the options will vest according to performance or time-based conditions. None of these options have vested to date. The fair value of the options granted totals $1,565,812, of which $351,621 relates to stock options that have time-based vesting conditions and $1,214,191 relates to stock options that have performance vesting conditions. During the current period, $57,598 relates to the stock options with time-based vesting conditions, which was recorded. The remaining fair value of $1,508,214 has not been recorded.

On May 12, 2021, the Company’s Board of Directors amended the option to acquire 2,000,000 shares, previously granted on January 28, 2021 to a consultant, to increase the option by 1,000,000 to provide the optionee the option to acquire an aggregate 3,000,000 shares of common stock at a price of $0.05 per share until December 31, 2025. All other terms of the January 28, 2021 grant remain the same and the options are subject to performance vesting conditions. The fair value of the additional 1,000,000 amended options granted totaling $54,940 was not recorded, as it cannot be determined that it is more likely than not that the performance condition will be met.

On May 31, 2021, the Company granted one consultant the option to acquire 5,000,000 shares of common stock of the Company at a price of $0.05 per share until December 31, 2025 subject to performance vesting conditions. The fair value of the options granted totaling $254,708 was not recorded, as it cannot be determined that it is more likely than not that the performance condition will be met.

On June 27, 2021, the Company cancelled 7,400,000 stock options with an average exercise price of $0.033.

ALR TECHNOLOGIES INC.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021

($ United States)

(Unaudited)

7.       Additional Paid-in Capital (continued)

Stock options (continued)

During the period ended September 30, 2021: (continued)

On June 27, 2021, the Company’s Board of Directors approved the grant of the option to acquire an aggregate 21,000,000 shares of common stock at a price of $0.05 per share until June 30, 2026 to four individuals. All of the options will vest according to performance or time-based conditions. The fair value of the options granted totals $1,374,208, of which $26,175 relates to stock options that have time-based vesting conditions and $1,348,033 relates to stock options that have performance vesting conditions. During the current period, $4,908 relates to the stock options with time-based vesting conditions, which was recorded. The remaining fair value of $1,369,300 has not been recorded.

On June 30, 2021, the Company amended the option to acquire 4,365,001,300 shares of common stock granted on July 1, 2016 by extending the expiry date from July 1, 2021 to April 12, 2024. The options were granted in connection with lines of credit provided by the Chairman and his spouse, which are currently outstanding (note 4). All of the options had vested in previous years. The fair value of the amendments totaled $1,287,834 and was recorded during the current period in interest expense.

Effective July 22, 2021, the Company cancelled 22,500,000 stock options exercisable at $0.035 related to the termination of certain contractors and advisors.

On August 27, 2021, the Company granted a member of the Board of Directors the option to acquire 5,000,000 shares of common stock at a price of $0.05 per share until June 30, 2026. The fair value of the options granted totaling $304,692 was fully recorded at grant.

During the period ended September 30, 2021, the Company recorded a further $97,430 in compensation expense related to the vesting of stock options granted in 2019.

During the year ended December 31, 2020:

On April 1, 2020, the Company granted one consultant the option to acquire 10,000,000 shares of common stock at a price of $0.035 per share for a term of five years. The fair value of the options granted totaling $391,843 was fully recorded at grant.

On May 12, 2020, the Company amended the option to acquire 40,000,000 shares of common stock granted on June 12, 2019 to extend the period of vesting from May 31, 2020 to December 31, 2020. None of these options have vested to date.

On May 18, 2020, the Company granted one consultant the option to acquire 500,000 shares of common stock of the Company at a price of $0.035 per share until May 17, 2024. The fair value of the options granted totaling $18,725 was fully recorded at grant.

ALR TECHNOLOGIES INC.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021

($ United States)

(Unaudited)

7.       Additional Paid-in Capital (continued)

Stock options (continued)

During the year ended December 31, 2020: (continued)

On June 1, 2020, the Company granted one consultant the option to acquire 10,000,000 shares of common stock of the Company at a price of $0.035 per share until May 31, 2025 subject to performance vesting conditions. The fair value of the options granted totaling $621,853 was not recorded, as it cannot be determined that it is more likely than not that the performance condition will be met.

On June 5, 2020, the Company granted one sales agent the option to acquire 10,000,000 shares of common stock of the Company at a price of $0.035 per share until May 31, 2025 subject to the agent enrolling 20,000 patients into the ALRT Diabetes Solution by May 31, 2021. The fair value of the options granted totaling $494,868 was not recorded, as it cannot be determined that it is more likely than not that the performance condition will be met.

On September 1, 2020, the Company granted thirteen individuals the option to acquire an aggregate 74,500,000 options at an exercise price of $0.05 per share; 22,000,000 stock options, which vested at the time of grant, will expire on May 17, 2024 and 52,500,000 stock options, which vest upon achievement of performance conditions, will expire on May 31, 2025. None of the stock options with performance vesting conditions have vested. The fair value of the options granted totals $3,854,619, of which $1,137,397 related to the stock options that have vested was recorded and $2,717,222 related to the options that have not vested was not recorded.

On October 12, 2020, the Company granted eight individuals the option to acquire an aggregate 34,800,000 options at an exercise price of $0.05 per share until May 31, 2025; 18,300,000 vested at the time of grant and 16,500,000 of the stock options granted will vest upon achievement of performance conditions. None of the stock options with performance vesting conditions have vested. The fair value of the options granted totals $2,434,053, of which $1,279,973 related to the stock options that have vested was recorded and $1,154,080 related to the options that have not vested was not recorded.

During the year ended December 31, 2020, the Company recorded a further $79 in compensation expense related to the vesting of stock options granted in previous years.

ALR TECHNOLOGIES INC.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021

($ United States)

(Unaudited)

7.       Additional Paid-in Capital (continued)

Stock options (continued)

Outstanding:

The options outstanding at September 30, 2021 and December 31, 2020 were as follows:

	September 30, 2021			December 31, 2020
Expiry Date	Options	Exercise Price	Intrinsic Value	Options	Exercise Price	Intrinsic Value
July 1, 2021	-	$0.002	$0.058	4,365,001,300	$0.002	$0.069
November 27, 2022	5,600,000	$0.015	$0.045	6,950,000	$0.015	$0.056
January 31, 2023	40,500,000	$0.015	$0.045	40,500,000	$0.015	$0.056
June 13, 2023	5,000,000	$0.015	$0.045	5,000,000	$0.015	$0.056
October 1, 2023	-	$0.050	$0.010	300,000	$0.050	$0.021
February 3, 2024	-	$0.035	$0.025	10,000,000	$0.035	$0.036
March 14, 2024	6,650,000	$0.035	$0.025	9,150,000	$0.035	$0.036
April 12, 2024	4,925,001,500	$0.002	$0.058	560,000,200	$0.002	$0.069
April 12, 2024	3,350,000	$0.015	$0.045	3,900,000	$0.015	$0.056
April 12, 2024	200,000	$0.030	$0.030	200,000	$0.030	$0.041
May 6, 2024	13,000,000	$0.035	$0.025	13,000,000	$0.035	$0.036
May 17, 2024	77,000,000	$0.050	$0.010	62,000,000	$0.050	$0.021
May 17, 2024	19,400,000	$0.035	$0.025	25,400,000	$0.035	$0.036
June 17, 2024	5,000,000	$0.050	$0.010	5,000,000	$0.050	$0.021
June 17, 2024	-	$0.035	$0.025	5,000,000	$0.035	$0.036
August 16, 2024	2,500,000	$0.050	$0.010	2,500,000	$0.050	$0.021
September 6, 2024	1,000,000	$0.050	$0.010	1,000,000	$0.050	$0.021
September 17, 2024	-	$0.035	$0.025	5,000,000	$0.035	$0.036
October 3, 2024	3,500,000	$0.035	$0.025	3,500,000	$0.035	$0.036
October 24, 2024	2,000,000	$0.035	$0.025	2,000,000	$0.035	$0.036
December 11, 2024	120,000,000	$0.015	$0.045	120,000,000	$0.015	$0.056
April 1, 2025	10,000,000	$0.035	$0.025	10,000,000	$0.035	$0.036
May 31, 2025	20,000,000	$0.035	$0.025	20,000,000	$0.035	$0.036
May 31, 2025	87,300,000	$0.050	$0.010	87,300,000	$0.050	$0.021
December 31, 2025	56,500,000	$0.050	$0.010	-	$-	$-
June 30, 2026	26,000,000	$0.050	$0.010	-	$-	$-
Total	5,429,501,500	$0.005	$0.055	5,362,701,500	$0.004	$0.066

Weighted Average Remaining Contractual Life		2.59			1.05

ALR TECHNOLOGIES INC.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021

($ United States)

(Unaudited)

7.        Additional Paid-in Capital (continued)

Stock options (continued)

The fair value of the stock options granted and vested was allocated as follows:

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Interest expense	$—	$—	$1,287,834	$—
Product development expense	62,168	1,137,397	160,010	1,156,201
Professional expense	28,072	—	71,367	391,843
Selling, general and administration expense	454,163	—	454,163	—

	$544,403	$1,137,397	$1,973,374	$1,548,044

The Company uses the fair value method for determining stock-based compensation for all options granted during the fiscal periods. The fair value was determined using the Black-Scholes option pricing model based on the following weighted average assumptions:

	September 30, 2021	December 31, 2020
Risk-free interest rate	0.67%	0.20%
Expected life	4.6 years	4.6 years
Expected dividends	0%	0%
Expected volatility	272%	312%
Forfeiture rate	0%	0%

The weighted average fair value for the options granted during the nine months ended September 30, 2021 was $0.06 (year ended December 31, 2020 - $0.06).

ALR TECHNOLOGIES INC.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021

($ United States)

(Unaudited)

8.       Related Party Transactions and Balances

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
	$	$	$	$
Related party transactions included within interest expense:
Interest expenses on promissory notes issued to relatives of the Chairman & Chief Executive Officer of the Company	79,259	78,982	237,222	236,945
Interest expense on lines of credit payable to the Chairman & Chief Executive Officer of the Company and his spouse	360,908	369,655	1,031,360	1,089,110
Interest expense related to the modification of stock options held by the Chairman and Chief Executive Officer of the Company and his spouse related to financing provided	—	—	1,287,834	—

Related party transactions including within selling, general and administration expenses:
Consulting fees to the Chairman & Chief Executive Officer of the Company accrued on the line of credit available to the Company	62,400	62,400	187,200	187,200
Salary to the spouse of the Chairman & Chief Executive Officer of the Company for services as VP Corporate and Director of the Singapore subsidiary	11,119	—	22,373	—
Rent paid to spouse of the Chairman and immediate family members	12,230	—	12,230	—
Stock options granted to a member of the Board of Directors of the Company	304,692	—	304,692	—
Loss on settlement of debt to a relative of the Chairman & Chief Executive Officer of the Company	—	—	16,800	—

Related party transaction included within product development expense:
Consulting fees to a relative of the Chairman and Chief Executive Officer of the Company	—	30,000	—	90,000

Interest on promissory notes payable, interest on lines of credit payable to related parties, management compensation and compensation paid to a relative of a director have been recorded at the exchange amount, which is the amount agreed to by the parties. Stock options granted to related parties and modification of stock options held by related parties have been recorded at their estimated fair value.

The Company also issued commitment letters to two creditors who are relatives of the Chairman and Chief Executive Officer of the Company offering them an aggregate 20,000,000 shares of common stock in exchange for the extinguishment of $1,511,377 in promissory notes and interest payable prior to December 31, 2021 (note 6).

ALR TECHNOLOGIES INC.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021

($ United States)

(Unaudited)

9.       Commitments and Contingencies

a)       Contingencies

The Company has had three judgments against it relating to overdue promissory notes and accrued interest, and a fourth creditor has demanded repayment of an overdue promissory note and accrued interest. To date, the Company has not repaid any of these promissory notes and related accrued interest and could be subject to further action. The legal liability, totaling $1,243,782, of these promissory notes and related accrued interest have been fully recognized and recorded by the Company. The Company has accrued interest of $273,457 related to one of these promissory notes.

On December 22, 2020, a default judgment was entered against the Company in regards to one of the above noted judgments totaling $551,576, consisting of the principal amount of $300,000 and accrued interest of $251,576, as of the date of the Civil Summons.

b)      Commitments

The Company has a consulting arrangement with Mr. Sidney Chan, Chief Executive Officer and Chairman of the Board of Directors of the Company. Under the terms of the contract, Mr. Chan will be paid $240,000 per annum for services as Chief Executive Officer. The contract can be terminated at any time with thirty days’ notice and the payment of two years’ annual salary. Should the contract be terminated, all debts owed to Mr. Chan and his spouse must be immediately repaid. The initial term of the contract is for one year and automatically renews for continuous one-year terms. Also, under the terms of the contract are the following:

i.        Incentive revenue bonus

Mr. Chan will be entitled to a 1% net sales commission from the sales of any of the Company’s products at any time during his life, regardless if Mr. Chan is still under contract with the Company.

ii.      Sale of business

If more than 50% of the Company’s stock or assets are sold, Mr. Chan will be compensated for entering into non-compete agreements based on the selling price of the Company or its assets as follows:

·	2% of sales price up to $24,999,999 plus
·	3% of sales price between $25,000,000 and $49,999,999 plus
·	4% of sales price between $50,000,000 and $199,999,999 plus
·	5% of sales price in excess of $200,000,000.

The Company has a lease agreement for the Singapore office with remaining obligation of $32,353.

ALR TECHNOLOGIES INC.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021

($ United States)

(Unaudited)

10.       Operating Segments

The Company has one operating segment, development of diabetes hardware and software. The Company’s geographical segments are summarized as follows:

	September 30, 2021	December 31, 2020
Current and Total Assets
Other	$13,420	$7,632
Singapore	6,506	20,000
United States	86,467	101,217
	$106,393	$128,849

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Net Loss
Singapore	$(137,238)	$-
United States	(4,793,015)	(3,893,324)
	$(4,930,253)	$(3,893,324)

11.       Subsequent Events

a)	On October 4, 2021, the Company granted two individuals the option to acquire an aggregate 17,500,000 options at an exercise price of $0.05 per share until September 30, 2026; 15,000,000 of the options will vest according to time-based conditions and 2,500,000 will vest according to performance-based conditions.

b)	The Company plans to file a post effective amendment to extend the outside offering date to place the remaining 101,025,592 rights to purchase shares of common stock to March 31, 2022 (note 6(b)).

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

ALR TECHNOLOGIES INC.

Consolidated Financial Statements

December 31, 2020 and 2019

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of ALR Technologies Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of ALR Technologies Inc. (the "Company") as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in stockholders' deficit, and cash flows, for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting in accordance with the standards of the PCAOB. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion in accordance with the standards of the PCAOB.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

We have served as the Company’s auditor since 2013

Vancouver, Canada

March 31, 2021

ALR TECHNOLOGIES INC.

Consolidated Balance Sheets

($ United States)

December 31, 2020 and 2019

	2020	2019

Assets
Current assets:
Cash	$66,190	$1,838
Prepaid expenses	62,659	—
Total assets	$128,849	$1,838

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued liabilities	$1,113,720	$1,128,081
Promissory notes payable to related parties	3,031,966	3,031,966
Promissory notes payable to unrelated parties	2,254,353	2,254,353
Interest payable	3,575,326	5,364,997
Lines of credit from related parties	11,914,092	19,310,707
Total liabilities	21,889,457	31,090,104

Stockholders' Deficit
Preferred stock:
Authorized: 500,000,000 shares of preferred stock (2019 - 500,000,000) with a par value of $0.001 per share
Shares issued and outstanding: Nil shares of preferred stock (2019 - Nil) were issued and outstanding	—	—
Common stock:
Authorized: 10,000,000,000 shares of common stock (2019 - 10,000,000,000) with a par value of $0.001 per share
Shares issued and outstanding: 511,020,709 shares of common stock (2019 - 268,777,909 shares of common stock)	511,020	268,777
Obligation to issue shares	200,000	—
Additional paid-in capital	71,100,134	56,298,702
Accumulated deficit	(93,571,762)	(87,655,745)
Stockholders’ deficit	(21,760,608)	(31,088,266)
Total liabilities and stockholders’ deficit	$128,849	$1,838

See accompanying notes to consolidated financial statements

ALR TECHNOLOGIES INC.

Consolidated Statements of Operations

($ United States)

Years Ended December 31, 2020 and 2019

	2020	2019

Operating Expenses
Product development	$1,433,027	$1,625,075
Professional fees	953,350	523,389
Selling, general and administrative	1,439,634	1,595,936
Operating Loss	(3,826,011)	(3,744,400)

Other Items
Interest expense	(2,116,466)	(5,261,137)
Other income	26,460	—
Total Other Items	(2,090,006)	(5,261,137)
Net Loss	$(5,916,017)	$(9,005,537)

Weighted average number of shares of common stock outstanding, basic and diluted	337,033,584	256,668,320

Loss per share, basic and diluted	$(0.02)	$(0.04)

See accompanying notes to consolidated financial statements

ALR TECHNOLOGIES INC.

Consolidated Statements of Changes in Stockholders’ Deficit

($ United States)

From December 31, 2019 to December 31, 2020

	Common Stock
	Number of Shares	Amount	Obligation to Issue Shares	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit

Balance, December 31, 2018	242,777,909	$242,777	$—	$50,012,445	$(78,650,208)	$(28,394,986)
Issuance of common stock for exercise of stock options	26,000,000	26,000	—	39,000	—	65,000
Imputed interest	—	—	—	122,488	—	122,488
Stock options granted as compensation	—	—	—	6,124,769	—	6,124,769
Net loss for the year	—	—	—	—	(9,005,537)	(9,005,537)
Balance, December 31, 2019	268,777,909	268,777	—	56,298,702	(87,655,745)	(31,088,266)
Issuance of common stock for settlement of debt	242,000,000	242,000	—	11,838,000	—	12,080,000
Issuance of common stock for cash	242,800	243	—	11,897	—	12,140
Share subscriptions collected	—	—	200,000	—	—	200,000
Imputed interest	—	—	—	123,518	—	123,518
Stock options granted as compensation	—	—	—	2,828,017	—	2,828,017
Net loss for the year	—	—	—	—	(5,916,017)	(5,916,017)
Balance, December 31, 2020	511,020,709	$511,020	$200,000	$71,100,134	$(93,571,762)	$(21,760,608)

See accompanying notes to consolidated financial statements

ALR TECHNOLOGIES INC.

Consolidated Statements of Cash Flows

($ United States)

Years Ended December 31, 2020 and 2019

	2020	2019

OPERATING ACTIVITIES
Net loss	$(5,916,017)	$(9,005,537)
Stock-based compensation-product development	1,156,195	1,243,644
Stock-based compensation-selling, general and administrative	930,258	1,244,636
Stock-based compensation-professional fees	741,564	392,677
Stock-based compensation-interest expense	—	3,243,812
Interest expense on line of credit	1,464,077	1,365,967
Non-cash imputed interest expense	123,518	122,488
Shares issued for services	20,000	—
Write-off of accounts payable	(26,460)	—
Changes in assets and liabilities
Increase in prepaid expenses	(62,659)	—
Increase in accounts payable and accrued liabilities	72,099	128,813
Increase in interest payable	528,871	528,870

Net cash used in operating activities	(968,554)	(734,630)

FINANCING ACTIVITIES
Proceeds from lines of credit	820,766	733,090
Proceeds from share subscriptions received	200,000	—
Proceeds from sales of shares of common stock	12,140	—

Net cash provided by financing activities	1,032,906	733,090

Change in cash	64,352	(1,540)
Cash, beginning of year	1,838	3,378
Cash, end of year	$66,190	$1,838

See accompanying notes to consolidated financial statements

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

1.       Basis of presentation, nature of operations and going concern

ALR Technologies Inc. (the “Company”) was incorporated under the laws of the State of Nevada on March 24, 1987. On May 16, 2020, the Company incorporated a wholly owned subsidiary, ALR Technologies Sg Pte. Ltd., under the Companies Act of Singapore. The Company has developed its Diabetes Management Solution, which is a comprehensive approach to diabetes care consisting of data collection, predictive A1C, insulin dosage adjustment suggestions, performance tracking, remote monitoring and diabetes test supplies. The Company is seeking commercial opportunities to deploy the Diabetes Management Solution in the United States of America, Canada and Singapore.

These consolidated financial statements have been prepared in accordance with U.S. GAAP in U.S. dollars and on a going concern basis, which presumes the realization of assets and the discharge of liabilities and commitments in the normal course of operations for the foreseeable future. Several adverse conditions cast substantial doubt on the validity of this assumption. The Company has incurred significant losses over the past several fiscal years (2020 - $5,916,017; 2019 - $9,005,537), is currently unable to self-finance its operations, has a working capital deficit of $21,760,608 (2019 - $31,088,266), accumulated deficit of $93,571,762 (2019 - $87,655,745), limited resources, no source of operating cash flow and no assurance that sufficient funding will be available to conduct continued product development activities. If the Company is able to finance its required product development activities, there is no assurance the Company’s current projects will be commercially viable or profitable. The Company has debts comprised of accounts payable and accrued liabilities, interest payable, lines of credit and promissory notes payable totaling $21,889,457 (2019 - $31,090,104) currently due, due on demand or considered delinquent. There is no assurance that the Company will not face additional legal action from creditors regarding delinquent accounts payable, promissory notes payable and interest payable. Any one or a combination of the above conditions could result in the failure of the business and cause the Company to cease operations.

The Company’s ability to continue as a going concern is dependent upon the continued financial support of its creditors and its ability to obtain financing to fund working capital and overhead requirements, fund the development of the Company’s product line, and ultimately, the Company’s ability to achieve profitable operations and repay overdue obligations. Management has obtained short-term financing from related parties through line of credit facilities with available borrowing in principal amount up to $12,300,000. As of December 31, 2020, the total principal balance outstanding was $11,539,125. The resolution of whether the Company is able to continue as a going concern is dependent upon the realization of management’s plans. When additional financing is required, the Company plans to raise needed capital through the exercise of share options and by future common share private placements. There can be no assurance that the Company will be able to raise any additional debt or equity capital from the sources described above or that the lenders in the line of credit arrangements will maintain the availability of borrowing from the line. If management is unsuccessful in obtaining short-term financing or achieving long-term profitable operations, the Company will be required to cease operations.

In March 2020, the World Health Organization declared coronavirus, COVID-19, a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies and financial markets globally, potentially leading to an economic downturn. The impact on the Company is not currently determinable, but management continues to monitor the situation. Management does not expect that COVID-19 will have a significant impact on the Company; however, it could have a potential impact the Company’s ability to raise money, market its products to attract customers or procure equipment and parts for its glucose monitoring system.

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

1.       Basis of presentation, nature of operations and going concern (continued)

All of the Company’s debt is either due on demand or is in default, while continuing to accrue interest at its stated rates. The Company will seek to obtain creditors’ consents to delay repayment of the outstanding promissory notes payable and related interest thereto, until it is able to replace this financing with funds generated by operations, recapitalization with replacement debt or from equity financings through private placements. While some of the Company’s creditors have agreed to extend repayment deadlines in the past, there is no assurance that they will continue to do so in the future. In the past, creditors have successfully commenced legal action against the Company to recover debts outstanding. In those instances, the Company was able to obtain financing from related parties to cover the verdict or settlement; however, there is no assurance that the Company would be able to obtain the same financing in the future. If the Company is unsuccessful in obtaining financing to cover any potential verdicts or settlements, the Company will be required to cease operations.

The Company’s activities will necessitate significant uses of working capital beyond 2020. Additionally, the Company’s capital requirements will depend on many factors, including the success of the Company’s continued product development and distribution efforts. The Company plans to continue financing its operations with the lines of credit it has available.

2.       Significant accounting policies

a)	Basis of consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, ALR Technologies Sg Pte. Ltd., which was incorporated on May 16, 2020 in Singapore and is currently inactive. All significant intercompany balances and transactions have been eliminated on consolidation.

b)	Stock-based compensation

The Company follows the fair value method of accounting for stock-based compensation. The Company estimates the fair value of share-based payment awards on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service period in the Company’s consolidated financial statements. The Company estimates the fair value of the stock options using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the option’s expected life and the price volatility of the underlying stock.

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

2.       Significant accounting policies (continued)

c)	Income taxes

Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are recognized for the differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis, and operating loss carry-forwards that are available to be carried forward to future years for tax purposes.

Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. When it is not considered to be more likely than not that a deferred income tax asset will be realized, a valuation allowance is provided for the excess.

The Company follows the accounting requirements associated with uncertainty in income taxes using the provisions of Financial Accounting Standards Board Accounting Standards Codification 740 Income Taxes. Using that guidance, tax positions initially need to be recognized in the consolidated financial statements when it is more-likely-than-not the positions will be sustained upon examination by the tax authorities. It also provides guidance for derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of December 31, 2020, the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

d)	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, the measurement of stock-based compensation, the fair value of financial instruments, and the reported amounts of revenues and expenses during the reporting period. Management believes the estimates are reasonable; however, actual results could differ from those estimates.

e)	Loss per share

Basic loss per common share is calculated by dividing net loss by the weighted average number of common shares outstanding during the year. Diluted loss per common share is calculated by dividing the net loss by the sum of the weighted average number of common shares outstanding and the dilutive common equivalent shares outstanding during the year. Common equivalent shares consist of the shares issuable upon exercise of stock options and warrants calculated using the treasury stock method. Common equivalent shares are not included in the calculation of the weighted average number of shares outstanding for diluted loss per common share when the effect would be anti-dilutive.

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

2.       Significant accounting policies (continued)

f)	Comprehensive income

Comprehensive income is the overall change in the net assets of the Company for a period, other than changes attributable to transactions with stockholders. It is made up of net income and other comprehensive income. Other comprehensive income consists of net income and other gains and losses affecting stockholders' equity that under U.S. GAAP are excluded from net income. The Company has no items of other comprehensive income (loss) in any period presented. Therefore, as presented in the Company's consolidated statements of operations, net loss equals comprehensive loss.

g)	Fair value of financial instruments

The Company’s financial instruments include cash, accounts payable, promissory notes payable, interest payable and lines of credit. The fair values of these financial instruments approximate their carrying values due to the relatively short periods to maturity of these instruments. For fair value measurement, U.S. GAAP establishes a three-tier hierarchy that prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 — observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — includes other inputs that are directly or indirectly observable in the marketplace.

Level 3 — unobservable inputs that are supported by little or no market activity.

Cash is measured at level 1 inputs.

h)       Recently adopted and issued accounting pronouncements

Issued

The Company has implemented all new accounting pronouncements that are in effect and may impact its financial statements. The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or statements of operations.

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

3.       Interest, advances and promissory notes payable

a)       Promissory notes payable to related parties

A summary of the promissory notes payable to related parties is as follows:

Promissory Notes Payable to Related Parties	December 31, 2020	December 31, 2019
Promissory notes payable to relatives of directors collateralized by a general security agreement over all the assets of the Company, past maturity:
i. Interest at 1% per month	$720,619	$720,619
ii. Interest at 1.25% per month	51,347	51,347
iii. Interest at the U.S. bank prime rate plus 1%	100,000	100,000
iv. Interest at 0.5% per month	695,000	695,000

Promissory notes payable, unsecured, to relatives of a director, bearing interest at 1% per month, past maturity	1,465,000	1,465,000
Total Promissory Notes Payable to Related Parties	$3,031,966	$3,031,966

All amounts past maturity continue to accrue interest at their stated rate and are considered due on demand.

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

3.       Interest, advances and promissory notes payable (continued)

b)       Promissory notes payable to unrelated parties

A summary of the promissory notes payable to unrelated parties is as follows:

Promissory Notes Payable to Unrelated Parties	December 31, 2020	December 31, 2019
Unsecured promissory notes payable to unrelated lenders, past maturity:
v. Interest at 1% per month	$1,337,456	$1,337,456
i. Interest at 0.667% per month	435,985	435,985
ii. Interest at 0.625% per month	150,000	150,000
iii. Non-interest-bearing	270,912	270,912

Promissory notes payable, secured by a guarantee from the Chief Executive Officer, bearing interest at 1% per month past maturity	60,000	60,000
Total Promissory Notes Payable to Unrelated Parties	$2,254,353	$2,254,353

All amounts past maturity continue to accrue interest at their stated rate and are considered due on demand.

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

3.       Interest, advances and promissory notes payable (continued)

c)       Interest payable

A summary of the interest payable activity is as follows:

Balance, December 31, 2018	$4,836,127
Interest incurred on promissory notes payable	528,870
Balance, December 31, 2019	5,364,997
Interest incurred on promissory notes payable	528,871
Interest payable retired through issuance of shares	(2,318,542)
Balance, December 31, 2020	$3,575,326

Interest payable is due to related and non-related parties as follows:

	December 31, 2020	December 31, 2019
Related parties (relatives of the Chairman)	$873,666	$2,876,280
Non-related parties	2,701,660	2,488,717
	$3,575,326	$5,364,997

The payment terms, security and any interest payable are based on the underlying promissory notes payable that the Company has outstanding.

d)       Interest expense

During the year ended December 31, 2020, the Company incurred interest expense of $2,116,466 (2019 - $5,261,137) as follows:

·	$1,464,077 (2019 - $1,365,967) incurred on lines of credit payable as shown in note 4;
·	$528,871 (2019 - $528,870) incurred on promissory notes (note 3(a)) and other payables;
·	$123,518 (2019 - $122,488) incurred from the calculation of imputed interest on accounts payable outstanding for longer than one year, advances payable and promissory notes payable, which had no stated interest rate; and
·	$nil (2019 - $3,243,812) incurred related to 1) the grant of options as consideration for receiving an increase to the borrowing limit on the line of credit between the Company and the Chairman, and 2) the modification of options held by the Chairman and his spouse that were granted in connection with financing provided to the Company.

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

4.        Lines of credit

As of December 31, 2020, the Company has two lines of credit as follows:

Creditor	Interest Rate	Borrowing Limit	Repayment Terms	Principal Borrowed	Accrued Interest	Total Outstanding	Security	Purpose
Chairman and CEO	1% per Month	$10,300,000	Due on Demand	$9,539,125	$314,967	$9,854,092	General Security over Assets	General Corporate Requirements
Wife of Chairman	1% per Month	2,000,000	Due on Demand	2,000,000	60,000	2,060,000	General Security over Assets	General Corporate Requirements
Total		$12,300,000		$11,539,125	$374,967	$11,914,092

On September 21, 2020, the Company, the Chairman and the Chairman’s spouse agreed to retire principal of $1,038,967 and accrued interest of $8,642,491 pursuant to two shares for debt agreements (note 5(b)).

As of December 31, 2019, the Company has two lines of credit as follows:

Creditor	Interest Rate	Borrowing Limit	Repayment Terms	Principal Borrowed	Accrued Interest	Total Outstanding	Security	Purpose
Chairman and CEO	1% per Month	$10,300,000	Due on Demand	$9,757,325	$5,576,997	$15,334,322	General Security over Assets	General Corporate Requirements
Wife of Chairman	1% per Month	2,000,000	Due on Demand	2,000,000	1,976,385	3,976,385	General Security over Assets	General Corporate Requirements
Total		$12,300,000		$11,757,325	$7,553,382	$19,310,707

On December 11, 2019, the Company and the Chairman entered into an amendment agreement to increase the borrowing limit on the line of credit provided by the Chairman to the Company from $8,500,000 to $10,300,000. The terms of amounts to be advanced under the amendment are consistent with the line of credit. In connection with the line of credit, the Company granted the Chairman the option to acquire 120,000,000 shares of common of the Company at a price of $0.015 per share for a term of five years (note 6).

5.       Capital stock

b)       Authorized share capital

i.	Common stock

10,000,000,000 shares of common stock with a par value of $0.001 per share.

ii.	Preferred stock

500,000,000 shares of preferred stock with a par value of $0.001 per share.

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

5.       Capital stock (continued)

c)       Issued share capital

During the year ended December 31, 2020:

i)	On February 11, 2020, the Company issued 2,000,000 restricted shares of common stock at a price of $0.04 per share with a value of $80,000 in exchange for the retirement of $60,000 of accounts payable and $20,000 for the provision of services.

ii)	On August 24, 2020, the Company issued 242,800 restricted shares of common stock at a price of $0.05 per share for proceeds of $12,140.

iii)	On September 21, 2020, the Company entered into two shares for debt agreements with the Chairman and his spouse to issue an aggregate 240,000,000 restricted shares of common stock at a price of $0.05 per share for a purchase price of $12,000,000 in exchange for the retirement of $12,000,000 of liabilities comprised of:

•	Promissory notes – Accrued interest	$2,318,542
•	Line of credit – Accrued interest	$8,642,491
•	Line of credit – Principal	$1,038,967

iv)	On December 4, 2020, the Company filed a Form S-1 Registration Statement to distribute subscription rights to purchase up to an aggregate 127,522,227 shares of common stock at a price of $0.05 per share for maximum aggregate offering proceeds of $6,376,111 (note 13). The Company collected subscriptions of $200,000 related to management’s right to allocate unsubscribed shares of common stock.

During the year ended December 31, 2019:

On June 19, 2019, the Company issued 26,000,000 shares of common stock of the Company to two individuals for the exercise of stock options as follows:

·	25,000,000 shares at an exercise price of $0.002 per share for a purchase price of $50,000. As consideration, the Company retired accrued interest owing to the Chairman on his line of credit totaling $50,000; and
·	1,000,000 shares at an exercise price of $0.015 per share for a purchase price of $15,000. As consideration, the Company retired accounts payable totaling $15,000.

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

6.        Additional paid-in capital

Stock options

A summary of stock option activity is as follows:

	Year Ended December 31, 2020		Year Ended December 31, 2019
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
Outstanding, beginning of year	5,236,401,500	$0.003	5,014,851,500	$0.002
Granted	139,800,000	$0.047	254,050,000	$0.028
Exercised	-	$-	(26,000,000)	$(0.003)
Cancelled	(13,500,000)	$(0.034)	(6,500,000)	$(0.015)
Outstanding, end of year	5,362,701,500	$0.004	5,236,401,500	$0.003

Exercisable, end of year	5,202,701,500	$0.003	5,154,901,500	$0.003

During the year ended December 31, 2020:

On April 1, 2020, the Company granted one consultant the option to acquire 10,000,000 shares of common stock at a price of $0.035 per share for a term of five years. The fair value of the options granted totaling $391,843 was fully recorded at grant.

On May 12, 2020, the Company amended the option to acquire 40,000,000 shares of common stock granted on June 12, 2019 to extend the period of vesting from May 31, 2020 to December 31, 2020. None of these options have vested to date.

On May 18, 2020, the Company granted one consultant the option to acquire 500,000 shares of common stock of the Company at a price of $0.035 per share until May 17, 2024. The fair value of the options granted totaling $18,725 was fully recorded at grant.

On June 1, 2020, the Company granted one consultant the option to acquire 10,000,000 shares of common stock of the Company at a price of $0.035 per share until May 31, 2025 subject to performance vesting conditions. The fair value of the options granted totaling $621,853 was not recorded, as it cannot be determined that it is more likely than not that the performance condition will be met.

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

6.        Additional paid-in capital (continued)

Stock options (continued)

During the year ended December 31, 2020: (continued)

On June 5, 2020, the Company granted one sales agent the option to acquire 10,000,000 shares of common stock of the Company at a price of $0.035 per share until May 31, 2025 subject to the agent enrolling 20,000 patients into the ALRT Diabetes Solution by May 31, 2021. The fair value of the options granted totaling $494,868 was not recorded, as it cannot be determined that it is more likely than not that the performance condition will be met.

On September 1, 2020, the Company granted thirteen individuals the option to acquire an aggregate 74,500,000 options at an exercise price of $0.05 per share; 22,000,000 stock options, which vested at the time of grant, will expire on May 17, 2024 and 52,500,000 stock options, which vest upon achievement of performance conditions, will expire on May 31, 2025. None of the stock options with performance vesting conditions have vested. The fair value of the options granted totals $3,854,619, of which $1,137,397 related to the stock options that have vested was recorded and $2,717,222 related to the options that have not vested was not recorded.

On October 12, 2020, the Company granted eight individuals the option to acquire an aggregate 34,800,000 options at an exercise price of $0.05 per share until May 31, 2025; 18,300,000 vested at the time of grant and 16,500,000 of the stock options granted will vest upon achievement of performance conditions. None of the stock options with performance vesting conditions have vested. The fair value of the options granted totals $2,434,053, of which $1,279,973 related to the stock options that have vested was recorded and $1,154,080 related to the options that have not vested was not recorded.

During the year ended December 31, 2020, the Company recorded a further $79 in compensation expense relating to the vesting of stock options granted in previous years.

During the year ended December 31, 2019:

On February 4, 2019, the Company granted a consultant the option to acquire a total of 2,500,000 shares of common stock of the Company at a price of $0.035 per share for a term of five years. The fair value of the options granted totaled $99,723 and was fully recorded at grant.

On March 15, 2019, the Company granted an option to acquire 9,150,000 shares of common stock of the Company at a price of $0.035 per share for a term of five years. The option to acquire 2,500,000 shares of common stock was granted to one consultant and the option to acquire 6,650,000 shares of common stock was granted to one director. The fair value of the options granted totaled $364,058 and was fully recorded at grant.

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

6.        Additional paid-in capital (continued)

Stock options (continued)

During the year ended December 31, 2019: (continued)

On April 12, 2019, the Company modified options to acquire 564,350,200 shares of common stock of the Company by extending the expiry date to April 12, 2024. The options modified had:

·         exercise prices ranging from $0.002 to $0.03 per share; and

·         expiration dates ranging from April 19, 2019 to May 29, 2020 immediately prior to the modification.

The fair value related to the extension of the life of the options totaled $1,150,060 and was recorded at the modification date.

On May 6, 2019, the Company granted options to acquire 13,000,000 shares of common stock of the Company at a price of $0.035 per share for a term of five years to three directors of the Company. The fair value of the options granted totaled $467,845 and was fully recorded at grant.

On May 17, 2019, the Company granted options to acquire 27,900,000 shares of common stock of the Company at a price of $0.035 per share for a term of five years to eleven consultants, one director and one employee of the Company. The fair value of the options granted totaled $1,059,856 and was fully recorded at grant.

On May 31, 2019, the Company granted options to acquire 10,000,000 shares of common stock of the Company at a price of $0.035 per share for a term of one year to one consultant. The option to acquire 10,000,000 shares will vest based on achievements of performance milestones. The fair value of the options granted totaling $399,722 was not recorded, as it cannot be determined that it is more likely than not that the performance conditions will be met. These options expired on May 30, 2020.

On June 12, 2019, the Company granted options to acquire 40,000,000 shares of common stock of the Company at a price of $0.05 per share until May 15, 2024 to three sales agents. The option to acquire 40,000,000 shares will vest based on achievements of performance milestones. The fair value of the options granted totaling $1,595,316 was not recorded, as it cannot be determined that it is more likely than not that the performance conditions will be met.

On June 17, 2019, the Company granted options to acquire 5,000,000 shares of common stock of the Company at a price of $0.035 per share for a term of five years to one advisor. The fair value of the options granted totaled $189,865 and was fully recorded at grant.

On June 17, 2019, the Company granted options to acquire 5,000,000 shares of common stock of the Company at a price of $0.05 per share for a term of five years to a sales agent. The option to acquire 5,000,000 shares will vest based on achievements of performance milestones. The fair value of the options granted totaled $189,833 was not recorded, as it cannot be determined that it is more likely than not that the performance conditions will be met.

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

6.        Additional paid-in capital (continued)

Stock options (continued)

During the year ended December 31, 2019: (continued)

On June 24, 2019, options granted on January 31, 2018 to acquire 24,000,000 shares of common stock at a price of $0.015 for a term of five years that were subject to vest based on the achievement of certain performance milestones were modified as follows:

·	the option to acquire 4,000,000 shares of common stock was cancelled; and
·	the performance conditions were modified.

No compensation expense was reversed related to the cancellation of the unvested options as no compensation expense related to these options had been previously recorded. No compensation expense related to the modification of the options was recorded, as the change in vesting conditions did not make it more likely than not that the performance conditions will be met.

On July 15, 2019, the Company granted a consultant options to acquire 7,500,000 shares of common stock of the Company at a price of $0.035 per share exercisable until February 3, 2024. The fair value of the options granted totaled $318,530 and was fully recorded at grant.

On August 16, 2019, the Company granted a consultant the option to acquire an aggregate 2,500,000 shares of common stock of the Company at a price of $0.05 per share. The option to acquire 2,500,000 shares will vest based on achievements of performance milestones. The fair value of the options granted totaling $108,655 was not recorded, as it cannot be determined that it is more likely than not that the performance conditions will be met.

On September 6, 2019, the Company granted a consultant the option to acquire 1,000,000 shares of common stock of the Company at a price of $0.05 per share for a term of five years. The option to acquire 1,000,000 shares will vest based on achievements of performance milestones. The fair value of the options granted totaling $40,863 was not recorded, as it cannot be determined that it is more likely than not that the performance conditions will be met.

On September 17, 2019, the Company granted a consultant the option to acquire 5,000,000 shares of common stock of the Company at a price of $0.035 per share for a term of five years. The fair value of the options granted totaled $194,850 and was fully recorded at grant.

On October 3, 2019, the Company granted two advisors the option to acquire an aggregate 3,500,000 shares of common stock of the Company at a price of $0.035 per share for a term of five years. Options to acquire 2,500,000 shares of common stock will vest upon the advisor entering into a full-time role with the Company. The fair value of the options granted totaled $136,399 of which $38,971 has been recorded related to the vested options.

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

6.        Additional paid-in capital (continued)

Stock options (continued)

On October 24, 2019, the Company granted two advisors the option to acquire an aggregate 2,000,000 shares of common stock of the Company at a price of $0.035 per share for a term of five years. The fair value of the options granted totaled $63,940 and was fully recorded at grant.

On December 11, 2019, the Company granted one creditor the option to acquire 120,000,000 shares of common stock of the Company at a price of $0.015 per share for a term of five years in connection with receiving line of credit financing (note 4). The fair value of the options granted totaled $2,158,441 and was fully recorded upon the Company entering into the financing agreement with the creditor.

During the year ended December 31, 2019, the Company recorded a further $18,630 in compensation expense related to vesting of stock options granted in previous years.

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

6.        Additional paid-in capital (continued)

Stock options (continued)

Outstanding

The options outstanding at December 31, 2020 and 2019 were as follows:

	December 31, 2020			December 31, 2019
Expiry Date	Options	Exercise Price	Intrinsic Value	Options	Exercise Price	Intrinsic Value

May 30, 2020	-	$-	$-	10,000,000	$0.035	$-
July 1, 2021	4,365,001,300	$0.002	$0.069	4,365,001,300	$0.002	$0.015
November 27, 2022	6,950,000	$0.015	$0.056	7,200,000	$0.015	$0.002
January 31, 2023	40,500,000	$0.015	$0.056	40,500,000	$0.015	$0.002
June 13, 2023	5,000,000	$0.015	$0.056	5,000,000	$0.015	$0.002
October 1, 2023	300,000	$0.050	$0.021	300,000	$0.050	$-
February 3, 2024	10,000,000	$0.035	$0.036	10,000,000	$0.035	$-
March 14, 2024	9,150,000	$0.035	$0.036	9,150,000	$0.035	$-
April 12, 2024	560,000,200	$0.002	$0.069	560,000,200	$0.002	$0.015
April 12, 2024	3,900,000	$0.015	$0.056	4,150,000	$0.015	$0.002
April 12, 2024	200,000	$0.030	$0.041	200,000	$0.030	$-
May 6, 2024	13,000,000	$0.035	$0.036	13,000,000	$0.035	$-
May 17, 2024	40,000,000	$0.050	$0.021	40,000,000	$0.050	$-
May 17, 2024	25,400,000	$0.035	$0.036	27,900,000	$0.035	$-
May 17, 2024	22,000,000	$0.050	$0.021	-	$-	$-
June 17, 2024	5,000,000	$0.050	$0.021	5,000,000	$0.050	$-
June 17, 2024	5,000,000	$0.035	$0.036	5,000,000	$0.035	$-
August 16, 2024	2,500,000	$0.050	$0.021	2,500,000	$0.050	$-
September 6, 2024	1,000,000	$0.050	$0.021	1,000,000	$0.050	$-
September 17, 2024	5,000,000	$0.035	$0.036	5,000,000	$0.035	$-
October 3, 2024	3,500,000	$0.035	$0.036	3,500,000	$0.035	$-
October 24, 2024	2,000,000	$0.035	$0.036	2,000,000	$0.035	$-
December 11, 2024	120,000,000	$0.015	$0.056	120,000,000	$0.015	$0.002
April 1, 2025	10,000,000	$0.035	$0.036	-	$-	$-
May 31, 2025	20,000,000	$0.035	$0.036	-	$-	$-
May 31, 2025	87,300,000	$0.050	$0.021	-	$-	$-
Total	5,362,701,500	$0.004	$0.066	5,236,401,500	$0.003	$0.014

Weighted Average Remaining Contractual Life		1.05			1.96

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

6.        Additional paid-in capital (continued)

Stock options (continued)

The fair value of the stock options granted and vested was allocated as follows:

	December 31, 2020	December 31, 2019
Product development expense	$1,156,195	$1,243,644
Professional expense	741,564	392,677
Selling, general and administrative expenses	930,258	1,244,636
Interest	—	3,243,812
	$2,828,017	$6,124,769

The Company uses the fair value method for determining stock-based compensation for all options granted during the fiscal periods. The fair value was determined using the Black-Scholes option pricing model based on the following weighted average assumptions:

	December 31, 2020	December 31, 2019
Risk-free interest rate	0.20%	1.84%
Expected life	4.6 years	5 years
Expected dividends	0%	0%
Expected volatility	312%	306%
Forfeiture rate	0%	0%

The weighted average fair value for the options granted during 2020 was $0.06 (2019 - $0.03).

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

7.       Related party transactions and balances

	Year Ended December 31, 2020	Year Ended December 31, 2019
Related party transactions included within interest expense:
Interest expense on promissory notes issued to relatives of the Chairman and Chief Executive Officer of the Company	$315,926	$321,626
Interest expense on lines of credit payable to the Chairman and Chief Executive Officer of the Company and his spouse	$1,464,077	$1,365,967
Interest expense related to the modification of stock options held by the Chairman and Chief Executive Officer of the Company and his spouse related to financing provided	$—	$1,085,371
Interest expense related to stock options granted to the Chairman and Chief Executive Officer of the Company related to the increase of the borrowing limit of a line of credit	$—	$2,158,441

Related party transactions included within selling, general and administrative expenses:
Consulting fees to the Chairman and Chief Executive Officer of the Company accrued on the line of credit available to the Company	$249,600	$189,600
Selling, general and administrative expenses related to the grant of stock options to four directors of the Company	$—	$770,421
Selling, general and administrative expenses related to the modification of stock options to three directors of the Company	$—	$29,204
Consulting fees to a relative of the Chairman and Chief Executive Officer of the Company	$—	$120,000

Interest on promissory notes payable to related parties, management compensation and compensation paid to a relative of a director have been recorded at the exchange amount, which is the amount agreed to by the parties. Options granted to related parties have been recorded at their estimated fair value.

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

8.       Commitments and contingencies

c)       Contingencies

The Company has had three judgments against it relating to overdue promissory notes and accrued interest, and a fourth creditor has demanded repayment of an overdue promissory note and accrued interest. To date, the Company has not repaid any of these promissory notes and related accrued interest and could be subject to further action. The legal liability, totaling $1,226,567, of these promissory notes and related accrued interest have been fully recognized and recorded by the Company. The Company has accrued interest of $244,472 related to one of these promissory notes.

On September 23, 2020, the Superior Court of Forsyth County, North Carolina issued a Civil Summons in regards to one of the above noted judgement of $551,576, consisting of the principal amount of $300,000 and accrued interest of $251,576, as of the date of the Civil Summons. An Order for Mediated Settlement Conference in Superior Court and Trial Calendar Notice was issued and a tentative trial date in the absence of a mediated settlement has been set for June 28, 2021.

d)       Commitments

The Company has a consulting arrangement with Mr. Sidney Chan, Chief Executive Officer and Chairman of the Board of Directors of the Company. Under the terms of the contract, Mr. Chan will be paid $240,000 per annum for services as Chief Executive Officer. The contract can be terminated at any time with thirty days’ notice and the payment of two years’ annual compensation. Should the contract be terminated, all debts owed to Mr. Chan and his spouse must be immediately repaid. The initial term of the contract is for one year and automatically renews for continuous one-year terms. Also, under the terms of the contract are the following:

iii.	Incentive revenue bonus

Mr. Chan will be entitled to a 1% net sales commission from the sales of any of the Company’s products at any time during his life, regardless if Mr. Chan is still under contract with the Company.

iv.	Sale of business

If more than 50% of the Company’s stock or assets are sold, Mr. Chan will be compensated for entering into non-compete agreements based on the selling price of the Company or its assets as follows:

·         2% of sales price up to $24,999,999 plus

·         3% of sales price between $25,000,000 and $49,999,999 plus

·         4% of sales price between $50,000,000 and $199,999,999 plus

·         5% of sales price in excess of $200,000,000.

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

9.       Financial instruments

The Company’s financial instruments consist of cash, accounts payable, interest payable, promissory notes payable to unrelated parties, promissory notes payable to related parties and lines of credit from related parties.

a)	Fair value

The fair values of cash and certain accounts payable approximate their carrying values due to the relatively short periods to maturity of these instruments.

Certain accounts payable have been outstanding longer than one year. The Company has recorded imputed interest at a rate of 1% per month over the period the payables have been outstanding for longer than one year, with a corresponding amount recognized in additional paid-in capital. The calculated amount represents the implicit compensation for the use of funds beyond a reasonable term for regular trade payables.

For the purposes of fair value analysis, promissory notes payable to related parties and promissory notes payable to unrelated parties can be separated into two classes of financial liabilities:

i.	Interest-bearing promissory notes, lines of credit and related interest payable; and
ii.	Non-interest-bearing promissory notes past due.

The interest-bearing promissory notes payable are all delinquent and have continued to accrue interest at their stated rates. The Company currently does not have the funds to extinguish these debts and will continue to incur interest until such time as the liabilities are extinguished. There is not an active market for delinquent loans for a Company with a similar financial position. Management asserts the carrying values of the promissory notes and related interest payable are a reasonable estimate of fair value, as they represent the Company’s best estimate of their legal obligation for these debts. As there is no observable market for interest rates on similar promissory notes, the fair value was estimated using Level 2 inputs in the fair value hierarchy.

The Company has one non-interest-bearing promissory note payable past due. There is not an active market for default loans not bearing interest nor is there an observable market for lending to companies with a financial position similar to the Company. The Company has recorded imputed interest at a rate of 1% per month over the life of the promissory notes, with a corresponding amount recognized in additional paid-in capital representing the implicit compensation for the use of funds. Management asserts the payment date for these amounts cannot be reasonably determined. Management further asserts there is not a determinable interest rate for arm’s length borrowings based on the current financial position of the Company and asserts the carrying value is the best estimate of the Company’s legal liability and represents the fair value for the promissory note. This would be considered a Level 2 input in the fair value hierarchy.

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

9.       Financial instruments (continued)

b)	Credit risk

The financial instrument that potentially subjects the Company to credit risk consists of cash. The Company only has an immaterial cash balance and is not exposed to significant credit risk.

c)	Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market prices. Market risk comprises two types of risk: interest rate risk and foreign currency risk.

i.	Interest rate risk

Interest rate risk consists of two components:

1)	Cash flow risk

To the extent that payments made or received on the Company’s monetary assets and liabilities are affected by changes in the prevailing market interest rates, the Company is exposed to interest rate cash flow risk.

The Company is exposed to interest rate cash flow risk on promissory notes payable of $500,000, which incur a variable interest rate of prime plus 1%. A hypothetical change of 1% on interest rates would increase or decrease net loss and comprehensive loss by $5,000.

2)	Price risk

To the extent that changes in prevailing market interest rates differ from the interest rate on the Company’s monetary assets and liabilities, the Company is exposed to price risk.

The Company’s promissory notes payable consist of $100,000 of variable interest rate notes and $5,186,319 of fixed interest rate notes. All of these notes are past due and are currently due on demand while interest continues to accrue. Due to the delinquency of the fixed interest rate promissory notes payable, there is no active market for these instruments and fluctuations in market interest rates do not have a significant impact on their estimated fair values as of December 31, 2020.

At December 31, 2020, the effect on net loss and comprehensive loss of a hypothetical change of 1% in market interest rate cannot be reasonably determined.

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

9.       Financial instruments (continued)

c)	Market risk (continued)

ii.	Foreign currency risk

The Company incurs certain accounts payable and expenses in Canadian dollars and is exposed to fluctuations in changes in exchange rates between the U.S. and Canadian dollars. As at December 31, 2020, the effect on net loss and comprehensive loss of a hypothetical change of 10% between the U.S. and Canadian dollars would not be material. The Company has not entered into any foreign currency contracts to mitigate risk.

10.       Income taxes

The provision for income taxes differs from the result that would be obtained by applying the statutory tax rate of 21% (2019 - 21%) to income before income taxes. The difference results from the following items:

	December 31, 2020	December 31, 2019
Computed expected benefit of income taxes	$(1,242,363)	$(1,891,163)
Stock-based compensation	593,885	1,286,201
Non-deductible interest expense	79,418	25,722
Expiry of tax credits	929,432	18,486
True up of prior year balances	1,214,608	37,917
Increase (decrease) in valuation allowance	(1,574,980)	522,837
Income tax provision	$—	$—

The components of the net deferred income tax asset, the statutory tax rate and the amount of the valuation allowance are as follows:

	December 31, 2020	December 31, 2019
Net operating loss carried forward	$37,125,837	$44,625,741
Tax rate	21%	21%
Deferred income tax assets	7,796,426	9,371,406
Valuation allowance	(7,796,426)	(9,371,406)
Net deferred income tax asset	$—	$—

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

10.       Income taxes (continued)

The potential benefit of the deferred income tax asset has not been recognized in these consolidated financial statements since it cannot be assured that it is more likely than not that such benefit will be utilized in future years. The Company believes that the available objective evidence creates sufficient uncertainty regarding the realizability of the deferred income tax assets such that a full valuation allowance has been recorded.

The operating losses amounting to $37,126,000 for utilization in the United States of America, the jurisdiction where they were incurred, will expire between 2021 and 2040 if they are not used. The following table lists the fiscal year in which the loss was incurred and the expiration date of the operating loss carryforwards:

Fiscal Year	Amount	Expiry Date
2001	$3,681,000	2021
2002	2,504,000	2022
2003	2,776,000	2023
2004	1,251,000	2024
2005	1,304,000	2025
2006	1,532,000	2026
2007	1,480,000	2027
2008	1,600,000	2028
2009	1,723,000	2029
2010	823,000	2030
2011	1,747,000	2031
2012	1,639,000	2032
2013	1,403,000	2033
2014	2,595,000	2034
2015	1,619,000	2035
2016	1,171,000	2036
2017	928,000	2037
2018	720,000	2038
2019	3,921,000	2039
2020	2,709,000	2040
Total	$37,126,000

ALR TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

($ United States)

11. Operating segments

The Company has one operating segment, development of diabetes hardware and software. The Company’s geographical segments are summarized as follows:

	December 31, 2020	December 31, 2019

Current and Total Assets
Other	$7,632	—
Singapore	20,000	$—
United States	101,217	1,838
	$128,849	$1,838

Net Loss
Singapore	$—	$—
United States	(5,916,017)	(9,005,537)
	$(5,916,017)	$(9,005,537)

12.        Supplemental information with respect to cash flows

	December 31, 2020	December 31, 2019
Common stock issued to retire accounts payable	$60,000	$—
Common stock issued to retire interest payable	$2,318,542	$—
Common stock issued to retire line of credit payable	$9,681,458	$—

13.       Subsequent events

a)	The Company collected subscriptions of $524,832 pursuant to its registration statement and issued a total of 14,496,635 shares of common stock. Included in this issuance was 4,000,000 shares of common stock to satisfy its obligation to issue shares of common stock. The Company has until April 22, 2021 to sell the remaining 113,025,592 shares of common stock.
b)	The Company received proceeds of $12,000 pursuant to the exercise of options to acquire 800,000 shares of common stock at a price of $0.015 per share.
c)	On January 28, 2021, the Company’s board of directors approved the grant of the option to acquire an aggregate 47,000,000 shares of common stock at a price of $0.05 per share to eight individuals. All of the shares will vest according to performance or time-based conditions. Options to acquire 37,000,000 shares of common stock will expire December 31, 2025 and options to acquire 10,000,000 shares of common stock will expire May 17, 2024. As of the date of the audit report, none of the options granted had vested.
d)	On February 22, 2021, the Company’s board of directors approved the grant of the option to acquire an aggregate 5,000,000 shares of common stock at a price of $0.05 per share until May 17, 2024 to three individuals. As of the date of the audit report, none of the options granted had vested.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

The Company’s business is focused on enhancement of adherence to disease and health care management programs through monitoring, reminders and improved communications. The Company’s primary business markets are the providers of health insurance and the providers of disease and case management services, including the home care industry.

The largest potential for sustainable long-term growth and value generation lies with the market segments that have the most influence on the end-user and the most to gain from improved health care results. These market segments are the health insurance providers, and the medical clinics and physicians who provide the care for people with chronic disease. Our focus is on penetrating the full cycle of health care services, including medical clinics, hospitals and health plans with diabetics being the initial patient targets.

Revenue

The Company did not generate any revenue during fiscal 2020, 2019 or 2018, and generated nominal revenues during the nine-month period ended September 30, 2021. For the past several years, the Company has been devoting its efforts to developing and commercializing its Diabetes Management System, a blood glucose management platform that combines patient monitoring, patient adherence, care team communications, automated patient management and insulin dosage suggestions.

In October 2011, the Company announced that it had received FDA clearance to sell its Diabetes Management System in the United States. In 2012, the Company obtained HIPAA clearance for its Diabetes Management System. The Company since demonstrated that the average patient’s A1C was reduced by 1.2% over six months in both a clinical trial and a pilot program. Subsequently, the Company developed and obtained FDA clearance for Insulin Dose Adjustment and developed and is patent pending for its proprietary Predictive A1C innovation. The Company is ready to launch the Diabetes Management System commercially and is seeking a suitable opportunity.

Product Development

During the 2020 fiscal year, the majority of the Company’s product development efforts were expended to:

●	Further development of its Diabetes Management System;
●	Prepare for additional functionality to enhance care facilitation activity;
●	Increase compatibility and usability of the Diabetes Management System;
●	Initiate development of its Diabetes Management System for compatibility with continuous glucose monitoring technologies;
●	Implement advances as a result of user feedback; and
●	Other general advances of the Diabetes Management System.

With the completion of the Diabetes Management System, the Company is currently focusing its efforts on the commercial launch plans of the product and conducting research activities for future attributes and applications for the Diabetes Management System.

Product development and research costs were $1,433,027 in 2020, $1,625,075 in 2019, and $408,640 in 2018. Included in product development costs were stock-based compensation costs of $1,156,195 in 2020, $1,243,644 in 2019, and $186,476 in 2018. During the nine- month ended September 30, 2021 and 2020 product development and research costs were $368,650 and $1,446,896, respectively, including $160,010 and $1,156,201, respectively, in stock-based compensation.

Operating Capital

The Company has no significant revenues and had not generated significant revenues since creating its Diabetes Management System. The Company is funding operations through the line of credit financing it has available. The majority of the Company’s expenditures go towards product development, professional fees and administrative activities. The Company incurs significant amounts of interest expense from its debts outstanding and, from time to time, the grant of stock options in exchange for either 1) deferred payment, 2) agreements of note extensions, and 3) increased borrowing limits provided. All stock options granted related to the debts of the Company have been recorded at their fair value using the Black-Scholes option pricing model and are expensed over the agreed upon term of the debt instrument where applicable. Where the debt of the Company is a line of credit arrangement with no fixed terms of repayment, the stock option expense is fully recognized at the time of grant.

There is no certainty of the timing or amount of cash flows from sales, and if sales do begin, there is no certainty that it will reach the level necessary to cover operating costs and costs to service the Company’s debts. The Company has limited resources and is seeking to penetrate markets with indirect competition with much greater resources. The Company is seeking to displace generally accepted processes for diabetes management, which means it is directly entering into an unestablished market. Management is evaluating alternatives to penetrate both existing and new marketplaces in order to generate cash flows. Management believes the business plan of the Company will give it the best opportunity to achieve commercial feasibility, but due to the current acceptance levels of the Diabetes Management System, there is substantial uncertainty over the Company’s ability to execute the plan, the level of success associated with the execution of its business plan or the actual timeline to execute the plan. If the actual timeline for the execution of the business plan is substantially longer than planned, it could jeopardize the Company’s long-term success. For these reasons the Company is seeking additional financing.

The Company has operating lines of credit with a borrowing limit of $12,300,000. As at December 31, 2020, the Company had borrowing available of approximately $761,000 on its line of credit. The Company does not have any other facilities readily available at this time and has continued to receive funding under the terms of the existing line of credit that has reached the borrowing limit from the Chief Executive Officer. Management will seek to acquire additional financing to allow the Company to become a commercially viable enterprise, whereby it can generate sufficient cash flow from the sales of its Diabetes Management System to support its cost of operations, overhead and repay its obligations.

There is no certainty that the Company will ever be able to achieve the level of sales necessary to cover operating costs or achieve the level of sales before the borrowing limits on the lines of credit financing are reached. The Company will require additional financing in the future for which there is no guarantee it will receive. Furthermore, even if the Company is able to achieve sufficient cash flows to support operations, it will need to service its debt obligations, which as of December 31, 2020 were approximately $21,890,000.

On September 21, 2020, the Company entered into two shares for debt agreements (the “Agreements”) to issue an aggregate of 240,000,000 restricted shares of common stock at a deemed price of $0.05 per share to retire $12,000,000 of outstanding debt as follows.

Creditor	Shares Issued	Price per Share	Outstanding Debt Retired
Mr. Sidney Chan	150,000,000	$0.05	$7,500,000
Ms. Christine Kan	90,000,000	$0.05	$4,500,000
Total	240,000,000		$12,000,000

Each of the Agreements have a non-dilutive clause for any subsequent equity sales by the Company to issue its shares of common stock below $0.05 per share for a term of twelve months. The Agreements were approved by all the independent directors of the Company. The shares were issued pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended.

A total of approximately $14,320,000 remains owed to the Chairman and his spouse as of December 31, 2020.

Operating Issues

The Company has expended significant efforts introducing the Diabetes Management System to specified retail chains, pharmaceutical manufacturers, contract research organizations, health management organizations, pharmacy benefits managers and certain clinics treating specific disease conditions. The Company has not had sales for several years. During the 2018, 2019 and 2020 fiscal years, the Company has devoted 100% of its efforts to developing the Diabetes Management System for commercial launch. Management plans for the Company to become a commercially viable enterprise through the sale of Diabetes Management subscriptions.

If management is not successful in its plans, the Company may be required to raise additional funds from its existing and prospective shareholders or debtholders, which it may not be able to accomplish on satisfactory terms for the Company.

Management Compensation

During 2020, the Company’s sole officer, Mr. Sidney Chan, earned $20,800 per month, which was recorded as an increase to the borrowings on the line of credit provided by Mr. Chan to the Company. Mr. Chan’s compensation during the 2019 fiscal year was $15,800 per month. During the 2019 fiscal year, Mr. Chan was granted the option to acquire 120,000,000 shares of common stock in connection with increasing the borrowing limit on the Company’s line of credit by $1,800,000.

The Company issues stock options as compensation from time to time. No directors of the Company earn service fees for their position as director of the Company. Those directors that hold a position as officer or consultant of the Company earn fees for those services provided. During 2020, the Company granted incentive to Ken Robulak for the option to acquire 8,000,000 (2019 - 6,650,000) shares of common stock of the Company at a price of $0.05 (2019 - $0.035) per share for five years. The options granted to Mr. Robulak during 2020 were subject to performance vesting conditions.

Each of Dr. Alfonso Salas, Ronald Cheng and Peter Stafford were not granted options during 2020. During 2019, they were granted options as follows:

·	Dr. Alfonso Salas was granted the option to acquire 5,000,000 shares of common stock of the Company at a price of $0.035 per share for five years; and
·	Mr. Cheng and Mr. Stafford were each granted the option to acquire 4,500,000 shares of common stock of the Company at a price of $0.035 per share for a term of five years.

Results of Operations

Our results of operations for the nine and three-month periods ended September 30, 2021 and 2020, respectively, and for the fiscal years ended December 31, 2020 and 2019, respectively, are described below.

Nine months ended September 30, 2021 compared to Nine months ended September 30, 2020

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Amount ($) Increase / (Decrease)	Percentage (%) Increase / (Decrease)

Revenue	$2,000	—	2,000	100
Cost of revenue	(1,000)	—	(1,000)	100
Gross margin	1,000	—	1,000	100

Operating Expenses
Product development costs	369,000	1,447,000	(1,078,000)	(74)
Professional fees	574,000	508,000	66,000	13
Selling, general and administration	1,152,000	360,000	792,000	220
Operating Loss	2,095,000	2,315,000	(220,000)	(10)

Loss before other items	2,094,000	2,315,000	(221,000)	(10)

Other Items
Interest expense	2,802,000	1,578,000	1,224,000	78
Loss on settlement of debt	34,000	—	34,000	100
Total Other Items	2,836,000	1,578,000	1,258,000	80

Net Loss	$4,930,000	3,893,000	1,037,000	27

The net loss for the nine months ended September 30, 2021 was 27% ($1,037,000) higher than the net loss at September 30, 2020. Loss before other items and stock-based compensation was $643,000 (84%) higher during the nine months ended September 30, 2021, as compared to the nine months ended September 30, 2020. We highlight that loss before other items and stock-based compensation is a “non-GAAP financial measure”. This measure is calculated by removing those items from the net loss presented on our unaudited condensed consolidated statements of operations. This measure does not have a standardized meaning under U.S. GAAP. Management uses this measure internally to evaluate its results of operations, as it removes the impact of stock-based compensation, non-operational losses and interest accretion.

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Amount ($) Increase / (Decrease)	Percentage (%) Increase / (Decrease)

Loss Before Other Items	$2,094,000	2,315,000	(221,000)	(10)
Stock-based compensation included in selling, general and administration expense, professional fees and product development costs	685,000	1,548,000	(863,000)	(56)
Loss Before Other Items and Stock-based Compensation	$1,409,000	767,000	642,000	84

The loss before interest and stock-based compensation for the Company’s nine months ended September 30, 2021 increased by $642,000 due primarily to increased professional fees of $388,000 and personnel costs of $253,000.

·	The Company incurred increased professional costs related to assessing business structure alternatives;
·	The Company has retained additional personnel to support commercialization strategies in Singapore and the United States;
·	The Company has incurred professional costs related to its proposed migration to Singapore; and
·	The Company has retained additional personnel related to evaluating and forming its pet division.

Selling, General and Administration

Selling, general and administration costs incurred consist of salaries and consulting fees of management personnel, stock-based compensation for options granted to management personnel, travel and trade show costs, rent of the Company’s corporate office, website development costs and general costs incurred through day-to-day operations.

During the period, the Company had an increase in selling, general and administration expenses, primarily driven by an increase in salaries and consulting fees paid to personnel and to a market research firm related to commercialization plans for the Company’s Diabetes Solution. The components of selling, general and administration expenses and the changes therein can be seen as follows:

Selling, General and Administration:	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Amount ($) Increase / (Decrease)
Salaries and consulting fees	$524,000	271,000	253,000
Travel and trade shows	12,000	20,000	(8,000)
Website and information technology	17,000	12,000	5,000
Transfer agent, filing fees and quotation costs	16,000	38,000	(22,000)
Market research consulting fees	44,000	—	44,000
License and permits	19,000	8,000	11,000
Other general and administration costs	66,000	11,000	55,000
Stock-based compensation	454,000	—	454,000
Total	$1,152,000	360,000	792,000

During Q3 2021, the Company had increased selling, general and administration operating expenses, as compared to the same period in 2020. The cash-based selling, general and administration expenses increased by $338,000 during Q3 2021, as compared to Q3 2020, which was primarily related to increased personnel costs and market research consulting fees.

Product development costs

Substantially all of the product development costs incurred related to a) services provided by contractors of the Company, and b) expenses incurred for product development. The change in balance from the previous year relates primarily to changes in composition of our technical team in the current year, as compared to the previous year. The Company incurred stock-based compensation expense of $160,000 during Q3 2021 related to the grant and vesting of options to its product development team compared to $1,156,000 during Q3 2020. The reduction in product development costs related to stock-based compensation expenses of $996,000 for the nine months ended September 30, 2021 accounted for 92% of the reduction in total product development costs from the nine months ended September 30, 2020.

Professional fees

Professional costs incurred consist of consulting and advisory fees of certain professionals retained, audit fees, tax consultant fees, recruiter fees, legal fees and stock-based compensation for options granted to professionals. During the period, there was a significant increase in professional fees related to:

·	The recruitment of certain personnel;
·	The engagement of additional accounting personnel; and
·	Legal and tax advice obtained related to corporate structure analysis.

By type of professional cost, the variance can be seen as follows:

Professional fees:	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Amount ($) Increase / (Decrease)
Corporate auditor	$18,000	22,000	(4,000)
Accounting fees	113,000	47,000	66,000
Tax consultant fees	43,000	—	43,000
Legal fees	202,000	33,000	169,000
Recruiter fees	48,000	—	48,000
Market consultants and outreach	34,000	—	34,000
Professionals retained	45,000	14,000	31,000
Stock-based compensation	71,000	392,000	(321,000)
Total	$574,000	508,000	66,000

Excluding the difference in net loss attributed to the grant of stock options in the prior year, professional fees increased by $387,000 from the comparative period of the prior year, as indicated above.

Interest expense

Interest expense was from the following sources for the nine months ended September 30, 2021 and 2020:

Interest expense:	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Amount ($) Increase / (Decrease)
Interest expense incurred on promissory notes	$396,000	397,000	(1,000)
Interest expense incurred on lines of credit	1,031,000	1,089,000	(58,000)
Interest expense incurred on stock options modified	1,288,000	—	1,288,000
Imputed interest on zero interest loans	86,000	92,000	(6,000)
Other interest	1,000	—	1,000
Total	$2,802,000	1,578,000	1,224,000

Interest expense incurred on stock options modified of $1,288,000 related to the modification of stock options held by the Chairman and Chief Executive Officer of the Company and his spouse related to financing provided.

Interest on Promissory Notes

On May 10, 2021, the Company issued 2,000,000 shares of common stock with a fair market price of $0.057 to a creditor to extinguish $20,000 in promissory notes and $3,000 in accrued interest on promissory notes. There were no other significant changes in the amount of promissory notes outstanding as at September 30, 2021 and 2020. The interest incurred on promissory notes was consistent during the nine months ended September 30, 2021 and 2020.

Interest on Lines of Credit

The Company has two line of credit facilities with balances as follows:

Lines of credit:	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Amount ($) Increase / (Decrease)
Line of credit provided by Sidney Chan	$10,093,000	9,366,000	727,000
Line of credit provided by Christine Kan	2,000,000	2,000,000	—
Total	$12,093,000	11,366,000	727,000

The principal balance of the line of credit due to Mr. Sidney Chan decreased, as principal of $1,038,967 was retired through the issuance of shares on September 21, 2020. This decrease was offset by advances to Mr. Chan under the line of credit to finance the operations of the Company.

The Company incurred interest on the lines of credit as follows:

Interest expense on lines of credit:	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Amount ($) Increase / (Decrease)
Interest expense incurred on the line of credit from Sidney Chan during the period	$851,000	909,000	(58,000)
Interest expense incurred on the line of credit from Christine Kan during the period	180,000	180,000	—
Total	$1,031,000	1,089,000	(58,000)

Imputed Interest

During the 2021 and 2020 periods, the Company had certain zero interest promissory notes and accounts payable in excess of one year. Pursuant to the Company’s accounting policy, these zero interest amounts are considered to be financing items in nature and are assigned a deemed interest rate (1% per month). The interest incurred on these is expensed as imputed interest and, instead of increasing the liabilities of the Company, it is allocated to equity under the financial statement line item additional paid-in capital. The change from the prior period is related to the discussion included under Interest on Promissory Notes above.

Year ended December 31, 2020 compared to Year ended December 31, 2019

	2020	2019	Amount ($) Increase / (Decrease)	Percentage (%) Increase / (Decrease)
Operating Expenses
Selling, general and administrative	$1,440,000	1,596,000	(156,000)	(10)
Product development	1,433,000	1,625,000	(192,000)	(12)
Professional fees	953,000	523,000	430,000	82
	3,800,000	3,744,000	56,000	1
Other Item
Interest expense	2,116,000	5,261,000	(3,145,000)	(60)
Other income	(26,000)	—	(26,000)	100
Net Loss	$(5,916,000)	(9,005,000)	(3,089,000)	(34)

The net loss for the Company’s years ended December 31, 2020 and 2019 was significantly impacted by the grant of options to obtain additional debt financing as follows:

	Year Ended December 31, 2020	Year Ended December 31, 2019
Options Granted as Consideration	139,800,000	254,050,000
Value of Options Granted as Consideration	$2,828,000	$6,125,000
Percentage of Net Loss	48%	68%

The net loss for the year ended December 31, 2020 was 34% ($3,090,000) lower than the net loss at December 31, 2019 primarily as a result of 1) options granted to creditors of the Company in exchange for an increased borrowing limit in the prior year, and 2) options modified held by creditors of the Company in the prior year. There were no options granted to creditors during the year ended December 31, 2020. Net loss before interest expense and stock-based compensation was $108,000 (13%) higher during the year ended December 31, 2020, as compared to the year ended December 31, 2019. The increase was primarily related to increased personnel costs related to new personnel engaged by the Company and increased compensation paid to existing personnel.

	Year Ended December 31, 2020	Year Ended December 31, 2019	Amount ($) Increase / (Decrease)	Percentage (%) Increase / (Decrease)
Loss Before Interest	$3,800,000	$3,744,000	56,000	1
Stock-based compensation included in selling, general and administrative expense, professional fees and product development expense	2,828,000	2,881,000	(53,000)	(2)
Loss Before Interest and Stock-based Compensation	$972,000	$863,000	109,000	13%

General and Administrative

General and administrative costs incurred consist of salaries and consulting fees of management personnel, stock-based compensation for options granted to management personnel, travel and trade show costs, rent of the Company’s corporate office, website development costs and general costs incurred through day-to-day operations.

During the year, the Company had a decrease in the selling, general and administrative expenses, primarily driven by a decrease in stock-based compensation. The components of general and administrative expense and the changes therein can be seen as follows:

Selling, General and Administrative:	2020	2019	Amount ($) Increase / (Decrease)
Management salaries and consulting fees	$379,000	261,000	118,000
Stock-based compensation	930,000	1,245,000	(315,000)
Travel and trade shows	10,000	41,000	(31,000)
Rent of corporate office	1,000	1,000	—
Website and information technology	18,000	18,000	—
Transfer agent, filing fees and quotation costs	75,000	17,000	58,000
Other general and administrative costs	27,000	13,000	14,000
Total	$1,440,000	1,596,000	(156,000)

The decrease in stock-based compensation accounted for 202% of the decrease of general and administrative expenses in the current year, as compared to the prior year. The Company grants stock options to personnel to incentivize them to join the Company and to provide certain services to the Company. Aside from the change of selling, general and administrative expenses related to stock-based compensation, which is non-cash-based, selling general and administrative costs incurred during 2020 increased by $159,000 over the 2019 fiscal year as the Company:

·	paid increased compensation to certain personnel during 2020;
·	retained a market development personnel during 2020;
·	had its common shares upgraded to trade on the OTCQB; and
·	prepared a Form S1 Registration Statement for its rights offering.

We anticipate that cash-based operating expenses for 2021 will increase as compared to amounts in 2020, as the Company will become more active in efforts to commercialize its Diabetes Solution.

Product Development

Product development costs consists of a) services provided by contractors of the Company, b) expenses incurred for product development, and c) stock-based compensation for options granted to members of the product development team. Product development costs of the Company were consistent with the prior year with changes of the components as follows:

Product Development:	2020	2019	Amount ($) Increase / (Decrease)
Personnel consulting fees	$260,000	367,000	(107,000)
Stock-based compensation	1,156,000	1,244,000	(88,000)
Purchases and other amounts	17,000	14,000	3,000
Total	$1,433,000	1,625,000	(192,000)

For the 2020 fiscal year, the Company was anticipating similar or slightly reduced product development expenses, as compared to 2019, before any changes from stock-based compensation expense. Development costs excluding stock-based compensation decreased by $104,000 during the 2020 fiscal year, as compared to the 2019 fiscal year. We anticipate that cash-based product development expenses for 2021 will increase as compared to amounts in 2020, as the Company anticipates retaining additional personnel to support its efforts to commercialize its Diabetes Solution.

Interest Expense

During the year, the Company incurred a decrease in interest expense as compared to the prior year as a result of there being no stock options issued for or outstanding stock options modified related to the Company’s financing arrangements as had occurred during the year ended December 31, 2019. Interest expense was incurred from the following sources for the years ended December 31, 2020 and 2019:

Interest Expense:	2020	2019	Amount ($) Increase / (Decrease)
Interest expense incurred on promissory notes	$529,000	529,000	—
Interest expense incurred on lines of credit	1,464,000	1,366,000	98,000
Imputed interest on zero interest loans	123,000	122,000	1,000
Stock-based compensation of extension of line of credit and modification of stock options	—	3,244,000	(3,244,000)
Total	$2,116,000	5,261,000	(3,145,000)

Interest on Promissory Notes

There were no repayments, issuances or changes to balances in any of the promissory notes from December 31, 2019 to 2020. During the year ended December 31, 2020, the Company settled $2,319,000 in accrued interest on one of the promissory notes issued to the spouse of the Chairman through the issuance of shares of common stock in September 2020.

Interest on Lines of Credit

The Company has two line of credit facilities with balances as follows:

Lines of Credit:	2020	2019	Amount ($) Increase / (Decrease)
Line of credit provided by Sidney Chan	$9,539,000	9,757,000	(218,000)
Line of credit provided by Christine Kan	2,000,000	2,000,000	—
Total	$11,539,000	11,757,000	(218,000)

The Company incurred interest expense on the lines of credit as follows:

Lines of Credit:	Year Ended December 31, 2020	Year Ended December 31, 2019	Amount ($) Increase / (Decrease)
Interest expense incurred on line of credit from Sidney Chan during the year	$1,224,000	1,126,000	98,000
Interest expense incurred on line of credit from Christine Kan during the year	240,000	240,000	—
Total	$1,464,000	1,366,000	98,000

During the 2020 fiscal year, the Company borrowed an additional $821,000 from its line of credit facilities (interest rates of 1% per month on the borrowed balance) while settling principal of $1,039,000 through the issuance of shares of common stock in September 2020.

In addition to incurring interest for a full year on the amounts borrowed to the end of the 2019 fiscal year, the increase in borrowing during the majority of 2020 resulted in significantly higher interest incurred on the lines of credit for the year ended December 31, 2020.

Imputed Interest

During the 2020 and 2019 fiscal years, the Company had certain zero interest promissory notes and accounts payable in excess of one year. Pursuant to the Company’s accounting policy, these zero interest amounts are considered to be financing items in nature and are assigned a deemed interest rate (1% per month). The interest incurred on these is expensed as imputed interest; instead of increasing the liabilities of the Company, imputed interest expense is allocated to equity under the financial statement line item additional paid-in capital. The Company’s zero interest instruments were as follows as at December 31, 2020 and 2019:

Zero Interest Instruments:	2020	2019	Amount ($) Increase / (Decrease)
Accounts payable (older than one year)	$765,000	760,000	5,000
Promissory notes to unrelated parties	271,000	271,000	—
Total	$1,036,000	1,031,000	5,000

The Company incurred imputed interest as follows:

Imputed Interest Expense:	2020	2019	Amount ($) Increase / (Decrease)
Accounts payable (older than one year)	$90,000	90,000	—
Promissory notes to unrelated parties	33,000	32,000	1,000
Total	$123,000	122,000	1,000

Moving forward, we anticipate the expense to be consistent with the current year until such time as the Company has sufficient funds available to repay these old accounts payable and zero interest promissory notes.

Professional Fees

Professional fees expense consists of consulting and advisory fees of certain professionals retained, audit fees, legal fees and stock-based compensation for options granted to professionals. By component of professional fees, the variance can be seen as follows:

Professional Fees:	2020	2019	Amount ($) Increase / (Decrease)
Legal fees	$70,000	35,000	35,000
Professional advisors retained	98,000	53,000	45,000
Corporate auditor	44,000	43,000	1,000
Stock-based compensation	741,000	392,000	349,000
Total	$953,000	523,000	430,000

The increase in professional fees for the 2020 fiscal year as compared to the prior year can be attributed to the Company granting stock-based compensation to its service providers, as opposed to cash-based compensation. The Company increased its cash-based professional fees by $81,000 from the prior year as a result of increased business activity in the current year, the Company’s initiatives in Singapore, preparation of the Form S-1 Registration Statements and increased general corporate legal costs.

We had anticipated cash-based professional fees to increase for the 2020 fiscal year as compared to the 2019 fiscal year, as in the prior year we benefited from the timing of certain professional engagements, which had limited expense in the 2019 fiscal year. For 2021, we expect the cash-based professional fees to increase as compared to the 2020 fiscal year, as we anticipate retaining additional professionals to support commercialization and financing initiatives; however, this could vary significantly if business milestones are reached.

Liquidity and Capital Resources

Working Capital	As At September 30, 2021	As At December 31, 2020	Amount ($) Increase / (Decrease)	Percentage (%) Increase / (Decrease)
Current Assets	$106,000	129,000	(23,000)	(18)
Current Liabilities	23,350,000	21,889,000	1,461,000	7
Working Capital Deficiency	$(23,244,000)	(21,760,000)	(1,484,000)	7

The Company has a severe working capital deficiency. It does not have the ability to service its current liabilities for the next twelve months and is reliant on its line of credit facilities to meet its ongoing operations. Until the Company has revenue-producing activities that exceed its operating requirements, it will be unable to service its current liabilities and the working capital deficit will continue to increase. As of the date of this report, the Company has commenced minimal revenue-generating activities. The Company is expecting to continue generating revenues in Singapore during the 2021 and 2022 fiscal years; however, the amount and timing are uncertain. The revenues generated in 2021 and 2022 from its operations in Singapore are not expected to be sufficient to finance the ongoing operations of the business and repay the current liabilities. The Company is also evaluating opportunities for its Pet GluCurve product, the timing and amount of revenues from which are uncertain. The Company is seeking to complete its Rights Offering that would provide additional financing of $5,051,000, which is significantly less than the current liabilities outstanding. There is substantial doubt about the Company’s ability to repay its current liabilities in the near term or any time in the future, which could ultimately lead to business failure.

Current Assets

The Company’s nominal current assets as at September 30, 2021 and December 31, 2020 consist of cash and prepaid expenses.

Current Liabilities

The Company has current liabilities of $23,350,000 at September 30, 2021, as compared to $21,889,000 at December 31, 2020. Current liabilities are as follows:

	September 30, 2021	December 31, 2020	Change ($)	Change (%)
Accounts payable and accrued liabilities	$1,056,000	1,114,000	(58,000)	(5)
Promissory notes to related parties	3,042,000	3,032,000	10,000	0
Promissory notes to arm’s length parties	2,213,000	2,254,000	(41,000)	(2)
Interest payable	3,979,000	3,575,000	404,000	11
Lines of credit from related parties	13,060,000	11,914,000	1,146,000	10
Total current liabilities	$23,350,000	21,889,000	1,461,000	7

The fluctuations in accounts payable occurred in the regular course of business. Accounts payable of $194,000 was extinguished from the issuance of shares of common stock.

The increase in interest payable relates to:

·	$396,000 of accrued interest incurred on promissory notes at their stated rates of interest;
·	$11,000 for the reclassification from promissory notes to arm’s length parties to interest payable; and
·	$3,000 extinguished from the issuance of shares of common stock.

All of the promissory notes and related interest payable is overdue.

The increase in the lines of credit payable of $1,146,000 is attributable to borrowings of:

·	$554,000 to fund operations, product development activities, overhead, and its sales and marketing program;
·	$439,000 of interest repayment toward interest payable; and
·	$1,031,000 of unpaid interest incurred on the principal of the borrowed amounts.

Cash Flows

Cash Flows	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Cash flows used in Operating Activities	$(1,302,000)	$(661,000)
Cash flows provided by Financing Activities	1,251,000	660,000
Net Decrease in Cash During Period	$(51,000)	$(1,000)

Cash Balances

As of September 30, 2021, the Company’s cash balance was $14,922 compared to $66,190 as of December 31, 2020.

Cash Used in Operating Activities

Cash used by the Company in operating activities during the nine months ended September 30, 2021 was $1,302,000 in comparison with $661,000 used during the same period last year. The Company’s expenditures from operations were used as follows (approximate amounts):

Cash Used in Operating Activities Reconciliation	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Net loss	$(4,930,000)	$(3,893,000)
Stock-based compensation incurred for product development, selling, general and administration, professional fees and interest expense	1,973,000	1,548,000
Non-cash imputed interest expense	86,000	92,000
Loss on debt settlement	34,000	—
Net purchases with balances owing in accounts payable and accrued liabilities	137,000	106,000
Retainers and prepaid services	(29,000)	—
Accrued interest on lines of credit	1,031,000	1,089,000
Accrued interest from promissory notes	396,000	397,000
Cash used in operating activities	$(1,302,000)	$(661,000)

The expenditures incurred were to fund the operating activities of the business.

Cash Proceeds from Financing Activities

Cash sourced by the Company from financing activities during the nine months ended September 30, 2021 was $1,251,000 in comparison with $660,000 sourced during the same period last year. The funds were sourced as follows:

Cash from Financing Activities Reconciliation	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Proceeds from Rights Offering	$1,125,000	$—
Proceeds from exercise of options	12,000	—
Net proceeds from line of credit from Mr. Sidney Chan	114,000	660,000
Cash provided by financing activities	$1,251,000	$660,000

Short- and Long-Term Liquidity

As of September 30, 2021, the Company does not have the current financial resources and committed financing to enable it to meet its administrative overhead, product development budgeted costs and debt obligations over the next 12 months.

All of the Company’s debt financing is due on demand or overdue. The Company will seek to obtain creditors’ consents to delay repayment of these loans until it is able to replace these financings with funds generated by operations, replacement debt, or from equity financings through private placements or the exercise of options and warrants. While the Company is seeking to complete its Rights Offering, there is no certainty that it will be able to do so. If the Company is not able to complete the Rights Offering, it will not have sufficient funds to repay the debt financing past maturity and it will be due on demand. While the Company’s creditors have agreed to extend repayment deadlines in the past, there is no assurance that they will continue to do so in the future. The Company has faced litigation from creditors in the past and is currently being sued by one creditor. There is no assurance that additional creditors will not make claims against the Company in the future. Failure to obtain either replacement financing or creditor consent to delay the repayment of existing financing could result in the Company having to cease operations.

Tabular Disclosure of Contractual Obligations:

	Payments Due by Period
	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years
Accounts payable and accrued liabilities	$1,056,000	$1,056,000	$—	$—	$—
Promissory notes to related parties	3,042,000	3,042,000	—	—	—
Promissory notes to arm’s length parties	2,213,000	2,213,000	—	—	—
Interest payable	3,979,000	3,979,000	—	—	—
Lines of credit	13,060,000	13,060,000	—	—	—
	$23,350,000	$23,350,000	$—	$—	$—

The Company will continue to use the funds available from the lines of credit to cover administrative overhead and product development requirements until such time it can establish cash flows from operations. In the next nine months, the Company anticipates the amount borrowed from the lines of credit to increase compared to the past nine months, as it expects to commercially launch its Diabetes Management System before December 31, 2021.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

The preparation of our financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results may differ from these estimates under different assumptions or conditions. The Company believes the accounting policies that are most critical to its financial condition and results of operations and involve management’s judgment and/or evaluations of inherent uncertain factors are as follows:

Options and warrants issued in consideration for debt. The Company allocates the proceeds received from long-term debt between the liability and the options and warrants issued in consideration for the debt, based on their relative fair values, at the time of issuance. The amount allocated to the options or warrants is recorded as additional paid-in capital and as a discount to the related debt. The discount is amortized to interest expense on a yield basis over the term of the related debt.

Stock-based compensation. The Company follows Statement of Financial Accounting Standards No. 123R, Share-Based Payment (“SFAS 123R”). SFAS 123R requires companies to estimate the fair value of share-based payment awards on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service period in the Company’s financial statements. Stock-based compensation recognized during the period is based on the value of the portion of the stock-based payment awards that are ultimately expected to vest during the period. The Company estimates the fair value of the stock options using the Black-Scholes option pricing model, consistent with the provisions of SFAS 123R. The Black-Scholes valuation model requires the input of highly subjective assumptions, including the option’s expected life and the price volatility of the underlying stock. The expected stock price volatility assumption was determined using historical volatility of the Company’s common stock.

Recent Accounting Pronouncements

Adopted

In July 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), and Derivative and Hedging (Topic 815). The amendments in Part I of this update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down-round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down-round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down-round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (“EPS”) in accordance with Topic 260 to recognize the effect of the down-round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down-round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt-Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Accounting Standards Codification, to a scope exception. Those amendments do not have an accounting effect. ASU 2017-11 is effective for fiscal years and interim periods beginning after December 15, 2018, which is effective for the Company for the quarter ended December 31, 2019. Early adoption is permitted. The Company is assessing the impact, if any, of implementing this guidance on its financial position, results of operations and liquidity.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). Topic 842 is effective for public companies for annual reporting periods beginning after December 15, 2018, including interim periods within those fiscal years. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability, measured on a discounted basis, on the balance sheet for all leases with terms longer than 12 months. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of income. Originally, entities were required to adopt ASU 2016-02 using a modified retrospective approach, which required prior periods to be presented under this new standard with certain practical expedients available. However, in July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which allows entities the option of recognizing the cumulative effect of applying the new standard as an adjustment to the opening balance of retained earnings in the year of adoption while continuing to present all prior periods under previous lease accounting guidance. The Company adopted Topic 842 as of January 1, 2019 which did not result in any impact on the Company’s financial statements.

Issued

The Company has implemented all new accounting pronouncements that are in effect and may impact its financial statements. The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or statement of operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information relating to the beneficial ownership of our common stock by each of our directors, officers and key employees, individually and as a group, and by person, entity or group known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock based on a review of publicly available statements of beneficial ownership filed with the SEC and Company records.

The following table sets forth, as of the date of this report, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his/her shares and possesses sole voting and dispositive power with respect to the shares. Percentage ownership is based on 542,716,344 shares of our common stock being issued and outstanding as of December 13, 2021 on a non- diluted basis.

Name of Beneficial Owner	Direct Amount of Beneficial Owner		Position	Percent of Class
Sidney Chan	383,498,482	[1][2]	Chairman, Chief Executive Officer, Chief Financial Officer and member of the Board of Directors	70.7%

Dr. Alfonso Salas	1,577,738	[3]	Member of the Board of Directors	[7]

Kenneth Robulak	1,190,000	[4]	Member of the Board of Directors	[7]

Peter Stafford	500,000	[5]	Member of the Board of Directors	[7]

Ronald Cheng	1,205,800	[6]	Member of the Board of Directors	[7]

All Officers and Directors as a group (5 people)	387,952,020			71.5%

[1]	189,845,000 shares are held in the name of Sidney Chan, 500,000 shares are held in the name of KRS Retraction Limited, and, 193,153,482 shares are owned by Christine Kan, Mr. Chan’s wife.

[2]	Mr. Chan and his wife also hold the option to acquire 5,085,001,500 shares of common stock of the Company.

[3]	Dr. Salas also holds the option to acquire 5,000,000 shares of common stock of the Company.

[4]	Mr. Robulak also holds the option to acquire 18,000,000 shares of common stock of the Company.

[5]	Mr. Stafford also holds the option to acquire 10,000,000 shares of common stock of the Company.

[6]	Mr. Cheng also holds the option to acquire 5,000,000 shares of common stock of the Company.

[7]	Less than 1%

DESCRIPTION OF CAPITAL STOCK

The following summary description sets forth some of the general terms and provisions of our common stock. Because this is a summary description, it does not contain all of the information that may be important to you.

For a more detailed description of our common stock, you should refer to the applicable provisions of the Nevada Revised Statutes (the “NRS”) and our charter and bylaws as in effect at the time of any offering. Copies of our Articles of Incorporation, as amended, and our Bylaws, as amended are included as exhibits to the registration statement of which this prospectus forms a part.

General

Under our charter, we are authorized to issue 10,000,000,000 shares of our common stock, par value $0.001 per share, and 500,000,000 shares of preferred stock, par value $0.001 par value per share. As of October 30, 2020, there were 511,020,709 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding. As of December 13, 2021, we had 542,716,344 shares of our common stock issued and outstanding. Also as of December 13, 2021, there were stock options outstanding to acquire 5,497,001,500 shares of common stock.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

To the fullest extent permitted by the laws of the State of Nevada (currently set forth in Nevada Revised Statutes (NRS) 78.195 and 78.1955), as may be amended from time to time, our Board of Directors may create sub-classes or series of our preferred shares, and may fix and determine the designations, rights, preferences, or other variations attached to those preferred shares. We may issue preferred shares for such consideration as may be fixed by our Board of Directors.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants and Options

As of December 13, 2021, there were stock options outstanding to acquire 5,497,001,500 shares of common stock, and no outstanding warrants to purchase shares of our common stock.

Convertible Securities

We have not issued any other securities convertible into shares of our common stock or granted any rights convertible or exchangeable into shares of our common stock.

Anti-Takeover Provisions of Nevada Law and Our Governing Documents

Nevada Law

We are subject to Section NRS78.411 of the NRS (“Section 78.411”). Section 78.411 generally provides that a Nevada corporation which has not “opted out” of coverage by this section in the prescribed manner may not engage in any “combination” with an “interested stockholder” for a period of two years following the date that the stockholder became an “interested stockholder” unless prior to that time the Board of Directors of the corporation approved either the “combination” or the transaction which resulted in the stockholder becoming an “interested stockholder.”

In general, Section 78.411 prohibits a publicly held Nevada corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of two years following the time that the stockholder became an interested stockholder, unless:

●	prior to the time the stockholder became an interested stockholder, either the applicable business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors;

●	at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 60% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 5% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns outstanding voting stock of the corporation or (2) is an officer, director, or employee of the corporation; or (3) an acquiring person at any time within the prior two year period. A Nevada corporation may opt out of Section 78.411 with an express provision in its original articles of incorporation or by an amendment to its articles of incorporation or bylaws expressly electing not to be governed by Section 78.411 and approved by a majority of its outstanding voting shares. We have not opted out of Section 78.411. As a result, Section 78.411 could delay, deter or prevent a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also limit the price that investors are willing to pay in the future for our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our Board to issue one or more series of preferred stock with voting or other rights or preferences. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board.

Stockholder Action by Written Consent; Special Meetings of Stockholders

Our stockholders may take action by written consent in lieu of a meeting as provided in our bylaws. Our bylaws provide that certain procedures, including notifying our Board and awaiting a record date, must be followed for stockholders to act by written consent. A special meeting of our stockholders may be called only by our Board, the Chairman of our Board, the Chief Executive Officer or the President. A special meeting may also be called at the request of stockholders holding a majority of the aggregate number of shares of capital stock of the Company issued and outstanding and entitled to vote at that meeting (subject to certain timeliness and content requirements of the demand).

Amendment of Certificate of Incorporation and Bylaws

Our charter may be amended by the affirmative vote of a majority of the aggregate number of shares of each class of our capital stock issued and outstanding after a resolution of our Board declaring the advisability of such amendment has been adopted in accordance with Nevada law. Our bylaws may be amended by the affirmative vote of a majority of the aggregate number of shares of each class of our capital stock issued and outstanding (and entitled to vote on the subject matter) present in person or represented by proxy at a meeting of stockholders provided that notice thereof is stated in the written notice of the meeting. Our bylaws may also be amended by a majority of our Board in accordance with Nevada law and our charter.

Forum Selection

Unless our Board acting on behalf of the Company selects an alternative forum, the Nevada District Court (or, if the Nevada District Court does not have jurisdiction, another state court located within the State of Nevada or, if no court located within the State of Nevada has jurisdiction, the federal district court for the District of Nevada) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to the Company or our stockholders, (iii) any action asserting a claim against the Company or any of our directors, officers or other employees arising pursuant to any provision of the NRS, our charter or our bylaws or (iv) any action asserting a claim against the Company or any of our directors, officers or other employees governed by the internal affairs doctrine of the State of Nevada, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants.

If any action the subject matter of which is within the scope of the immediately preceding paragraph is filed in a court other than a court located within the State of Nevada in the name of any stockholder, such stockholder will be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Nevada in connection with any action brought in any such court to enforce the exclusive forum provision (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the action outside of the State of Nevada as agent for such stockholder.

Stock Quotation

Our common stock trades on the OTCQB electronic quotation system under the symbol “ALRT”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer.

PLAN OF DISTRIBUTION

We are distributing rights certificates and copies of this prospectus to those persons who were holders of our common stock on October 30, 2020, the record date for the rights offering, promptly following the effective date of the registration statement of which this prospectus forms a part. We are offering the rights and the shares of common stock underlying the rights directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of subscription rights in this offering and no commissions, fees or discounts will be paid in connection with this offering. Those directors and officers of the Company who may assist in the rights offering will not register with the SEC as brokers in reliance on certain safe harbor provisions contained in Rule 3a4-1 under the Exchange Act. Pacific Stock Transfer is acting as our subscription agent to affect the exercise of the rights and the issuance of the underlying common stock. Therefore, while certain of our directors and officers may solicit responses from you, those directors and officers will not receive any commissions or compensation for those services.

Delivery of Shares

As soon as practicable after the record date for the rights offering, we will distribute the subscription rights and rights certificates to individuals who owned shares of our common stock at 5:00 p.m., Eastern Time, on October 30, 2020.

If your shares are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate, notice of guaranteed delivery and subscription payment to the address provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to the Company.

By Overnight Courier, or Registered Certified or Express Mail

Pacific Stock Transfer

6725 Via Austi Pkwy, Suite 300

Las Vegas, NV 89119

See “The Rights Offering—Method of Exercising Subscription Rights.” If you have any questions regarding the Company or the rights offering, or you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please contact the information agent, 702-361-3033, or by emailing info@pacificstocktransfer.com..

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of material U.S. federal income tax consequences relating to the receipt and exercise of the subscription rights acquired through the rights offering and the ownership and disposition of shares of our common stock received upon exercise of the subscription rights.

This summary deals only with subscription rights acquired through the rights offering, shares of our common stock acquired upon exercise of subscription rights and assumes that the subscription rights or shares of common stock issued upon exercise of the subscription rights will be held as capital assets within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such beneficial owners in light of their personal circumstances. This discussion also does not address tax consequences to holders that may be subject to special tax rules, including, without limitation, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, employee stock purchase plans, partnerships and other pass-through entities, persons holding shares of common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies, traders that elect to mark-to-market their securities, persons that acquired shares of common stock in connection with employment or other performance of services, persons subject to the alternative minimum tax, U.S. holders (as defined below) that have a functional currency other than the U.S. dollar, U.S. expatriates and foreign holders. In addition, the discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as Medicare contribution taxation or estate or gift taxation).

Furthermore, the discussion below is based upon the provisions of the Code, and regulations, administrative pronouncements and judicial decisions thereunder, as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively. We have not sought, and will not seek, any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS or a court will not take positions concerning the tax consequences of the receipt and ownership of the subscription rights acquired through the rights offering and the ownership of shares of common stock received upon exercise of the subscription rights that are different from those discussed below.

As used herein, a “U.S. holder” means a beneficial owner of subscription rights or shares of common stock that is for U.S. federal income tax purposes:

●            an individual who is a citizen or resident of the United States;

●            a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●            an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●            a trust (a) the administration of which is subject to the primary supervision of a court within the United States and one or more U.S. persons as described in the Code have authority to control all substantial decisions of the trust, or (b) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used herein, a “non-U.S. holder” means a beneficial owner (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is a beneficial owner of subscription rights or shares of common stock, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Holders that are partnerships (and partners in such partnerships) are urged to consult their own tax advisors.

HOLDERS OF SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE, AND LOCAL LAWS AND TAX TREATIES OF RECEIVING, OWNING AND EXERCISING SUBSCRIPTION RIGHTS AND ACQUIRING, HOLDING AND DISPOSING OF SHARES OF COMMON STOCK.

Tax Consequences to U.S. Holders

Taxation of Subscription Rights

Receipt of Subscription Rights. Although the authorities governing the rights offering are complex and do not speak directly to the consequences of certain aspects of the rights offering, we believe your receipt of subscription rights pursuant to the rights offering with respect to your shares of our common stock should be treated as a nontaxable distribution with respect to such shares of our common stock for U.S. federal income tax purposes. Under Section 305(a) of the Code, a corporation’s distribution of stock rights to stockholders is generally tax-free. Section 305(b) of the Code, however, provides certain instances where a distribution of stock rights is taxable to stockholders. One such instance is a “disproportionate distribution” in which a distribution or a series of distributions, including deemed distributions, has the result of (1) the receipt of cash or non-stock property by some stockholders or holders of debt instruments convertible into stock, and (2) an increase in the proportionate interest of other stockholders in the assets or earnings and profits of the corporation. During the last 36 months, we have not made any distributions of cash or non-stock property with respect to our common stock. In addition, within the last 36 months, we have not made any payments in cash or non-stock property of interest on previously outstanding convertible notes or of dividends or previously outstanding preferred stock. Currently, we do not have any convertible debt or preferred stock outstanding, nor do we currently intend to issue any convertible debt or preferred stock or pay any dividends on our common stock (other than the issuance of the subscription rights in connection with this offering), but there is no guarantee that we will not do so. While the application of this rule is very complex and subject to uncertainty, we believe that the distribution of the subscription rights hereunder does not result in an increase to any stockholder’s proportionate interest in our earnings and profits or assets. Accordingly, we believe that pursuant to Section 305 of the Code and the Treasury regulations promulgated thereunder, the receipt of subscription rights with respect to shares of our common stock should generally not be taxable to our holders of shares of our common stock.

Our position regarding the tax-free treatment of the subscription rights distribution is not binding on the IRS, or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the subscription rights is a “disproportionate distribution” or otherwise, the fair market value of the subscription rights would be taxable to holders of our common stock as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any. Any excess would be treated first as a tax-free return of capital to the extent of your adjusted basis in your shares of our common stock and then as capital gain from the sale or exchange of your shares of our common stock. Although no assurance can be given, it is anticipated that we will not have current or accumulated earnings and profits through the end of 2021.

The discussion below assumes that the receipt of subscription rights with respect to your shares of our common stock will be treated as a nontaxable distribution.

Tax Basis and Holding Period of Subscription Rights. Your tax basis of the subscription rights you receive with respect to your shares of commons stock for U.S. federal income tax purposes will depend on the fair market value of the subscription rights you receive and the fair market value of your existing shares of common stock on the date you receive the subscription rights.

Section 307(b) of the Code provides that if the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing shares of common stock on the date you receive the subscription rights, the subscription rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights in proportion to the relative fair market values of the existing shares of common stock and the subscription rights determined on the date of receipt of the subscription rights. If you choose to allocate basis between your existing shares of common stock and the subscription rights, you must make this election on a statement included with your timely filed tax return (including extensions) for the taxable year in which you receive the subscription rights. Such an election is irrevocable.

However, if the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the subscription rights, then you must allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights you receive in proportion to their fair market values determined on the date you receive the subscription rights.

The fair market value of the subscription rights on the date that the subscription rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the trading price of our shares of common stock on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are non- transferable.

Your holding period of the subscription rights will include your holding period of the shares of common stock with respect to which the subscription rights were distributed.

Exercise of Subscription Rights. You generally will not recognize gain or loss on the exercise of a subscription right received with respect to your shares of common stock.

Your tax basis in a share of common stock acquired through exercise of a subscription right will equal the sum of (1) the subscription price and (2) your tax basis, if any, in the subscription right as determined above.

The holding period of a share of common stock acquired through exercise of a subscription right will begin on the date the subscription right is exercised.

If you exercise a subscription right received in the rights offering after disposing of the common stock with respect to which such subscription right is received, then certain aspects of the tax treatment of the exercise of the subscription right are unclear, including (1) the allocation of tax basis between the common stock previously sold and the subscription right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the common stock previously sold, and (3) the impact of such allocation on the tax basis of common stock acquired through exercise of the subscription right. If you exercise a subscription right received in the rights offering after disposing of the common stock with respect to which the subscription right is received, you should consult with your tax advisor.

Expiration of Subscription Rights. If you allow subscription rights received in the rights offering with respect to your shares of common stock to expire, you should not recognize any gain or loss for U.S. federal income tax purposes and any portion of the tax basis in your existing shares of common stock previously allocated to the subscription rights that have expired will be reallocated to the existing shares of common stock.

Taxation of Shares of Common Stock

Distributions. Distributions with respect to shares of common stock acquired upon exercise of subscription rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such shares of common stock and thereafter as capital gain.

Dispositions. If you sell or otherwise dispose of shares of common stock acquired upon exercise of subscription rights, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the shares of common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for the shares of common stock is more than one year. Long-term capital gain of an individual, estate or trust is generally taxed at favorable rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

You may be subject to information reporting and/or backup withholding with respect to dividend payments on or the gross proceeds from the disposition of our shares of common stock acquired through the exercise of subscription rights. Backup withholding may apply under certain circumstances if you (i) fail to furnish your social security or other taxpayer identification number (“TIN”), (ii) furnish an incorrect TIN, (iii) fail to report interest or dividends properly, or (iv) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person on IRS Form W-9 or substitute Form W-9. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Tax Consequences to Non-U.S. Holders

Taxation of the Subscription Rights

Receipt, Exercise and Expiration of the Subscription Rights. The discussion assumes that the receipt of Subscription Rights will be treated as a nontaxable distribution. See “Tax Consequences to U.S. Holders – Taxation of Subscription Rights – Receipts of Subscription Rights” above. You will not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise or expiration of the Subscription Rights.

Taxation of Distributions on Common Shares

Any distributions of cash or property made with respect to our common stock generally will be subject to withholding tax to the extent paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes, if any, at a rate of 30% (or a lower rate prescribed in an applicable income tax treaty). In order to obtain a reduced withholding tax rate, if applicable, you will be required to provide an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying your entitlement to benefits under a treaty. In addition, you will not be subject to withholding tax if you provide an IRS Form W-8ECI certifying that the distributions are effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment within the United States); instead, you generally will be subject to U.S. federal income tax, net of certain deductions, with respect to such income at the same rates applicable to U.S. persons, and if you are a corporation, a “branch profits tax” of 30% (or a lower rate prescribed in an applicable income tax treaty) also may apply to such effectively connected income. Non-U.S. Holders may be required to periodically update their IRS Forms W-8.

Sale or Other Disposition of Our Common Stock

In general, you will not be subject to U.S. federal income tax on any gain realized on a sale of shares of our common stock unless:

·	the gain is effectively connected with your conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment in the United States);
·	you are an individual, you hold your Subscription Rights, shares of common stock as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
·	we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes unless an exception for 5% or less shareholders applies.

A gain that is effectively connected with your conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment within the United States) generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If you are a corporation, a “branch profits tax” of 30% (or a lower rate prescribed in an applicable income tax treaty) also may apply to such effectively connected gain.

A domestic corporation is treated as a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of (1) the fair market value of its United States real property interests, (2) the fair market value of its non-United States real property interests and (3) the fair market value of any other of its assets which are used or held for use in a trade or business. We believe that we are not currently, and have not been within the relevant testing period, a USRPHC. However, no assurance can be given that we will not become a USRPHC in the future. If we are a USRPHC or become a USRPHC in the future, a Non-U.S. Holder may still not be subject to U.S. federal income tax on a sale or other disposition if an exception for 5% or less shareholders applies. You are urged to consult your own tax advisor regarding the U.S. federal income tax considerations that could result if we are, or become, a USRPHC and with respect to the exception for 5% or less shareholders.

Information Reporting and Backup Withholding

Distributions on our common stock and the amount of tax withheld, if any, with respect to such distributions will generally be subject to information reporting. If you comply with certification procedures to establish that you are not a U.S. person, additional information reporting and backup withholding should not apply to distributions on our common stock and information reporting and backup withholding should not apply to the proceeds from a sale or other disposition of shares of our common stock. The amount of any backup withholding will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

FACTA

Sections 1471 through 1474 of the Code (provisions commonly referred to as “FATCA”) generally impose an additional withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Specifically, a 30% withholding tax will be imposed on dividends on, or gross proceeds from the sale or other disposition of, shares of common stock paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution, and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Current IRS guidance delays the implementation of withholding under FATCA with respect to payments of gross proceeds from a sale or other disposition of shares of common stock until after December 31, 2018.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. HOLDERS OF SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF RECEIVING, OWNING AND EXERCISING SUBSCRIPTION RIGHTS AND ACQUIRING, HOLDING AND DISPOSING OF SHARES OF COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

LEGAL MATTERS

The validity of the shares of common stock issuable upon exercise of the rights and offered by this prospectus will be passed upon for us by W.L. Macdonald Law Corporation.

EXPERTS

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The audited financial statements and schedule of ALR Technologies Inc. as of December 31, 2020, and 2019 are incorporated into this prospectus and in the Registration Statement from our Annual Report on Form 10-K for the fiscal years ended December 31, 2020 and 2019, respectively, filed with the SEC on March 31, 2021 and March 27, 2020, respectively, which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern, have been so incorporated in reliance upon the report of DALE MATHESON CARR-HILTON LABONTE LLP, an independent registered accounting firm, incorporated herein, given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at www.sec.gov, as well as at our website at www.alrt.com.

You may also read and copy, at prescribed rates, any document we file with the SEC at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the SEC’s Public Reference Room.

INFORMATION INCORPORATED BY REFERENCE

Not Applicable

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the sale of the securities being registered hereunder, all of which will be borne by us. With the exception of the SEC registration fee, all amounts shown are estimates.

SEC registration fee	$1,000
Subscription agent fees and expenses	$20,000
Legal fees and expenses	$10,000
Accounting fees and expenses	$5,000
Printing and Miscellaneous	$14,000

Total	$60,000

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

During the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act:

1.                   On May 10, 2021, the Company entered into two Debt Settlement Agreements whereby the Company had agreed to issue an aggregate 4,400,000 shares of common stock to two creditors of the Company at a price of $0.05 per share to extinguish $194,186 in accounts payable and $23,000 in promissory notes and interest.

2.                   On February 8, 2021, the Company issued to an employee of the Company 800,000 shares of common stock for proceeds of $12,000 pursuant to the exercise of stock options at $0.015 per share.

3.                   On September 21, 2020, ALR Technologies Inc. (the “Company”) entered into two shares for debt agreements (the “Agreements”) to issue an aggregate of 240,000,000 restricted shares of common stock at a deemed price of $0.05 per share to retire $12,000,000 of outstanding debt as follows.

Creditor	Shares Issued	Price per Share	Outstanding Debt Retired
Mr. Sidney Chan	150,000,000	$0.05	$7,500,000
Ms. Christine Kan	90,000,000	$0.05	$4,500,000
Total	240,000,000		$12,000,000

Each of the Agreements have a non-dilutive clause for any subsequent equity sales by the Company to issue its shares of common stock below $0.05 per share for a term of twelve months. The Agreements were approved by all the independent directors of the Company. The shares were issued pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended. The foregoing transaction took place outside the United States. Both of Mr. Chan and Ms. Kan are non-US persons. Mr. Chan is the Chairman of the Board of Directors and Chief Executive Officer of the Company. Ms. Kan is the spouse of Mr. Chan.

4.                   On August 24, 2020, the Company sold 242,800 shares of restricted stock at a price of $0.05 per share for total consideration of $12,140.

5.                   On February 11, 2020, the Company entered into a debt settlement agreement with a non-related party whereby the parties agreed to settle $80,000, consisting of $60,000 accounts payable and $20,000 for the provision of services under a Services Agreement dated January 1, 2020, with the issuance of 2,000,000 restricted shares of common stock of the Company. The restricted shares of common stock were issued on March 11, 2020.

6.                   On June 19, 2019, the Chairman of the Company exercised the option to acquire 25,000,000 shares of common stock at a price of $0.002 per share for a total purchase price of $50,000. The Chairman extinguished an outstanding debt owed by the Company to him in the amount of $50,000 as consideration. The Company also issued 1,000,000 common shares for the exercise of options at a price of $0.015 per share for a total purchase price of $15,000, which was settled with the extinguishment of accounts payable.

The offers and sales of securities described above were made in reliance upon an exemption from registration requirements pursuant to Section 4(a)(2) under the Securities Act, based upon representations made to us by the purchasers thereof.

Item 16. Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this registration statement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

		Incorporated by reference
Exhibit					Filed
No.	Document Description	Form	Date	Number	herewith

3.1	Initial Articles of Incorporation.	10-SB	12/10/99	3.1

3.2	Bylaws.	10-SB	12/10/99	3.2

3.3	Articles of Amendment to the Articles of Incorporation, dated October 22, 1998.	10-SB	12/10/99	3.3

3.4	Articles of Amendment to the Articles of Incorporation, dated December 7, 1998.	10-SB	12/10/99	3.4

3.5	Articles of Amendment to the Articles of Incorporation, dated January 6, 2005.	8-K	1/20/05	3.1

3.6	Amendment to Bylaws, dated October 13, 2011	8-K	10/13/11	3.6

3.7	Amendment to Bylaws, dated April 10, 2012	8-K	4/16/12	3.7

5.1*	Opinion of W.L. Macdonald Law Corporation				X

14.1	Code of Ethics.	10-KSB	4/14/03	14.1

23.1	Consent of Dale Matheson Carr-Hilton Labonte LLP Chartered Professional Accountants				X

23.2*	Consent of W.L. Macdonald Law Corporation (contained in Exhibit 5.1)

99.5	Audit Committee Charter.	10-KSB	3/31/14	99.1

99.6	Disclosure Committee Charter.	10-KSB	4/14/03	99.2

99.7	Nomination Committee Charter	10-KSB	8/15/13	99.3

99.8	Compensation Committee Charter	10-KSB	8/15/13	99.4

99.10*	Form of Instructions for Use of rights certificates

99.11*	Form of Letter to Shareholders

99.12*	Form of Letter to Beneficial Holders

99.13*	Form of Letter to Clients of Nominee Holders

99.14*	Form of Nominee Holder Certification Form

99.15*	Beneficial Holder Election Form

99.16*	Form of Notice of Guaranteed Delivery

99.17*	Form of Notice of Important Tax Information

*To be filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the Republic of Singapore, on December 14, 2021.

ALR TECHNOLOGIES, INC.

By:	/s/ Sidney Chan
Sidney Chan
Chairman, Principal Executive Officer, Principal Financial Officer, Principal Officer and a member of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

"Sidney Chan"	Chairman, Principal Executive Officer, Principal Financial Officer, Principal Officer and a member of the Board of Directors	December 14, 2021
Mr. Sidney Chan

"Peter Stafford"	Member of the Board of Directors	December 14, 2021
Mr. Peter Stafford

"Kenneth J. Robulak"	Member of the Board of Directors	December 14, 2021
Mr. Kenneth J. Robulak

"Alfonso Salas"	Member of the Board of Directors	December 14, 2021
Dr. Alfonso Salas

"Ronald Cheng"	Member of the Board of Directors	December 14, 2021
Mr. Ronald Cheng